UNITE
D S
TATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )
Filed by the Registrant
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Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule14a-12
LIONS GATE ENTERTAINMENT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 LIONS GATE ENTERTAINMENT CORP.

2023 NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

LIONS GATE ENTERTAINMENT CORP.

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

2700 Colorado Avenue

Santa Monica, California 90404

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held November 28, 2023

To Our Shareholders:

You are invited to attend the annual general and special meeting of shareholders (the “Annual Meeting”) of Lions Gate Entertainment Corp. (“Lionsgate” or the “Company”), which will be held on November 28, 2023, beginning at 1:00 p.m., Pacific Time, at Lionsgate’s head office in Canada at Dentons Canada LLP, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8. At the Annual Meeting, shareholders will act on the following matters:

1.	Elect 13 directors, each for a term of one year or until their respective successors are duly elected and qualified;

2.

Re-appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 and authorize the Audit & Risk Committee of the Board of Directors (the “Board”) of the Company to fix their remuneration;

3.	Conduct an advisory vote to approve executive compensation;

4.	Conduct an advisory vote on the frequency of future advisory votes on executive compensation;

5.	Approve the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan;

6.	Conduct a vote on a shareholder proposal; and

7.	Transact such further and other business as may properly come before the meeting and any continuations, adjournments or postponements thereof.

We are using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing our shareholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of the Annual Meeting, proxy statement, and proxy card or voting instruction form and our Annual Report for the fiscal year ended March 31, 2023, as amended (including the audited consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2023, together with the auditor’s report therein) (the “Meeting Materials”). Each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the Meeting Materials) will receive a Notice. The Notice contains instructions on how shareholders can access the Meeting Materials over the Internet and vote their Company Class A voting shares, without par value (the “Class A voting shares”). The Notice also contains instructions on how shareholders can receive a printed copy of the Meeting Materials. We believe this process will expedite shareholders’ receipt of the Meeting Materials, lower the costs of the Annual Meeting and conserve natural resources. The Meeting Materials are also available at www.proxyvote.com.

We are also utilizing the “Notice and Access” rules adopted by the Canadian Securities Administrators pursuant to which the Company will post electronic copies of the Meeting Materials on the System for Electronic Document Analysis and Retrieval (“SEDAR+”) at www.sedarplus.com and also on our website at https://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements/proxy-statements rather than mailing paper copies to all registered and Non-Registered Shareholders (as defined in this proxy statement).

Shareholders of record of Class A voting shares at 5:00 p.m. (Eastern Time) on October 9, 2023 are entitled to notice of, and to vote on all the proposals at, the Annual Meeting or any continuations, adjournments or postponements thereof. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy or voting instructions and vote your shares personally.

Your proxy is revocable in accordance with the procedures set forth in the proxy statement accompanying this notice.

By Order of the Board of Directors,

Jon Feltheimer

Chief Executive Officer

Santa Monica, California

Vancouver, British Columbia

October 13, 2023

In accordance with our security procedures, all persons attending the Annual Meeting will be required to present picture identification.

ESG HIGHLIGHTS

ENVIRONMENTAL, SOCIAL RESPONSIBILITY AND HUMAN CAPITAL MATTERS	33

CORPORATE GOVERNANCE	36

SHAREHOLDER ENGAGEMENT	54

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information you should consider in making a voting decision. You should read the entire proxy statement carefully before voting. For information on the voting process and how to attend the Annual Meeting, please see About the Annual Meeting on page 1.

Fiscal 2023 Performance Highlights

Stock Performance Returns Relative to Peers
(September 20, 2022* – March 31, 2023)

*  Reflects the restructuring of LIONSGATE+ by exiting seven international territories, commencing the three months ended September 30, 2022.

Over $1 Billion John Wick films at global box office; John Wick: Chapter 4 over $425 million at global box office (franchise best)	$884 Million Film and television library revenue for the trailing 12-months	29.7 Million STARZ global subscribers* (14% year-over-year growth) * Including STARZPLAY Arabia, a non -consolidated equity method investee and excluding subscribers in exited territories

$200 Million of 5.500% Senior Notes Repurchased for $135.0 million; additional $85.0 million repurchased for $61.4 million in May 2023	New Starz Bundling Agreements With Amazon/MGM+ and AMC+ domestically, Hayu on Amazon in the U.K. and Disney+ in Latin America	Treasury Management Undrawn revolving credit facility of $1.25 billion and $272 million in cash and cash equivalents at quarter ended March 31, 2023

Lions Gate 2023 Proxy Statement i

85% and 89% Q4 2023 Increase Motion Picture segment revenue and segment profit, respectively, compared to prior year quarter

1.3 Million and
700,000 Q4 2023
Increase

Total STARZ global over-the-top
subscribers* (sequential quarter,
excluding subscribers in exited
territories) and domestic over-the
top subscribers, respectively

* Including STARZPLAY Arabia, a non-consolidated equity method investee

$1.5 Billion Studio backlog* at March 31, 2023 from Motion Picture and Television Production segments * The backlog portion of remaining performance obligations (excluding deferred revenue

Meeting Information and Voting*

Date November 28, 2023	Time 1:00 p.m. Pacific Time	Place Dentons Canada LLP 250 Howe Street Vancouver, British Columbia V6C 3R8

Telephone 1 (800) 690-6903	Tablet/Smartphone Scan this QR code	Internet www.proxyvote.com	Mail Mark, sign and date the proxy card or voting instruction form

* You may also vote personally or by proxy by attending the Annual Meeting. If you hold shares through a bank, broker, trustee or other nominee who holds your shares, you cannot vote your shares at the Annual Meeting unless you have obtained a legal proxy from your bank, broker, trustee or other nominee who holds your shares.

Annual Meeting Proposals

Matters to Be Voted On

Elect 13 directors, each for a term of one year or until their respective successors are duly elected and qualified.

Re-appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 and authorize the Audit & Risk Committee of the Board to fix its remuneration.

Conduct an advisory vote to approve executive compensation.

FOR EACH NOMINEE	Page 8	FOR	Page 19	FOR	Page 20

Conduct an advisory vote on the frequency of future advisory votes on executive compensation.		Approve the Lionsgate Gate Entertainment Corp. 2023 Performance Incentive Plan.		Conduct a vote on a shareholder proposal.

EVERY ONE YEAR	Page 21	FOR	Page 22	NO RECOMMENDATION	Page 31

ii Lions Gate 2023 Proxy Statement

At the Annual Meeting, the Company’s shareholders will also consider any other business that may properly come before the Annual Meeting and any continuations, adjournments or postponements thereof regardless of whether you attend the meeting. Should any other business come before the Annual Meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 28, 2023

This proxy statement is available at www.proxyvote.com and on our website at http://investors.lionsgate.com/financialreports/annual-reports-and-proxy-statements/proxy-statements. The other information on our corporate website does not constitute part of this proxy statement.

Lions Gate 2023 Proxy Statement iii

2023 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

OF LIONS GATE ENTERTAINMENT CORP.

PROXY STATEMENT

This proxy statement is part of a solicitation of proxies by the Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (“Lionsgate,” the “Company,” “we,” “us” or “our”) and contains information relating to our annual general and special meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, November 28, 2023, beginning at 1:00 p.m., Pacific Time, at the Company’s head office in Canada at Dentons Canada LLP, 250 Howe Street, Vancouver, British Columbia, V6C 3R8, and to any continuations, adjournments or postponements thereof. All dollar figures contained in this proxy statement are in U.S. dollars, unless otherwise indicated. We are first mailing the Notice, and the Meeting Materials were first made available, to our shareholders on or about October 13, 2023.

ABOUT THE ANNUAL MEETING

Why did I receive a “Notice of Internet Availability of Proxy Materials” in the mail instead of a full set of proxy materials?

We are using the Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of the Annual Meeting, proxy statement, proxy card or voting instruction form, and our Annual Report for the fiscal year ended March 31, 2023, as amended (including the audited consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2023, together with the auditor’s report therein) (collectively, the “Meeting Materials”). Each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the Meeting Materials) will receive a Notice. The Notice contains instructions on how shareholders can access the Meeting Materials over the Internet and vote their Company Class A voting shares, without par value (the “Class A voting shares”). The Notice also contains instructions on how shareholders can receive a printed copy of the Meeting Materials. We believe this process will expedite shareholders’ receipt of the Meeting Materials, lower the costs of the Annual Meeting and conserve natural resources.

In addition, the Company will utilize the “Notice and Access” rules adopted by the Canadian Securities Administrators pursuant to which the Company will post electronic copies of the Meeting Materials on the System for Electronic Document Analysis and Retrieval (“SEDAR+”) at www.sedarplus.com and also at http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements, rather than mailing paper copies to all registered and Non-Registered Shareholders (as defined below). Notwithstanding the foregoing, paper copies of the Meeting Materials are available but will only be mailed to those registered and Non-Registered Shareholders who request paper copies. All other shareholders will receive the Notice which will contain information on how to obtain either electronic or paper copies of the Meeting Materials in advance of the Annual Meeting. Registered shareholders and Non-Registered Shareholders may request free paper copies of the Meeting Materials in advance of the Annual Meeting by contacting Broadridge Financial Solutions, Inc. toll- free at (800) 579-1639 or by email at sendmaterial@proxyvote.com.

The Company has elected not to use the procedure known as “stratification” in relation to its use of the “Notice and Access” rules. Stratification occurs when a reporting issuer using the “Notice and Access” rules provides a paper copy of proxy-related materials to some, but not all, of its shareholders.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to vote upon the following matters outlined in the notice of the Annual Meeting:

•  the election of directors;

•  re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 and authorization of the Audit & Risk Committee to fix their remuneration;

•  an advisory vote on executive compensation;

•  an advisory vote on the frequency of future advisory votes on executive compensation;

•  approving the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan;

•  A vote on a shareholder proposal; and

•  any other matters as may properly come before the annual general and special meeting and any continuations, adjournments or postponements thereof.

Lions Gate 2023 Proxy Statement 1

About the Annual Meeting

Who is entitled to vote at the Annual Meeting?

Only shareholders of record of Class A voting shares at 5:00 p.m. (Eastern Time) on October 9, 2023 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the Class A voting shares that they held on the Record Date at the Annual Meeting, or any continuations, adjournments or postponements of the Annual Meeting. Each outstanding Class A voting share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, 83,530,119 Class A voting shares were outstanding and entitled to vote and held by approximately 580 shareholders of record.

Holders of the Company’s Class B non-voting shares, without par value (the “Class B non-voting shares”) are entitled to receive notice of and to attend the Annual Meeting but are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 151,413,937 Class B non-voting shares outstanding. Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class A voting shares.

Each shareholder of record of the Class A voting shares has the right to appoint a person or company to represent the shareholder to vote in person at the Annual Meeting other than the persons designated in the form of proxy. See “How do I vote at the Annual Meeting?” below.

Who can attend and vote at the Annual Meeting?

Only registered shareholders of Class A voting shares or the persons they appoint as their proxies are permitted to attend and vote at the Annual Meeting. Holders of Class B non-voting shares are entitled to notice of and to attend the Annual Meeting but are not entitled to vote at the Annual Meeting. Most shareholders of Class A voting shares of the Company are “non-registered” shareholders (“Non-Registered Shareholders”) because the Class A voting shares they own are not registered in their names but are, instead, registered in the name of the brokerage firm, bank or trust company through which they hold the Class A voting shares. Class A voting shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the Class A voting shares (which may be, among others, a bank, trust company, securities dealer or broker and trustees or administrator of self-administered Registered Retirement Savings Plans, Registered Retirement Income Funds, Registered Education Savings Plans and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or The Depository Trust & Clearing Corporation) of which the Intermediary is a participant. In accordance with applicable securities law requirements, the Company will have distributed copies of the Notice to such clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.

Such Non-registered Shareholders are able to access the Notice and vote their shares following the instructions provided by their Intermediaries. If shareholders have requested printed copies, Intermediaries are required to forward the Meeting Materials to such Non-Registered Shareholders, unless such Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Notice to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive the Notice and who have requested a printed copy of the Meeting Materials will either:

(i)  be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one-page printed form. Sometimes, instead of the one-page pre-printed form, the voting instruction form will consist of a regular printed form accompanied by a page of instructions which contains a removable label with a bar code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(ii)  be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile or stamped signature), which is restricted to the number of Class A voting shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed

2 Lions Gate 2023 Proxy Statement

About the Annual Meeting

by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Company, c/o MacKenzie Partners, Inc. Attention Lionsgate Tabulation, 105 Madison Avenue, New York, NY 10016.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to directly vote the Class A voting shares they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Annual Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should request a legal proxy from their Intermediary. Instructions for obtaining legal proxies may be found on the voting instruction form. If you have any questions about voting your shares, please call MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 or e-mail lionsgate@mackenziepartners.com.

A Non-Registered Shareholder may revoke a voting instruction form or request to receive the Meeting Materials and to vote, which has been given to an Intermediary, at any time by written notice to the Intermediary, provided that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive the Meeting Materials and to vote, which is not received by the Intermediary in a timely manner in advance of the Annual Meeting.

What constitutes a quorum?

A quorum is necessary to hold a valid meeting of shareholders. The quorum for the Annual Meeting is two (2) persons who are, or who represent by proxy, registered shareholders of the Class A voting shares who, in the aggregate, hold at least 10% of the issued Class A voting shares entitled to be voted at the Annual Meeting.

Broker non-votes (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum at the Annual Meeting.

How do I vote at the Annual Meeting?

If you are a shareholder of record of Class A voting shares, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot that will be provided at the Annual Meeting, or, if you requested and received printed copies of the Meeting Materials by mail, you can complete, sign and date the proxy card enclosed with the Meeting Materials you received and submit it at the Annual Meeting. If you are a Non-Registered Shareholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote the Class A voting shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described herein, so that your vote will be counted if you later decide not to attend the Annual Meeting.

At the Annual Meeting, a representative from Broadridge Financial Solutions, Inc. shall be appointed to act as scrutineer. The scrutineer will determine the number of Class A voting shares represented at the Annual Meeting, the existence of a quorum and the validity of proxies, will count the votes and ballots, if required, and will determine and report the results to the Company.

How can I vote my Class A voting shares without attending the Annual Meeting?

Whether you are a shareholder of record or a Non-Registered Shareholder, you may direct how your Class A voting shares are voted without attending the Annual Meeting.

If you are a shareholder of record, you may submit a proxy to authorize how your Class A voting shares are to be voted at the Annual Meeting. You can submit a proxy over the Internet, by mail or by telephone pursuant to the instructions provided in the Notice. If you are a Non-Registered Shareholder, you may also submit your voting instructions over the Internet, telephone, tablet or smartphone by following the instructions provided in the Notice, or, if you requested and received printed copies of the Meeting Materials, you can also submit voting instructions by Internet, telephone, tablet or smartphone, or mail by following the instructions provided in the voting instruction form sent by your Intermediary. If you do not fill a name in the blank space in the form of proxy, the persons named in the form of proxy are appointed to act as your proxy holder. Those persons are directors and/or officers of the Company. If you are a

Lions Gate 2023 Proxy Statement 3

About the Annual Meeting

shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. (Eastern Time) on November 27, 2023 in order for your shares to be voted at the Annual Meeting. If you are a Non-Registered Shareholder, please comply with the deadlines included in the voting instructions provided by the Intermediary that holds your shares.

Submitting your proxy or voting instructions over the Internet, by telephone, tablet or smartphone or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting, although Non-Registered Shareholders must obtain a “legal proxy” from the Intermediary that holds their shares giving them the right to vote the shares in person at the Annual Meeting.

Can I change or revoke my vote after I return my proxy card?	Yes. If you are a shareholder of record, even after you have submitted your proxy, you may change your vote by submitting a duly executed proxy bearing a later date in the manner and within the time described above under “How can I vote my Class A voting shares without attending the Annual Meeting?” (your latest voting instructions will be followed). If you are a Non-Registered Shareholder, you should contact your Intermediary to find out how to change or revoke your voting instructions within the time described above under “How can I vote my Class A voting shares without attending the Annual Meeting?” If you are a shareholder of record, you may also revoke a previously deposited proxy (i) by an instrument in writing that is received by or at the Annual Meeting prior to the closing of the polls, (ii) by an instrument in writing provided to the Chair of the Annual Meeting at the Annual Meeting or any continuation, postponement or adjournment thereof, or (iii) in any other manner permitted by law. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•   As necessary to meet applicable legal requirements;

•   To allow for the tabulation and certification of votes; and

•   To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

What are the Board’s recommendations?

The enclosed proxy is solicited on behalf of the Board. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board set forth with the description of each item in this proxy statement.

The Board recommends a vote:

•   “FOR” the election of each of the nominated directors (see page 8);

•   “FOR” the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and authorization of the Audit & Risk Committee to fix their remuneration (see page 19);

•   “FOR” the proposal regarding an advisory vote to approve executive compensation (see page 20);

•   “EVERY ONE YEAR” for the frequency for future advisory votes on executive compensation (see page 21);

•   “FOR” the approval of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (see page 22). and

•   The Board is not making a recommendation on the shareholder proposal (see page 31).

Other than the proposals described in this document, the Board does not know of any other matters that may be brought before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in accordance with their best judgment.

4 Lions Gate 2023 Proxy Statement

About the Annual Meeting

What vote is required to approve the election of each of the nominated directors?

A plurality of the Class A voting shares voting in person or by proxy is required to elect each of the 13 nominees for director (“Proposal No. 1”). A plurality means that the 13 nominees receiving the largest number of votes cast (votes “FOR”) will be elected. Shareholders are not permitted to cumulate their Class A voting shares for purposes of electing directors.

Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal No. 1 unless you provide instructions to him or her regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive such instructions, and as a result, is unable to vote your Class A voting shares on Proposal No. 1, this will result in a broker non-vote.

For purposes of determining the number of votes cast, only the Class A voting shares voting “FOR” or “WITHHOLD” are counted. As such, broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 1.

What vote is required to approve the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and authorize the Audit & Risk Committee of to fix their remuneration?

The affirmative vote of at least a majority of the votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting is required for the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and authorization of the Audit & Risk Committee to fix their remuneration (“Proposal No. 2”).

Note that because this proposal is considered a routine matter, if your Class A voting shares are held by a broker or nominee, such broker or nominee will have authority to exercise his or her discretion to vote your Class A voting shares on Proposal No. 2 if you do not provide instructions regarding how you would like your Class A voting shares to be voted.

For purposes of determining the number of votes cast, only the Class A voting shares voting “FOR” or “WITHHOLD” are counted. As such, abstentions are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 2. There are no broker non-votes for Proposal No. 2.

What vote is required to approve the proposal regarding an advisory vote to approve executive compensation?

The affirmative vote of at least a majority of the votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting is required for the advisory vote to approve executive compensation (“Proposal No. 3”). Notwithstanding the vote required, please be advised that Proposal No. 3 is advisory only and is not binding on the Company. The Board will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the advisory vote by shareholders.

Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal No. 3 unless you provide instructions regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive your instructions, and as a result is unable to vote your Class A voting shares on Proposal No. 3, this will result in a broker non-vote.

For purposes of determining the number of votes cast, only Class A voting shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker-non votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 3.

What vote is required to approve the proposal regarding the frequency of future advisory votes on executive compensation?	Shareholders’ choices for the frequency of advisory vote on executive compensation are limited to “EVERY ONE YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” and “ABSTAIN” (“Proposal No. 4”). If no option receives the affirmative vote of at least a majority of the votes cast by Class A voting shares present in person or represented by proxy at the Annual Meeting, then the Board will consider the option receiving the highest number of votes as the preferred option of the shareholders. Notwithstanding the vote required, please be advised that Proposal No. 4 is advisory only and is not binding on the Company. The Board will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the advisory vote by shareholders.

Lions Gate 2023 Proxy Statement 5

About the Annual Meeting

Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal No. 4 unless you provide instructions regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive your instructions, and as a result is unable to vote your Class A voting shares on Proposal No. 4, this will result in a broker non-vote.

For purposes of determining the number of votes cast, only shares of your Class A voting shares voting “EVERY ONE YEAR,” “EVERY TWO YEARS,” or “EVERY THREE YEARS” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the frequency option receiving the highest number of votes.

What vote is required to approve the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan?

The affirmative vote of at least a majority of the votes cast by holders of Class A voting shares present or represented by proxy at the Annual Meeting is required for approval of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (“Proposal No. 5”).

Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal No. 5 unless you provide instructions regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive your instructions, and as a result is unable to vote your Class A voting shares on Proposal No. 5, this will result in a broker non- vote.

For purposes of determining the number of votes cast, only shares of Class A voting shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 5.

What vote is required to approve the shareholder proposal?

The affirmative vote of at least a majority of the votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the shareholder proposal (“Proposal No. 6”). Notwithstanding the vote required, please be advised that Proposal No. 6, if approved, constitutes a request to the Board and is not binding on the Company. The Board will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the vote by shareholders.

Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal No. 6 unless you provide instructions regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive your instructions, and as a result is unable to vote your Class A voting shares on Proposal No. 6, this will result in a broker non-vote.

For purposes of determining the number of votes cast, only Class A voting shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker-non votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 6.

Who pays for the preparation of this proxy statement?	The Company will pay the cost of proxy solicitation, including the cost of preparing, assembling and mailing the Notice and, as applicable, the Meeting Materials. In addition to the use of mail, the Company’s employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, telegraph, the Internet, e-mail, newspapers and other publications of general distribution. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Meeting Materials to their principals and to request authority for the execution of proxies, and the Company will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. The Company will compensate only independent third-party agents that are not affiliated with the Company but who solicit proxies. We have retained MacKenzie Partners, Inc., a third- party solicitation firm, to assist in the distribution of the Meeting Materials and solicitation of proxies on our behalf for an estimated fee of $20,000 plus reimbursement of certain out-of-pocket expenses.

6 Lions Gate 2023 Proxy Statement

About the Annual Meeting

May I propose actions or recommend director nominees for consideration at next year’s annual general meeting of shareholders?

Yes. Under U.S. laws, for your proposal or recommendation for director nominees to be considered for inclusion in the proxy statement for next year’s annual general and special meeting, we must receive your written proposal no later than June 15, 2024. You should also be aware that your proposal must comply with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding inclusion of shareholder proposals in company-sponsored Meeting Materials.

Shareholder proposals submitted in accordance with the Business Corporations Act (British Columbia) (the “BC Act”) to be presented at the next annual general meeting of shareholders must be received by our Corporate Secretary at our registered office at least three months before the annual reference date of the Company which, if the meeting is held on November 28, 2023, will be November 28 for the 2024 year, and must otherwise comply with the requirements of the BC Act.

If you wish to recommend a director nominee, you should also provide the information set forth under Information Regarding the Board of Directors and Committees of the Board of Directors — Shareholder Communications.

If the date of the 2024 annual general and special meeting is advanced or delayed by more than 30 days from the date of the 2023 annual general and special meeting under U.S. laws, shareholder proposals intended to be included in the proxy statement for the 2024 annual general and special meeting must be received by us within a reasonable time before we begin to print and mail the proxy statement for the 2024 annual general and special meeting.

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. In the event a shareholder proposal is not submitted to us prior to August 29, 2024, the proxies solicited by the Board for the 2024 annual general and special meeting of shareholders will confer authority on the proxy holders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2024 annual general and special meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2024 annual general and special meeting is advanced or delayed more than 30 days from the date of the 2023 annual general and special meeting, then the shareholder proposal must have been submitted to us within a reasonable time before we mail the proxy statement for the 2024 annual general and special meeting.

To comply with the SEC universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than September 30, 2024.

What does it mean if I receive more than one Notice?	If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on your proxy card or voting instruction form, as applicable, to ensure that all of your shares are voted.

Who can I contact if I have questions?	Shareholders who have questions about deciding how to vote should contact their financial, legal or professional advisors. For any queries referencing information in this proxy statement or in respect of voting your Class A voting shares, please call MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 or email lionsgate@mackenziepartners.com.

Where can I find the voting results of the Annual Meeting?	We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

The date of this proxy statement is October 13, 2023

Lions Gate 2023 Proxy Statement 7

PROPOSAL 1 ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

Our Board currently consists of 13 directors. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board nominated the 13 persons named below for election as a director. Each of the nominees listed below is currently a director of the Company, and except for John D. Harkey, Jr., was previously elected by shareholders.

Each nominee, if elected at the Annual Meeting, will serve until our 2024 annual general meeting, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with our Articles or applicable law.

Other than as discussed herein, there are no arrangements or understandings between any nominee and any other person for selection as a nominee. Pursuant to the Investor Rights Agreement discussed below, Michael T. Fries currently serves as the designee of Liberty Global Incorporated Limited (“Liberty”), Harry E. Sloan currently serves as the designee of Discovery Lighting Investments Ltd. (“Discovery Lightning”) and Mark H. Rachesky, M.D., Emily Fine and Mr. Harkey currently serve as designees of MHR Fund Management, LLC (“MHR Fund Management”).

The nominees have consented to serve on the Board if elected and the Board has no reason to believe that they will not serve if elected. If any of the nominees should become unable or unwilling for good cause to serve as a director if elected, the persons the Board has designated as proxies may vote for a substitute nominee if the Board has designated a substitute nominee or for the balance of the nominees.

There are no family relationships among the nominees for directors, current directors or executive officers of the Company, except as noted below. Ages are as of October 9, 2023. Their skills and experience as reflected in the Board Profile section below are noted for each of the directors.

				Committee Membership

Name	Age	Independent	Director Since	Audit & Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Advisory Committee

Michael Burns	65	No	08/1999

Mignon Clyburn	61	Yes	09/2020			✓

Gordon Crawford	76	Yes	02/2013

Jon Feltheimer	72	No	01/2000

Emily Fine	49	Yes	11/2015			✓

Michael T. Fries	60	Yes	11/2015		✓		✓

John D. Harkey, Jr.	63	Yes	06/2023	✓

Susan McCaw	61	Yes	09/2018	✓	✓

Yvette Ostolaza	58	Yes	12/2019

Mark H. Rachesky, M.D.	64	Yes	09/2009		✓

Daryl Simm	62	Yes	09/2004

Hardwick Simmons	83	Yes	06/2005				✓

Harry E. Sloan	73	Yes	12/2021		✓		✓

✓	Member	Chair	Financial Expert

8 Lions Gate 2023 Proxy Statement

Proposal 1 Election of Directors

MICHAEL BURNS
Age: 65 Director Since: August 1999 Position with the Company: Vice Chair since March 2000 Residence: Los Angeles, California

Business Experience

Mr. Burns served as Managing Director and Head of the Office at Prudential Securities Inc.’s Los Angeles Investment Banking Office from 1991 to March 2000.

Other Directorships

Mr. Burns has been a director and member of the Finance and Capital Allocation Committee, and the Nominating, Governance & Social Responsibility Committees of Hasbro, Inc. (NASDAQ: HAS) since 2014.

Qualifications

Mr. Burns has worked with Chief Executive Officer Jon Feltheimer in building Lionsgate into a multibillion-dollar media and entertainment leader with world-class film and television studio operations. With an accomplished investment banking career prior to Lionsgate, in which he specialized in raising equity within the media and entertainment industry, Mr. Burns brings to the Board important business and financial expertise in its deliberations on complex transactions and other financial matters. Additionally, Mr. Burns’ extensive knowledge of and history with Lionsgate, financial background, in-depth understanding of the media and entertainment industry, connections within the business community and relationships with Lionsgate shareholders, make him an invaluable member of the Board.

MIGNON L. CLYBURN*
Age: 61 Independent Director Since: September 2020 Committee Membership: Nominating and Corporate Governance Committee Residence: Washington, DC * Ethnic/gender diverse member of the Board

Business Experience

Ms. Clyburn is President of MLC Strategies, LLC, a Washington, D.C. based consulting firm, a position she has held since January 2019. Previously, Ms. Clyburn served as a Commissioner of the U.S. Federal Communications Commission (the “FCC”) from 2009 to 2018, including as acting chair. While at the FCC, she was committed to closing the digital divide and championed the modernization of the agency’s Lifeline Program, which assists low-income consumers with voice and broadband service. In addition, Ms. Clyburn promoted diversity in media ownership, initiated Inmate Calling Services reforms, supported inclusion in STEM opportunities and fought for an open internet. Prior to her federal appointment, Ms. Clyburn served 11 years on the Public Service Commission of South Carolina and worked for nearly 15 years as publisher of the Coastal Times, a Charleston weekly newspaper focused on the African American community.

Other Directorships

Ms. Clyburn has been a director of RingCentral, Inc. (NYSE: RNG) since November 2020. Ms. Clyburn previously served on the board of directors of Charah Solutions, Inc. until July 2023.

Qualifications

Ms. Clyburn has extensive experience as a state regulator of investor-owned utilities and as a federal commissioner in the technology and telecommunications fields. Such expertise and additional background as a successful business executive, makes Ms. Clyburn invaluable and well qualified to serve on the Board.

Lions Gate 2023 Proxy Statement 9

Proposal 1 Election of Directors

GORDON CRAWFORD
Age: 76 Independent Director Since: February 2013 Committee Membership: Strategic Advisory Committee (Co-Chair) Residence: Dana Point, California

Business Experience

For over 40 years, Mr. Crawford served in various positions at Capital Research and Management, a privately held global investment management company. In December 2012, Mr. Crawford retired as its Senior Vice President.

Other Directorships

Mr. Crawford serves as Director Emeritus of the Board of Trustees of the U.S. Olympic and Paralympic Foundation (which he Chaired for nine years from its inception in 2013), and as a Life Trustee on the Board of Trustees of Southern California Public Radio (which he Chaired from 2005 to 2012). Mr. Crawford formerly served as Vice Chairman at The Nature Conservancy and is currently a member of the Emeritus Board of the Nature Conservancy. Mr. Crawford is a past Vice Chairman of the Paley Center for Media and a member of the Board of Trustees of Berkshire School. Mr. Crawford also served on the Board of the U.S. Olympic and Paralympic Committee, and as a member of the Board of the LA24 Olympic and Paralympic Bid Committee.

Qualifications

Mr. Crawford has been one of the most influential and successful investors in the media and entertainment industry for over 40 years. Mr. Crawford’s professional experience and deep understanding of the media and entertainment sector makes Mr. Crawford a valuable member of the Board.

JON FELTHEIMER
Age: 72 Director Since: January 2000 Position with the Company: Chief Executive Officer since March 2000 Residence: Los Angeles, California

Business Experience

During his entertainment industry career, Mr. Feltheimer has held leadership positions at Lionsgate, Sony Pictures Entertainment and New World Entertainment, and has been responsible for tens of thousands of hours of television programming and hundreds of films. Prior to joining Lionsgate, he served as President of TriStar Television from 1991 to 1993, President of Columbia TriStar Television from 1993 to 1995, and President of Columbia TriStar Television Group and Executive Vice President of Sony Pictures Entertainment from 1995 to 1999, where he oversaw the launch of dozens of successful branded channels around the world.

Other Directorships

Other Directorships Mr. Feltheimer is a director of Grupo Televisa, S.A.B. (NYSE: TV; BMV: TLEVISA CPO).

Qualifications

During Mr. Feltheimer’s tenure, Lionsgate has grown from its independent studio roots into a global media and entertainment leader encompassing world-class film and television operations backed by an 18,000-title library. As Lionsgate’s Chief Executive Officer since 2000, Mr. Feltheimer provides a critical link to management’s perspective in Board discussions regarding the business and strategic direction of Lionsgate. With extensive experience at three different studios in the entertainment industry, Mr. Feltheimer brings an unparalleled level of strategic and operational experience to the Board, as well as an in-depth understanding of Lionsgate’s industry and invaluable relationships within the business and entertainment community.

10 Lions Gate 2023 Proxy Statement

Proposal 1 Election of Directors

EMILY FINE*
Age: 49 Independent Director Since: November 2015 Committee Membership: Nominating and Corporate Governance Committee Residence: New York, New York * Ethnic/gender diverse member of the Board

Business Experience

Ms. Fine is a principal of MHR Fund Management, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies in a variety of industries. Ms. Fine joined MHR Fund Management in 2002 and is a member of the firm’s investment committee. Prior to joining MHR Fund Management, Ms. Fine served as Senior Vice President at Cerberus Capital Management, L.P. and also worked at Merrill Lynch in the Telecom, Media & Technology Investment Banking Group, where she focused primarily on media merger and acquisition transactions.

Other Directorships

Ms. Fine serves on the Board of Directors of Rumie Initiative, a non-profit organization dedicated to providing access to free educational content through digital microlearning.

Qualifications

Ms. Fine brings to the Board a unique perspective of Lionsgate’s business operations and valuable insight regarding financial matters. Ms. Fine has over 25 years of investing experience and experience working with various companies in the media industry, including, as a principal of MHR Fund Management, working closely with Lionsgate over the past fourteen years.

Investor Rights Agreement

Ms. Fine serves as a designee of MHR Fund Management under the Investor Rights Agreement (discussed below).

MICHAEL T. FRIES
Age: 60 Independent Director Since: November 2015 Committee Membership: Compensation Committee, Strategic Advisory Committee Residence: Denver, Colorado

Business Experience

Mr. Fries has served as the Chief Executive Officer, President and Vice Chairman of the Board of Directors of Liberty Global, plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB, LBTYK) since June 2005. Mr. Fries was Chief Executive Officer of UnitedGlobalCom LLC (“UGC”) from January 2004 until the businesses of UGC and Liberty Media International, Inc. were combined to form Liberty Global.

Other Directorships

Mr. Fries is Executive Chairman of Liberty Latin America Ltd. (since December 2017) (NASDAQ: LILA) and a director of Grupo Televisa S.A.B. (since April 2015) (NYSE: TV; BMV: TLEVISA CPO). Mr. Fries serves as a board member of CableLabs® and as a Digital Communications Governor and Steering Committee member of the World Economic Forum. Mr. Fries serves as trustee and finance committee member for The Paley Center for Media.

Qualifications

Mr. Fries has over 30 years of experience in the cable and media industry. As an executive officer of Liberty Global and co-founder of its predecessor, Mr. Fries has overseen its growth into a world leader in converged broadband, video and mobile communications. Liberty Global delivers next generation products through advanced fiber and 5G networks, and currently provides over 86 million connections across Europe and the U.K. Liberty Global’s joint ventures in the U.K. and the Netherlands generate combined annual revenue of over $17 billion, while remaining operations generate consolidated revenue of more than $7 billion. Through its substantial scale and commitment to innovation, Liberty Global is building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower customers and deploying the advanced technologies\ that nations and economies need to thrive. Additionally, Liberty Global’s investment arm includes a portfolio of more than 75 companies across content, technology and infrastructure. Mr. Fries’ significant executive experience in building and managing international distribution and programming businesses, in-depth knowledge of all aspects of a global telecommunications business and responsibility for setting the strategic, financial and operational direction for Liberty Global contribute to the Board’s consideration of the strategic, operational and financial challenges and opportunities of Lionsgate’s business, and strengthen the Board’s collective qualifications, skills and attributes.

Investor Rights Agreement

Mr. Fries serves as the designee of Liberty under the Investor Rights Agreement (discussed below).

Lions Gate 2023 Proxy Statement 11

Proposal 1 Election of Directors

JOHN D. HARKEY, JR.
Age: 63 Independent Director Since: June 2023 Committee Membership: Audit & Risk Committee Residence: Dallas, Texas

Business Experience

Mr. Harkey has served as the principal and founder of JDH Investment Management, LLC, an investment advisory firm, since 2007, and as chairman and chief executive officer of Consolidated Restaurant Operations, Inc., a full-service and franchise restaurant company, since 1998. Mr. Harkey is also co-founder, and serves on the board of directors, of Cessation Therapeutics, a developer of vaccines for addictions to fentanyl, heroin and nicotine, since June 2018 and co-founder and chairman of the board of Dialectic Therapeutics, which develops cancer immunotherapies, since 2019. In addition, he was a co-founder of AveXis, Inc., a biotechnology company, from 2010 until it was acquired in 2018 by Novartis AG, and served as executive chairman from 2010 to 2015. Mr. Harkey holds a B.B.A. in Business Honors from the University of Texas at Austin, a J.D. from the University of Texas School of Law, and an M.B.A. from Stanford Graduate School of Business.

Other Directorships

Mr. Harkey serves on the board of directors of several privately-held companies and non-profit organizations, and previously served on the board of directors of Sumo Logic, Inc. until its acquisition by Francisco Partners in May 2023, Loral Space & Communications Inc., until its merger with Telesat Canada in November 2021, and Emisphere Technologies, Inc., until its acquisition by Novo Nordisk in December 2020.

Qualifications

Mr. Harkey has extensive operational experience as a private investor and chief executive, in both public and private companies, across a wide range of industries. Mr. Harkey qualifications and experiences, including executive leadership, global leadership, growth and operational scale, business development and strategy, finance and accounting, legal, regulatory, and compliance, and public company board membership, are invaluable to the Board.

Investor Rights Agreement

Mr. Harkey serves as a designee of MHR Fund Management under the Investor Rights Agreement (discussed below).

SUSAN MCCAW*
Age: 61 Independent Director Since: September 2018 Committee Membership: Audit & Risk Committee, Compensation Committee Residence: North Palm Beach, Florida * Ethnic/gender diverse member of the Board

Business Experience

Ms. McCaw is currently the President of SRM Capital Investments, a private investment firm. Before this, Ms. McCaw served as President of COM Investments, a position she held from April 2004 to June 2019 except while serving as U.S. Ambassador to the Republic of Austria from November 2005 to December 2007. Prior to April 2004, Ms. McCaw was the Managing Partner of Eagle Creek Capital, a private investment firm investing in private technology companies, a Principal with Robertson, Stephens & Company, a San Francisco-based technology investment bank, and an Associate in the Robertson Stephens Venture Capital Group. Earlier in her career, Ms. McCaw was a management consultant with McKinsey & Company.

Other Directorships

Ms. McCaw is a Director and member of the Leadership Development and Compensation Committee of Air Lease Corporation (NYSE: AL). Ms. McCaw is the Vice Chair of the Hoover Institution and a board member of the Ronald Reagan Presidential Foundation & Institute, Teach for America, and the Stanford Institute for Economic Policy Research. She is also a founding board member of the Malala Fund and serves as the Chair of the Knight-Hennessy Scholars Global Advisory Board. Ms. McCaw is also Trustee Emerita of Stanford University.

Qualifications

Ms. McCaw brings deep experience and relationships in global business and capital markets to the Board through her private sector experience in investment banking and investment management, and through her public service as a former U.S. Ambassador. Ms. McCaw holds a Bachelor’s Degree in Economics from Stanford University and a Masters of Business Administration from Harvard Business School. Ms. McCaw’s experience both as an investor and diplomat brings broad and meaningful insight to the Board’s oversight of Lionsgate’s business.

12 Lions Gate 2023 Proxy Statement

Proposal 1 Election of Directors

YVETTE OSTOLAZA*
Age: 58 Independent Director Since: December 2019 Committee Membership: Nominating and Corporate Governance Committee (Chair) Residence: Dallas, Texas * Ethnic/gender diverse member of the Board

Business Experience

Since October 2013, Ms. Ostolaza has been a partner at Sidley Austin LLP, an international law firm with 21 offices and nearly $3 billion in revenue. She currently serves as Sidley’s Management Committee Chair and as a member of the firm’s Executive Committee. Ms. Ostolaza has also served on a number of nonprofit organizations as a board member or trustee. Ms. Ostolaza has received various legal and leadership awards, including being recognized by the Hispanic National Bar as Law Firm Leader of 2022, as a “Thought Leader” at Corporate Counsel’s 2019 Women, Influence & Power in Law Awards. Ms. Ostolaza has been selected as one of 20 “Women of Excellence” nationally by Hispanic Business magazine. In 2018, she received the Anti-Defamation League’s prestigious Schoenbrun Jurisprudence Award for her outstanding leadership and exemplary contributions to the community. Ostolaza also received the Texas Lawyer’s Lifetime Achievement Award and named by that publication as one of ten “Winning Women” and as a “Woman to Watch.” She also has been recognized by the Texas Diversity Counsel as one of its “Most Powerful and Influential Women,” and by Latino Leaders Magazine as one of its “Most Powerful Latino Lawyers.” Ms. Ostolaza is also a past recipient of Girls, Inc.’s annual “Woman of Achievement” award.

Qualifications

Ms. Ostolaza has spent her career developing a global practice representing public and private companies, board committees, and directors and officers in high-profile litigation, investigations, shareholder activism, regulatory, governance, and crisis management matters across a wide variety of industries. This breadth of experience provides important insight and counsel to the Board’s oversight of Lionsgate’s business.

MARK H. RACHESKY, M.D.
Age: 64 Independent Director Since: September 2009 Committee Membership: Chair of the Board, Compensation Committee, Strategic Advisory Committee (Co-Chair) Residence: New York, New York

Business Experience

Dr. Rachesky is Founder and Chief Investment Officer of MHR Fund Management LLC, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies across a variety of industries.

Other Directorships

Dr. Rachesky is the Non-Executive Chairman of the Board of Directors, member of the Nominating Committee and the Human Resources and Compensation Committee of Telesat Corporation (NASDAQ: TSAT), and a director and member of the Nominating Committee, the Corporate Governance Committee and the Compensation Committee of Titan International, Inc. (NYSE: TWI). Dr. Rachesky formerly served on the Board of Directors of Loral Space & Communications Inc. until its merger with Telesat Canada in November 2021, on the Board of Directors of Navistar International Corporation (NYSE: NAV) until its merger with Traton SE in July 2021, and on the Board of Directors of Emisphere Technologies Inc. until it was acquired by Novo Nordisk in December 2020. Dr. Rachesky also serves on the Board of Directors of Mt. Sinai Hospital Children’s Center Foundation, the Board of Advisors of Columbia University Medical Center, as well as the Board of Overseers of the University of Pennsylvania.

Qualifications

Dr. Rachesky has demonstrated leadership skills as well as extensive financial expertise and broad-based business knowledge and relationships. In addition, as the Chief Investment Officer of MHR Fund Management LLC, with a demonstrated investment record in companies engaged in a wide range of businesses over the last 25 plus years, together with his experience as chair and director of other public and private companies, Dr. Rachesky brings broad and insightful perspectives to the Board relating to economic, financial and business conditions affecting Lionsgate and its strategic direction.

Investor Rights Agreement

Dr. Rachesky serves as a designee of MHR Fund Management under the Investor Rights Agreement (discussed below).

Lions Gate 2023 Proxy Statement 13

Proposal 1 Election of Directors

DARYL SIMM
Age: 62 Independent Director Since: September 2004 Committee Membership: Compensation Committee (Chair) Residence: Naples, Florida

Business Experience

Since November 2021, Mr. Simm has been the President and COO of Omnicom Group, Inc. (NYSE: OMC). From February 1998 to November 2021, Mr. Simm was Chairman and Chief Executive Officer of Omnicom Media Group, a division of Omnicom Group, Inc.

Qualifications

Mr. Simm leads one of the industry’s marketing services companies representing blue-chip global advertisers that connect their brands to consumers through entertainment content. The agencies he leads routinely receive accolades as the most effective and creative in their field and he has been recognized as one of the “100 most influential leaders in marketing, media and tech.” Earlier in his career, Mr. Simm ran P&G Productions, a prolific producer of television programming, where he was involved in large co-production ventures and international content distribution. Mr. Simm was also the top media executive at Procter & Gamble, the world’s largest advertiser and a pioneer in the use of branded entertainment content. Mr. Simm’s broad experience across the media and content space makes him well qualified to serve on Board.

HARDWICK SIMMONS
Age: 83 Independent Director Since: June 2005 Committee Membership: Audit & Risk Committee (Chair), Strategic Advisory Residence: Marion, Massachusetts

Business Experience

Mr. Simmons currently serves as a director of several privately held companies. From February 2001 to June 2003, Mr. Simmons served first as Chief Executive Officer and then as Chairman and Chief Executive Officer at The NASDAQ Stock Market Inc. From May 1991 to December 2000, Mr. Simmons served as President and Chief Executive Officer of Prudential Securities Incorporated.

Other Directorships

From 2003 to 2016, Mr. Simmons was the Lead Director and Chairman of the Audit and Risk Committee of Raymond James Financial (NYSE:RJF).

Qualifications

Mr. Simmons, through an accomplished career overseeing one of the largest equity securities trading markets in the world and other large complex financial institutions, brings important business and financial expertise to the Board in its deliberations on complex transactions and other financial matters. In addition, his broad business knowledge, connections in the business community and valuable insight regarding investment banking and regulation are relevant to the Board’s oversight of Lionsgate’s business.

14 Lions Gate 2023 Proxy Statement

Proposal 1 Election of Directors

HARRY E. SLOAN
Age: 73 Independent Director Since: December 2021 Committee Membership: Compensation Committee, Strategic Advisory Committee Residence: Los Angeles, California

Business Experience

Mr. Sloan is a founder, public company chief executive officer and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners II, LLC (“Eagle Equity”). Under Mr. Sloan’s leadership, Eagle Equity has acquired and taken public, through special purpose acquisition companies, several digital media companies including, during 2020, DraftKings, Inc. (Nasdaq: DKNG) (“DraftKings”) and Skillz Inc. (NYSE: SKLZ). Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/ Bethesda Game Studios, the awarding winning studio acquired by Microsoft in March 2021. Mr. Sloan co-founded Soaring Eagle Acquisition Corp., which raised $1.725 billion in its initial public offering in February 2021, and in September 2021, completed its initial business combination with Ginkgo Bioworks Holdings, Inc. (NYSE: DNA) (“Ginkgo”). In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp. (NASDAQ: SCRM). Earlier in his career, Mr. Sloan was Chairman and Chief Executive Officer of MGM Studios and founded and led two public companies in the entertainment media arena, New World Entertainment and SBS Broadcasting, S.A. Mr. Sloan was also one of the founding investors of Lionsgate and served as Lionsgate’s Non-Executive Chairman from 2004 to 2005. In May 2023, Mr. Sloan was appointed as a member of the United States Holocaust Memorial Council.

Other Directorships

Mr. Sloan is a member of the Board of Directors and a member of the Audit Committee of Ginkgo, and Vice Chairman of the Board of Directors and Chair of the Nominating and Corporate Governance Committee of DraftKings.

Qualifications

Mr. Sloan’s extensive experience as an international media investor, entrepreneur and studio executive makes him well qualified to serve on the Board.

Investor Rights Agreement

Mr. Sloan serves as a designee of Discovery Lightning under the Investor Rights Agreement (discussed below).

Lions Gate 2023 Proxy Statement 15

Proposal 1 Election of Directors

Board Profile

The Board and the Corporate Governance and Nominating Committee are committed to ensuring that the Board is composed of directors who possess highly relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders. The following provides a snapshot of the skills and experience of our current Board.

Corporate Governance and Risk Management

Understanding Board and management accountability, transparency, and protection of shareholders’ interests, overseeing the various risks facing Lionsgate and ensuring that appropriate policies and procedures are in place to effectively manage risk.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Finance and Capital Allocation

Management or oversight of the finance function of a company, resulting in proficiency in complex financial management, capital allocation, and financial reporting processes.

	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Global Business Expertise in global business cultures and consumer preferences gained through experience in international markets.	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Media and Entertainment Experience and expertise with the entertainment and media industry.	✓		✓	✓		✓					✓		✓

Public Company Experience of modern board practice and principles and the ability and business acumen to debate and address critical board-level issues.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Strategic Planning

Expertise in identifying and developing opportunities for long-term value creation, including experience in driving innovation, improving operations, identifying risks and executing Lionsgate’s strategic goals.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Ethnic/Gender Diversity Contributes to the representation of varied backgrounds, perspectives and experience in the boardroom.		✓			✓			✓	✓

16 Lions Gate 2023 Proxy Statement

Proposal 1 Election of Directors

Investor Rights Agreement

On November 10, 2015, (i) Liberty, a limited company organized under the laws of the United Kingdom and a wholly-owned subsidiary of Liberty Global, agreed to purchase 5,000,000 of Lionsgate’s then outstanding common shares from funds affiliated with MHR Fund Management, and (ii) Discovery Lightning, a limited company organized under the laws of the United Kingdom and a wholly-owned subsidiary of Warner Bros. Discovery, Inc. (“Discovery”) agreed to purchase 5,000,000 of Lionsgate’s then outstanding common shares from funds affiliated with MHR Fund Management (collectively, the “Purchases”).

In connection with the Purchases, on November 10, 2015, Lionsgate entered into an investor rights agreement with Liberty Global, Discovery, Liberty, Discovery Lightning and certain affiliates of MHR Fund Management (as amended from time to time, the “Investor Rights Agreement”). The Investor Rights Agreement provides that, among other things, (i) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include three (3) designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to Board approval) on its slate of director nominees for election at each future annual general and special meeting of Lionsgate’s shareholders and (ii) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual general and special meeting of Lionsgate’s shareholders. Dr. Rachesky, Ms. Fine and a former director were appointed as initial designees of MHR Fund Management pursuant to the Investor Rights Agreement. Mr. Harkey serves as the current third designee under the Investor Rights Agreement.

In addition, the Investor Rights Agreement provides that (i) for so long as Liberty and Discovery Lightning (together with certain of their affiliates) beneficially own at least 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate’s will

Lions Gate 2023 Proxy Statement 17

Proposal 1 Election of Directors

include one designee of Liberty and one designee of Discovery Lightning on its slate of director nominees for election at each future annual general and special meeting of Lionsgate’s shareholders and (ii) for so long as Liberty and Discovery Lightning (together with certain of their affiliates) beneficially own at least 5,000,000, but less than 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of Liberty and Discovery Lightning, collectively, on its slate of director nominees for election at each future annual general and special meeting of Lionsgate’s shareholders, selected by (a) Liberty, if Liberty individually exceeds such 5,000,000 common share threshold but Discovery Lightning does not, (b) Discovery Lightning, if Discovery Lightning individually exceeds such 5,000,000 common share threshold but Liberty does not and (c) Liberty and Discovery Lightning, jointly, if neither Liberty nor Discovery Lightning individually exceeds such 5,000,000 common share threshold. Mr. Fries was appointed as a designee of Liberty and a former director was appointed as a designee of Discovery Lightning, and both were appointed as directors of Lionsgate effective on November 12, 2015. Currently, Mr. Sloan serves as the designee of Discovery Lightning under the Investor Rights Agreement.

In addition, under the Investor Rights Agreement, Lionsgate has also agreed to provide Liberty, Discovery Lightning and MHR Fund Management with certain pre-emptive rights on shares that Lionsgate may issue in the future for cash consideration.

Under the Investor Rights Agreement, Liberty and Discovery Lightning (together with certain of their affiliates) have agreed that if they sell or transfer any of their shares of Lionsgate common stock to a shareholder or group of shareholders that beneficially own 5% or more of Lionsgate’s then outstanding common shares, or that would result in a person or group of persons beneficially owning 5% or more of Lionsgate’s then outstanding common shares, any such transferee would have to agree to the restrictions and obligations set forth in the Investor Rights Agreement, including transfer restrictions, subject to certain exceptions set forth in the Investor Rights Agreement.

VOTE REQUIRED AND BOARD RECOMMENDATION

A plurality of the Class A voting shares voting in person or by proxy is required to elect each of the 13 nominees for director. A plurality means that the 13 nominees receiving the largest number of votes cast (votes “FOR”) will be elected. Shareholders are not permitted to cumulate their shares for the purpose of electing directors.

For purposes of this proposal, broker non-votes are not treated as votes cast and are not counted in the determination of the number of votes necessary for the election of each of the nominated directors.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.	FOR

18 Lions Gate 2023 Proxy Statement

PROPOSAL 2 RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the request of the Audit & Risk Committee of the Board, Ernst & Young LLP will be nominated at the Annual Meeting for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024 at remuneration to be fixed by the Audit & Risk Committee. Ernst & Young LLP has been the Company’s independent registered public accounting firm since August 2001.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from shareholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote of a majority of votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting is required for the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. For purposes of this proposal, abstentions are not treated as votes cast and are not counted in the determination of the number of votes necessary for the re-appointment of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2024, AT A REMUNERATION TO BE DETERMINED BY THE AUDIT & RISK COMMITTEE.

THE BOARD RECOMMENDS A VOTE FOR THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2024.	FOR

Lions Gate 2023 Proxy Statement 19

PROPOSAL 3 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Named Executive Officers (as defined below) as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee of the Board, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the Named Executive Officers each year at the Annual Meeting. The next such vote will occur at the 2024 annual general and special meeting.

VOTE REQUIRED AND BOARD RECOMMENDATION

Approval of this Proposal No. 3 requires the affirmative vote of the holders of a majority of the votes cast by holders of the Class A voting shares present in person or by proxy at the Annual Meeting. For purposes of this proposal, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the number of votes necessary for the advisory vote to approve executive compensation.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

THE BOARD RECOMMENDS A VOTE FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.	FOR

20 Lions Gate 2023 Proxy Statement

PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

As described in Proposal No. 3 above, the Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Named Executive Officers (referred to as a “say-on-pay” vote).

In 2017, the Company’s shareholders had the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for its annual meetings of shareholders or special shareholder meetings for which it must include executive compensation information in the proxy statement for that meeting (referred to as a “say-on-frequency” vote). At the Company’s 2017 Annual General and Special Meeting of Shareholders annual meeting, the Company’s shareholders voted to hold a say-on-pay vote every year, and the Board determined that the say-on-pay vote would be held annually.

Under SEC rules, the Company is required to hold a new say-on-frequency vote at least every six years. Accordingly, this Proposal No. 4 affords the Company’s shareholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual meetings of shareholders (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, shareholders may vote to have future advisory votes on executive compensation every year, every two years, every three years, or abstain from voting.

The Company believes that advisory votes on executive compensation should be conducted every year so that the Company’s shareholders may annually express their views on the Company’s executive compensation program. Like the say-on-pay vote, this say-on-frequency vote is advisory and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or its Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of this vote when determining the frequency of future say-on-pay votes.

VOTE REQUIRED AND BOARD RECOMMENDATION

Approval of one of the alternatives on frequency of future advisory votes to approve executive compensation set forth in this Proposal No. 4 requires the affirmative vote of the holders of a majority of the votes cast by holders of the Class A voting shares present in person or by proxy at the Annual Meeting. For purposes of this proposal, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the frequency option receiving the highest number of votes. However, if no option receives the affirmative vote of at least a majority of the votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting, then the Board will consider the option receiving the highest number of votes as the preferred option of the shareholders.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR EVERY ONE YEAR FOR THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.

THE BOARD RECOMMENDS A VOTE “EVERY ONE YEAR” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.	FOR

Lions Gate 2023 Proxy Statement 21

PROPOSAL 5 APPROVAL OF THE LIONS GATE ENTERTAINMENT CORP. 2023 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, shareholders will be asked to approve the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (the “2023 Plan”), which was adopted, subject to shareholder approval, by the Board on July 7, 2023. The Company believes that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company and that incentive compensation plans like the proposed 2023 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Company currently maintains the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, as amended (the “2019 Plan”). As of October 9, 2023, a total of 38,071,685 shares of the Company’s common stock were then subject to outstanding awards granted under the 2019 Plan and the other Prior Plans (as defined below), and an additional 8,049,930 shares of the Company’s common stock were then available for new award grants under the 2019 Plan. For purposes of this 2023 Plan proposal, performance-based awards that have been approved by the Compensation Committee but for which the performance goals have not yet been established (and accordingly are not treated as “granted” for accounting purposes until the relevant performance goals have been set) have nevertheless been included in the awards that are outstanding as of a particular date. For additional information on the Company’s past grants under the Prior Plans and the potential dilutive impact of the 2023 Plan, please see “Specific Benefits Under the 2023 Performance Incentive Plan” below.

The Board believes that the number of shares currently available under the 2019 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If shareholders approve the 2023 Plan, no new awards will be granted under the 2019 Plan after the Annual Meeting, and the number of shares of the Company’s common stock that remain available for award grants under the 2019 Plan immediately prior to the Annual Meeting will be made available for award grants under the 2023 Plan. An additional 7,000,000 shares of the Company’s common stock will also be made available for award grants under the 2023 Plan. In addition, if shareholders approve the 2023 Plan, any shares of the Company’s common stock subject to outstanding awards under the Prior Plans that expire, are cancelled, or otherwise terminate or are forfeited after the Annual Meeting will also be available for award grant purposes under the 2023 Plan.

If shareholders approve the 2023 Plan, the Company’s ability to grant new awards under the 2019 Plan will terminate, but it will not affect awards then outstanding under the plan. If shareholders do not approve the 2023 Plan, the Company will continue to have the authority to grant awards under the 2019 Plan.

Awards granted under the 2019 Plan may be denominated or settled in either Class A voting shares or Class B non-voting shares, as determined by the plan administrator, provided that in no event may the total number of shares issued pursuant to awards granted under the 2019 Plan exceed the aggregate share limit of the 2019 Plan. Similarly, awards granted under the 2023 Plan may be denominated or settled in either Class A voting shares or Class B non-voting shares, as determined by the plan administrator, provided that in no event may the total number of shares issued pursuant to awards granted under the 2023 Plan exceed the “Share Limit” described below in this 2023 Plan proposal. As used in this proposal, shares of the Company’s common stock refers to either Class A voting shares or Class B non-voting shares, unless otherwise specified.

Reasons for the Adoption of the 2023 Performance Incentive Plan

A key goal of the Company’s compensation program is to facilitate the creation of long-term value for shareholders by attracting, motivating, and retaining top senior talent. To this end, the Compensation Committee has designed and administers the compensation program to reward the Company’s senior employees for sustained financial and operating performance, to align their interests with shareholders, and to encourage them to remain with the Company for long and productive careers. The Company’s goal is to deliver a majority of senior employees’ total target compensation in the form of “at risk” long-term equity incentive awards. The Company believes that providing this equity stake is essential to creating compensation opportunities that are competitive relative to market levels and aligns the employee’s incentives with the Company’s shareholders’ interests in a manner that drives superior performance over time.

In the current environment, hiring in the media and entertainment industry continues to be extremely competitive, and retaining employees, many of whom are highly experienced and extraordinarily talented individuals who would be difficult to replace, is a necessity. Many of these employees have had, and the Company expects to continue to have, multiple employment options available to them. Equity participation can differentiate a company’s compensation package and make it more attractive to potential candidates.

22 Lions Gate 2023 Proxy Statement

PROPOSAL 5 Approval of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan

Additionally, the Company believes that granting equity incentives helps align the interests of key employees with those of the Company’s shareholders. When employees have a personal stake in the Company’s performance, they are more likely to make decisions that benefit the Company and its shareholders in the long run. This alignment promotes a sense of shared purpose and fosters a stronger sense of loyalty and dedication. Moreover, equity incentives encourage employees to take a long-term perspective on the Company’s success, encouraging employees to focus on sustainable growth and value creation. Accordingly, the Company believes it is in the best interests of shareholders and the Company to increase the number of shares available for new grants under the Company’s equity incentive program as described above in order to give the Company sufficient authority and flexibility to adequately provide for future incentives.

Summary Description of the 2023 Performance Incentive Plan

The principal terms of the 2023 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2023 Plan, which appears as Exhibit A to this proxy statement.

Purpose. The purpose of the 2023 Plan is to promote the success of the Company by providing an additional means for it to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and its shareholders.

Administration. The Board or one or more committees appointed by the Board will administer the 2023 Plan. The Board has delegated general administrative authority for the 2023 Plan to the Compensation Committee. The Board or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2023 Plan. (The appropriate acting body, be it the Board, a committee within its delegated authority, or another person within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2023 Plan including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;

•

to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•

to determine any applicable vesting and exercise conditions for awards (including any applicable time- based and/or performance-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of stock options and share appreciation rights to the maximum term of the award);

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding awards, subject to any required consents;

•	subject to the other provisions of the 2023 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•

to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2023 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•

to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the 2023 Plan; and

•	to construe and interpret the 2023 Plan, make rules for the administration of the 2023 Plan, and make all other determinations for the administration of the 2023 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the Administrator (1) amend an outstanding stock option or share

Lions Gate 2023 Proxy Statement 23

PROPOSAL 5 Approval of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan

appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for a stock option or share appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the 2023 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of October 9, 2023, approximately 1,500 officers and employees of the Company and its subsidiaries (including all of the Named Executive Officers), and each of the current 11 members of the Board who are not employed by the Company or any of its subsidiaries (the “Non-Employee Directors”), were considered eligible under the 2023 Plan. Additionally, approximately 45 consultants and advisors of the Company and its subsidiaries were then considered eligible under the 2023 Plan.

Aggregate Share Limit. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2023 Plan equals the sum of the following (such total number of shares referred to in this proposal, the “Share Limit”):

•	7,000,000 shares of the Company’s common stock, plus

•

the number of shares available for additional award grant purposes under the 2019 Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under the 2019 Plan as of the date of the Annual Meeting, plus

•

the number of any shares subject to stock options and share appreciation rights granted under the 2019 Plan, the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan, as amended, the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan, as amended, and the Starz 2016 Omnibus Incentive Plan (collectively, the “Prior Plans”) and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised, plus

•

the number of any shares subject to restricted share unit awards granted under the Prior Plans that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the Annual Meeting without having become vested.

Shares of the Company’s common stock available for issuance under the 2023 Plan (including, for purposes of clarity, any shares originally authorized for issuance under any Prior Plan that become available for issuance under the 2023 Plan as described above) may be issued as either Class A voting shares or Class B non-voting shares, as determined by the Administrator in its sole discretion and set forth in the applicable award agreement; provided that in no event may the combined number of Class A voting shares and Class B non-voting shares issued under the 2023 Plan exceed the Share Limit.

Additional Share Limits. The following other limits are also contained in the 2023 Plan. These limits are in addition to, and not in lieu of, the Share Limit for the plan described above.

•

The maximum number of shares of the Company’s common stock that may be delivered pursuant to stock options qualified as incentive stock options granted under the 2023 Plan is 10,000,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the plan will also count against the overall Share Limit above.)

•

The maximum grant date fair value for awards granted to a Non-Employee Director under the 2023 Plan during any one calendar year is $400,000, except that this limit will be $600,000 as to (1) a Non-Employee Director who is serving as the independent chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new Non-Employee Director for the calendar year in which the Non-Employee Director is first elected or appointed to the Board; provided that these limits will not apply to retainer and meeting fees that the Non-Employee Director may elect to receive in the form of either cash or shares. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit will not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit will apply on an individual basis and not on an aggregate basis to all Non-Employee Directors as a group.

Share-Limit Counting Rules. The Share Limit of the 2023 Plan is subject to the following rules:

•

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2023 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2023 Plan.

24 Lions Gate 2023 Proxy Statement

PROPOSAL 5 Approval of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan

•

To the extent that shares are delivered pursuant to the exercise of a share appreciation right granted under the 2023 Plan, the number of underlying shares which are actually issued in payment of the award will be counted against the Share Limit. (For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares will be counted against the Share Limit with respect to such exercise.)

•

Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2023 Plan (including as to payment of the exercise price of a stock option), as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award granted under the 2023 Plan, will not be counted against the Share Limit and will again be available for subsequent awards under the 2023 Plan.

•

In addition, shares that are exchanged by a participant or withheld by the Company after the date of the Annual Meeting as full or partial payment in connection with any award granted under the Prior Plans, as well as any shares exchanged by a participant or withheld by the Company after the date of the Annual Meeting to satisfy the tax withholding obligations related to any award granted under the Prior Plans, will be available for new awards under the 2023 Plan.

•

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2023 Plan.

•

In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2023 Plan other than the aggregate Share Limit.

In addition, the 2023 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2023 Plan. The Company may not increase the applicable share limits of the 2023 Plan by repurchasing shares of the Company’s common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2023 Plan authorizes stock options, share appreciation rights, stock bonuses and other forms of awards granted or denominated in shares of the Company’s common stock or units of shares of the Company’s common stock, as well as cash bonus awards. The 2023 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of a stock option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of a stock option is ten years from the date of grant. A stock option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2023 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2023 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A share appreciation right (also referred to as a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a shares of the Company’s common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

The other types of awards that may be granted under the 2023 Plan include, without limitation, stock bonuses, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the 2023 Plan (including awards of stock options and share appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Lions Gate 2023 Proxy Statement 25

PROPOSAL 5 Approval of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan

Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2023 Plan (other than stock options or SARs), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of the Company’s common stock, provided that any dividend equivalent rights granted in connection with a portion of an award granted under the 2023 Plan that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its shares of the Company’s common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2023 Plan will not automatically become fully vested pursuant to the provisions of the 2023 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then- outstanding under the 2023 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2023 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the 2023 Plan, awards under the 2023 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2023 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of unusual or extraordinary corporate transactions including mergers, combinations, recapitalizations, stock splits, spin-offs, split-ups or similar extraordinary dividend event distributions in respect of the Company’s common stock or any exchange of the Company’s common stock or any other securities of the Company, or any of the similar transactions (including the separation), and extraordinary dividends to the shareholders.

No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the 2019 Plan if shareholders approve the 2023 Plan, the 2023 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the shares of the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2023 Plan. The Board may amend or terminate the 2023 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board. Unless terminated earlier by the Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the 2023 Plan will terminate on July 7, 2033. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2023 Plan

The U.S. federal income tax consequences of the 2023 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2023 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

26 Lions Gate 2023 Proxy Statement

PROPOSAL 5 Approval of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the stock option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2023 Plan generally follow certain basic patterns: bonuses, SARs, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2023 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former Named Executive Officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.

Specific Benefits under the 2023 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon shareholder approval of the proposed 2023 Plan. If the 2023 Plan had been in effect in fiscal 2023, the Company expects that its award grants for fiscal 2023 would not have been substantially different from those actually made in that year under the current version of the 2019 Plan. For information regarding stock-based awards granted to the Named Executive Officers during fiscal 2023, see the material under the heading “Compensation Discussion and Analysis” below.

Potential Dilution. The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the 2023 Plan. The Prior Plans are the Company’s only equity compensation plans. As noted above, the Prior Plans have terminated and no new awards may be granted under those plans (subject, in the case of the 2019 Plan, to shareholder approval of this 2023 Plan proposal).

Overhang. “Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of Class A voting shares and Class B non-voting shares that were subject to outstanding restricted share unit awards granted under the Prior Plans, that were subject to outstanding stock options and SARs granted under the Prior Plans, and that were then available for new award grants under the 2019 Plan, in each case as of March 31, 2023 and as of October 9, 2023. In this 2023 Plan proposal, the number of shares of the Company’s common stock subject to restricted share unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards. For awards subject to performance-based vesting requirements, unless otherwise stated, the number of shares presented is based on the target level of performance (which is also the maximum number of shares that may be issued under the award). As noted above, for purposes of this 2023 Plan proposal, performance-based awards approved by the Compensation Committee under the Prior Plans for which the performance goals have not yet been established (and accordingly are not treated as “granted” for accounting purposes until the relevant performance

Lions Gate 2023 Proxy Statement 27

PROPOSAL 5 Approval of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan

goals have been set) have nevertheless been included in the awards that are outstanding as of a particular date. The information in the table below is presented after giving effect to the Exchange Program described below.

	As of March 31, 2023	As of October 9, 2023

Class A voting shares subject to outstanding restricted share unit awards (excluding performance-based vesting awards)	38,946	19,662

Class B non-voting shares subject to outstanding restricted share unit awards (excluding performance-based vesting awards)	9,919,274	9,099,655

Class A voting shares subject to outstanding performance-based vesting restricted share unit awards	0	0

Class B non-voting shares subject to outstanding performance-based vesting restricted share unit awards	6,133,673	8,680,351

Class A voting shares subject to outstanding stock options and SARs (excluding performance-based vesting awards)	3,937,940	2,215,340

Class B non-voting shares subject to outstanding stock options and SARs (excluding performance-based vesting awards)	14,992,259	12,979,734

Class A voting shares subject to outstanding performance-based vesting stock options and SARs	331,770	200,446

Class B non-voting shares subject to outstanding performance-based vesting stock options and SARs	5,072,381	4,876,497

Shares available for new award grants under 2019 Plan	11,365,097	8,049,930

Burn Rate. “Burn Rate” refers to the number of shares that are subject to awards that the Company grants over a particular period of time, expressed as a percentage of the Company’s total number of issued and outstanding shares. The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 220,489,192 shares issued and outstanding in fiscal 2021; 224,102,992 shares issued and outstanding in fiscal 2022; and 227,864,061 shares issued and outstanding in fiscal 2023. The number of shares of the Company’s common stock issued and outstanding as of March 31, 2023 and October 9, 2023 was 229,359,512 and 234,944,056 shares, respectively.

The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2019 Plan in each of the last three fiscal years, and to date (as of October 9, 2023) for fiscal 2024, are set forth below. (For purposes of this discussion of Burn Rate, awards with respect to Class A voting shares and Class B non-voting shares are included together as shares of the Company’s common stock.)

•

12,707,937 shares in fiscal 2021 (which was 5.76% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2021), of which 6,242,290 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 576,725 shares were subject to performance-based vesting restricted share unit awards, 4,976,718 shares were subject to stock options and SARs (excluding performance-based vesting stock options and SARs), and 912,204 shares were subject to performance-based vesting stock options and SARs;

•

5,110,689 shares in fiscal 2022 (which was 2.28% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2022), of which 2,674,282 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 1,662,107 shares were subject to performance-based vesting restricted share unit awards, 88,136 shares were subject to stock options and SARs (excluding performance-based vesting stock options and SARs), and 686,164 shares were subject to performance-based vesting stock options and SARs;

•

11,399,640 shares in fiscal 2023 (which was 5.00% of the weighted-average number of shares of the Company’s common stock issued and outstanding in fiscal 2023), of which 7,789,656 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 2,478,200 shares were subject to performance-based vesting restricted share unit awards, no shares were subject to stock options and SARs (excluding performance-based vesting stock options and SARs), and 1,131,784 shares were subject to performance-based vesting stock options and SARs; and

•

9,096,512 shares in fiscal 2024 through October 9, 2023 (which was 3.87% of the number of shares of the Company’s common stock issued and outstanding on October 9, 2023), of which 5,867,662 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 2,919,821 shares were subject to performance-based vesting restricted share unit awards, no shares were subject to stock options and SARs (excluding performance-based vesting stock options and SARs), and 309,029 shares were subject to performance-based vesting stock options and SARs.

28 Lions Gate 2023 Proxy Statement

PROPOSAL 5 Approval of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2019 Plan per year over the last three fiscal years (fiscal 2021, 2022 and 2023) has been, on average, 4.35% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year.

For purposes of this “Burn Rate” presentation, performance-based vesting awards have been included in the fiscal year in which the award became eligible to vest based on achievement of the applicable performance goals (i.e., the fiscal year in which the applicable performance period ended).

Expected Duration of New Shares. The Company anticipates that the 7,000,000 additional shares requested for the 2023 Plan (together with the shares currently available for new award grants under the 2019 Plan and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) would provide the Company with flexibility to continue to grant equity awards under the 2023 Plan through the end of fiscal 2024. However, this is only an estimate, in the Company’s judgment, based on current circumstances and may change based on a number of variables (including the value of the shares of the Company’s common stock, changes in market compensation practices and other factors).

The closing market price of a Class A voting shares as of October 9, 2023 was $8.05 per share, and the closing market price of a Class B voting shares as of October 9, 2023 was $7.47 per share.

Equity Compensation Plan Information

The Company currently maintains four equity compensation plans, the Prior Plans identified above. The 2019 Plan, the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (the “2017 Plan”), and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (the “2012 Plan”) have each been approved by the Company’s shareholders. The Starz 2016 Omnibus Incentive Plan (the “Assumed Plan”) was assumed by the Company in connection with the Company’s acquisition of Starz in December 2016. No new awards may be granted under the 2017 Plan, the 2012 Plan or the Assumed Plan.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of the Company’s common stock subject to outstanding awards, the weighted-average exercise price of outstanding stock options and SARs, and the number of shares remaining available for future award grants as of March 31, 2023.

Plan category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by shareholders	40,363,656	[1]	$17.20	11,365,097	[2]

Equity compensation plans not approved by shareholders	—		—	—

Total[3]	40,363,656		$17.20	11,365,097

1

Of these shares, 8,112,517 shares were subject to stock options and SARs then outstanding under the 2019 Plan, 6,689,023 shares were subject to stock options and SARs then outstanding under the 2017 Plan, 9,470,223 shares were subject to stock options and SARs then outstanding under the 2012 Plan. In addition, this number includes 16,080,562 shares that were subject to outstanding stock unit awards granted under the 2019 Plan, 1,599 shares that were subject to outstanding stock unit awards granted under the 2017 Plan, and 9,732 shares that were subject to outstanding stock unit awards granted under the 2012 Plan. These amounts include, for the 2019 Plan that have been approved by the Company, but for which the performance goals had not yet been established as of March 31, 2023. Such awards are considered by the Company to be outstanding but will not be treated as “granted” for accounting purposes until the relevant performance goals have been set; accordingly, they were not included in the awards reported as outstanding in the notes to the financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023, as the relevant performance goals had not been set at that time. This amount does not include shares subject to awards assumed by the Company in connection with acquisitions of other companies as described in footnote 3 below. Effective May 7, 2020, the Company accepted for exchange outstanding stock options and SARs with respect to 5,319,468 shares of the Company’s common stock (4,660,184 of which shares were subject to stock options and SARs that were granted under the 2017 Plan or the 2012 Plan) and granted stock options and SARs with respect to 902,203 shares of the Company’s common stock under the 2019 Plan in exchange for those stock options and SARs.

2

All of these shares were available for award grant purposes under the 2019 Plan. The shares available under the 2019 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 2019 Plan including stock options, share appreciation rights, restricted stock, restricted share units, stock bonuses and performance shares.

3

In accordance with applicable SEC rules, the table does not include information with respect to equity awards that were assumed by the Company in connection with the acquisitions of the companies that originally established those plans or agreements and under which the Company may not make new award grants. As of March 31, 2023, 62,587 shares were issuable upon exercise of outstanding stock options granted under the Assumed Plan (excluding stock options granted by Lionsgate under the Assumed Plan after the closing of the Company’s acquisition of Starz in December 2016). The weighted average exercise price of these assumed outstanding stock options to acquire shares of the Company’s common stock was $24.71 per share.

Lions Gate 2023 Proxy Statement 29

PROPOSAL 5 Approval of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan

VOTE REQUIRED AND BOARD RECOMMENDATION

The Board believes that approval of the 2023 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to the Company’s success.

All members of the Board and all of the Company’s executive officers are eligible for awards under the 2023 Plan and thus have a personal interest in the approval of the 2023 Plan.

Approval of the 2023 Plan requires the affirmative vote of at least a majority of votes cast by holders of Class A voting shares eligible to vote present or represented by proxy at the Annual Meeting. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the number of votes necessary for approval of the 2023 Plan.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR APPROVAL OF THE LIONS GATE ENTERTAINMENT CORP. 2023 PERFORMANCE INCENTIVE PLAN.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 5.	FOR

30 Lions Gate 2023 Proxy Statement

PROPOSAL 6 SHAREHOLDER PROPOSAL

We were notified on September 28, 2023 that Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, NY 10104, which reports beneficial ownership of Class A voting shares with a market value in excess of $25,000 continuously held for more than 12 months, intends to present the proposal below for consideration at the Annual Meeting. The proposal and the supporting statement are included in this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act and appear below as received by us. We are not responsible for the accuracy or content of the proposal and supporting statement. The Board is not making any recommendation on this proposal.

Proposal

RESOLVED, that shareholders of Lions Gate Entertainment Corp. (“Lions Gate” or the “Company”) hereby request that the Board of Directors take all reasonable and necessary steps (excluding those steps that must be taken by shareholders) to adopt a plan of arrangement or other recapitalization plan that would eliminate the dual-class share structure of the Company and any subsidiary or company that it intends to separate into a new public company, and to ensure that each outstanding share of common stock has one vote.

Statement

As of August 7, 2023, Lions Gate had 83,510,835 Class A Voting (“Class A”) and 151,261,441 Class B Non-Voting (“Class B”) shares outstanding. Class A shares represent 100% of the voting power but hold only a 36% economic interest in the Company.

The dual-class structure has existed since the Company’s merger with Starz in 2016. The planned separation of the Starz business into a separately traded public company represents an opportunity to reposition the governance of both the remaining Starz business and the separating Studio business to align voting and economic interests of all shareholders.

We believe there are several reasons to support the elimination of the dual-class structure:

•

“One-share, one-vote” is widely regarded as a foundational principle of corporate governance. Numerous governance experts have expressed support for single-class capital structures with equal voting rights:

•	The Council of Institutional Investors has referred to the maxim of “one share, one vote” as “a bedrock principle of good corporate governance.”

•	One of the core principles of the Investor Stewardship Group is that “shareholders should be entitled to voting rights in proportion to their economic interest.”

•	The International Corporate Governance Network believes that “common shares should feature one vote for each share.”

•	Leading proxy advisory firm Glass, Lewis & Co. believes that “the economic stake of each shareholder should match their voting power.”

•

Dual-class share structures are inconsistent with common market practice. According to FactSet, just 7% of S&P 500 companies and 11% of Russell 3000 companies have share structures with unequal voting.

•

The dual-class share structure may increase risk. Lions Gate has earned a Shareholder Rights Quality Score of “10” (the highest level of governance risk) from ISS due to the Company’s dual-class share structure. The Company’s 2022 10-K states that “an increase in the ownership of Class A shares by certain shareholders could trigger a change in control,” which could precipitate an event of default under the Company’s debt agreements.

•

We believe the dual-class share structure impairs value. Lions Gate’s Class B shares trade at a discount to the average of the Company’s 10-K performance peers based on a forward Enterprise Value to EBITDA ratio. We believe this discount is driven in part by the dual-class share structure, which dampens trading liquidity, complicates the capital structure and gives certain shareholders outsized influence.

Removing the dual-class structure would benefit shareholders by giving them voting rights commensurate with their economic interest, and we encourage shareholders to vote FOR this proposal.

Lions Gate 2023 Proxy Statement 31

PROPOSAL 6 Shareholder Proposal

Statement of the Board

The Company appreciates the proposal and will continue to evaluate whether single or dual-class stock is the most appropriate share structure for executing its strategic initiatives.

VOTE REQUIRED

Approval of this Proposal No. 6 requires the affirmative vote of the holders of a majority of the votes cast by holders of the Class A voting shares present in person or by proxy at the Annual Meeting. For purposes of this proposal, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the number of votes necessary for approval of the proposal.

UNLESS ANOTHER INSTRUCTION IS PROVIDED ON THE PROXY CARD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL ABSTAIN FROM VOTING ON THE SHAREHOLDER PROPOSAL.

32 Lions Gate 2023 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Our Board believes that social responsibility and human capital matters are vital to the Company’s organizational health and is strongly committed to a positive corporate culture, diversity, equal opportunity, inclusion, talent acquisition, retention, employee satisfaction and engagement, with the tone set from the top. We report on social responsibility and human capital matters at each regularly scheduled Board meeting and periodically throughout the year.

ENVIRONMENTAL, SOCIAL RESPONSIBILITY AND HUMAN CAPITAL MATTERS

Diversity, Equity and Inclusion

•  We believe that embracing diversity, promoting a culture of inclusivity and accelerating the representation of women and historically excluded groups in our workforce is crucial to our success.

•  Our Chief Diversity Officer partners with our leadership team across all of our businesses to effect changes in recruitment, hiring, promotions, policies and culture, and to orchestrate our Company-wide response to issues of inequality and workforce disparity.

•  We maintain the following recruitment and hiring initiatives:

•   Internship Programs: We maintain an internship program designed to increase inclusion across the entertainment industry.

•   Targeted Recruitment: We continue recruitment efforts that include collaborating with diverse partner organizations, college campus diversity organizations for underrepresented groups, as well as historically black colleges in our search for new employees and interns.

•   Inclusive Hiring Process: We implement inclusive hiring practices to ensure that we are attracting the best talent in the industry through an equitable, inclusive, and accessible approach. Key components of the framework include bias free job descriptions, inclusive hiring training, external diversity partners, diverse candidate slates, and diverse, cross-functional interview panels.

•   From January 1, 2022 through March 31, 2023:

•   56% female hires and 29% hires from historically underrepresented groups.

•   Nearly 50% female executives Senior Vice President level and above.

•   Supplier Diversity and Inclusion Program: The mission of our Supplier Diversity and Inclusion Program, is to actively establish relationships with diverse businesses and to continuously strive to increase spend with diverse suppliers, while delivering more competitive pricing, quality, service, innovation and creativity in procurement of services. We believe that this initiative increases the breadth of our vendor pool, while creating greater economic opportunity for diverse suppliers.

•   Since fiscal 2021, more than doubled the number of, and increased spend fourfold with, diverse suppliers.

•   Lionsgate’s Code of Business Conduct and Ethics governs conduct with, and applies to, our suppliers, vendors, contractors and agents, as applicable.

•  Lionsgate currently promotes the STARZ-branded #TakeTheLead initiative, building on industry leadership by promoting diversity in front of and behind the camera and throughout our organization.

•  Lionsgate currently holds monthly STARZ-branded #ConversationsThatMatter featuring government, industry and community leaders discussing issues of representation, social justice and racial equality.

•  Employees participate in McKinsey’s Black, Hispanic and Latinx, and Asian leadership academies and many are enrolled in a program to empower women leaders.

Lions Gate 2023 Proxy Statement 33

Environmental, Social and Governance

Employee Resource Groups

•  We provide our employees with an array of Employee Resource Groups (“ERGs”) which offer them the chance to establish a greater presence at Lionsgate and an opportunity to enhance cross-cultural awareness, develop leadership skills and network across Lionsgate’s various business units and levels. The ERGs are voluntary, employee-led groups that foster a diverse, engaging, and inclusive workplace.

•  Lionsgate Early Career Group aims to inspire curiosity and networking to foster growth for professionals in early stages of their careers.

•  Lionsgate Multicultural Employee Resource Group advocates for a more inclusive workplace and entertainment landscape through programs that educate, activate and celebrate multicultural diversity and its global impact.

•   Includes resource groups for the Asian American Pacific Islander community, the Black community and the Latine community.

•  Lionsgate Parents and Caregivers Group aims to bring together parents, expecting parents, caregivers, and allies to ensure our community fosters an environment that supports all families.

•  Lionsgate Pride supports, develops and inspires future LGBTQIA leaders within Lionsgate and the industry.

•  Lionsgate Vets creates a community of veterans and their supporters working together to enhance veteran presence and engage the industry from the unique perspective of a military background.

•  Lionsgate Women’s Empowerment Group creates a community that improves the prominence of female leaders and empowers women at all levels within Lionsgate and the industry.

Community Involvement

•  We are committed to acting responsibly and making a positive difference in the local and global community through Lionshares, our volunteer program that seeks to provide opportunities for employees to partner with a diverse range of charitable organizations.

•  We maintain a Corporate Sponsorship Committee that prioritizes corporate philanthropic initiatives throughout Lionsgate, focusing particularly on organizations and activities related to diversity and poverty in order to increase our impact and to develop meaningful relationships with a core group of organizations and events.

•  We encourage employees to volunteer for and serve on boards of non-profit organizations and are committed to the philanthropic contributions of our employees and provide for corporate matching to eligible non-profit organizations.

Engagement

•  We conduct an annual employee engagement survey through an independent third party.

•  Employee satisfaction scores remain positive, year over year.

•  Employees complete performance management conversations at set points throughout the year focusing on goals, development, feedback and well-being.

•  We offer a confidential, voluntary Self-ID initiative, allowing employees the opportunity to voluntarily share parts of their identity so that we can better understand the full diversity of our workforce and continuously improve the experiences for all employees.

Training and Development

•  We conduct annual employee training on anti-harassment, micro aggression, information technology security, the Foreign Corrupt Practices Act, as well as manager, diversity, equity and inclusion trainings.

•  We provide training and development to all employees, focusing on career development, professional development and industry knowledge.

34 Lions Gate 2023 Proxy Statement

Environmental, Social and Governance

Employee Benefits and Programs

•  We offer a comprehensive benefits package which includes health, dental and vision insurance, family forming benefits, mental health support, resources for caregiving (children and adult family), online fitness and meditation classes, and new parent coaching.

•  We offer programs to develop and enrich the employee experience with offerings such as tuition reimbursement, leadership development programs, mentorship, and additional programs to help support specific populations (e.g., minorities, women, parents, LGBTQIA).

Inclusive Content

•  We continue our mission to develop an inclusive content strategy (through an inclusive creative strategy, an inclusive marketing strategy and inclusive business strategy) that drives growth by centering on an increasingly diverse audience and providing thought leadership that builds greater capacity for inclusion.

•  By amplifying historically undervalued voices and perspectives, we strive to create an empowering space that welcomes all creatives to tell their stories.

Corporate, Environmental and Social Responsibility

•  We protect our social, financial, informational, environmental, and reputational assets and make it a priority to operate our business in a responsible and sustainable manner.

•  Engaging in a responsible manner not only helps us manage risks and maximize opportunities, but also helps us understand and manage our social, environmental, and economic impact that enables us to contribute to society’s wider goal of sustainable development. This includes, but is not limited to, conducting business in a socially responsible and ethical manner, supporting human rights, and committing to environmental sustainability.

•   In all our offices, we prioritize efforts to prevent pollution, and to conserve, recover, and recycle materials, water and energy wherever possible.

•   Our productions distribute documents electronically to minimize paper consumption and waste and limit the use of single-use plastics.

•   Our productions follow best practices featured in the Producers Guild of America and Sustainable Production Alliance’s Green Production Guide, which are designed to reduce the film, television, and streaming industry’s carbon footprint and environmental impact.

•   Our U.S. productions encourage the employment of green vendors that provide sustainable goods and services for film, television and streaming productions.

•   We prioritize vendors whose dedication to operating business in a responsible and sustainable manner directly aligns with those of Lionsgate.

•   Vantiva, our U.S. and Canadian vendor for manufacturing and assembly of DVDs/Blu-rays:

•   Ensures that all of its products comply with all consumer safety regulations in each country where marketed, including compliance with use of hazardous substances within products and systems, and end-of-life handling of electrical and electronic equipment waste.

•   Supports product life cycle assessments assessing core product designs, reducing single-use plastics and packaging and decreasing carbon emissions due to transportation.

•   Prohibits the use of child labor, forced labor, human trafficking and modern slavery in its supply chain.

•   Wynalda, our vendor for wraps, inserts and other special home entertainment packaging:

•   Maintains a ride sharing method of delivery for all of packaging goods, significant reducing shipping carbon footprint for delivery of such goods.

•   Uses recycled or reclaimed materials for all trim from print and cut manufacturing.

•   Conducts periodic ethical trade audits to address sustainability as well as ethical treatment of people while minimizing their environmental impact.

•   Max Solutions, our vendor for non-standardized home entertainment packaging:

•   Sources all materials from forest stewardship certified mills.

•   Partners with companies that use plant-based, eco-friendly, compostable, and biodegradable alternative to plastic packaging.

•   Uses carbon-neutral presses designed to the highest levels of energy efficiency to drastically reduce emissions, scrap and process waste.

Lions Gate 2023 Proxy Statement 35

Environmental, Social and Governance

Recognitions	Humanitas 2022 Voice for Change Award

CORPORATE GOVERNANCE

Corporate governance is a continuing focus of the Company, starting with the Board and its committees, and extending to management and all employees. The Board and its committees review the Company’s governance policies and business strategies at Board and committee meetings throughout the year, and through ongoing communication with each other and with management.

Role of the Board and Corporate Governance Guidelines

The Company’s corporate governance practices are embodied in its Corporate Governance Guidelines established by the Board. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•

the Board review and regularly monitor the effectiveness of the Company’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives;

•	the Board act in the best interest of the Company to enhance long-term shareholder value;

•	a majority of the members of the Board be independent directors;

•	the independent directors meet at least quarterly in executive session, or otherwise as needed;

•	directors have unimpeded access to management and, as necessary and appropriate, independent advisors; and

•	the Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively.

The full text of the key practices and procedures of the Board are outlined the Corporate Governance Guidelines available on the Company’s website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to the Company’s Corporate Secretary, at either of its principal executive offices.

Board Leadership Structure

Mr. Feltheimer is the Company’s Chief Executive Officer, and together with Mr. Burns, the Company’s Vice Chair, has led the Company’s development for over 30 years. The Board believes it is appropriate for Messrs. Feltheimer and Burns to be on the Board in an executive capacity, as they are responsible for the day-to-day supervision, management and control of the business and affairs of the Company, develop its strategic direction, and serve as a bridge between management and the Board to support the alignment of the goals of both.

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Dr. Rachesky is the Chair of the Board. Dr. Rachesky provides leadership as an independent, non-executive Chair and helps ensure independent oversight of the Company. Dr. Rachesky also presides over the regularly scheduled executive sessions of Non-Employee Directors. In furtherance of the independent oversight of management, the Non-Employee Directors routinely meet and hold discussions without management present.

Separate Chair and Chief Executive Officer Roles

The Board believes that the Company’s current leadership structure, in which the roles of the Chair and Chief Executive Officer are separate, is appropriate for the Company at this time, taking into consideration the Company’s evolving needs, corporate strategy, and operating environment. The separation of the Chair and Chief Executive Officer roles reinforces the independence of the Board and its oversight of the business and affairs of the Company, enables the Chief Executive Officer to focus on the business, operations, and strategy of the Company, and allows the Company to leverage the Chair’s experience, perspective, and vision to serve the best interests of its shareholders.

Board Role in Risk Oversight

The Company’s management is responsible for communicating material risks to the Board and its committees, who provide oversight over the risk management practices implemented by management. The Board and committee reviews occur principally through the receipt of reports from Company management on these areas of risk and discussions with management regarding risk assessment and risk management.

Board of Directors

At regularly scheduled Board meetings, management presents risks faced by the Company. Specifically, the Company’s Chief Executive Officer and other senior management provide strategic and operational reports, including risks relating to the Company’s operating segments; the Company’s Vice Chair reports on the Company’s various investments and financing activities, including analysis of prospective capital sources and uses; the Company’s Chief Financial Officer reports on credit and liquidity risks, tax strategies, integrity of internal controls over financial reporting and on internal audit activities; and the Company’s General Counsel reports on legal risks and reviews material litigation with the Board. Additionally, the Board receives reports from its committees, which may include a discussion of risks initially overseen by the committees for discussion and input from the Board.

The Board also receives reports from the Company on specific areas of risk from time to time, such as cyclical or other risks that are not covered at regularly scheduled Board meetings.

Committees

The Board also delegates responsibilities to its committees related to the oversight of certain risks.

•   The Audit & Risk Committee is generally responsible for reviewing the Company’s risk assessment and enterprise risk management. Among other responsibilities set forth in the Audit & Risk Committee’s charter, the committee: (i) discusses guidelines and policies, as they arise, with respect to financial risk exposure, financial statement risk assessment and risk management periodically with the Company’s management, internal auditor, and independent auditor, and the Company’s plans or processes to monitor, control and minimize such risks and exposures; (ii) reviews and evaluates management’s identification of all major risks to the business and their relative weight; (iii) when necessary, reviews the steps the Company’s management has taken to address failures, if any, in compliance with established risk management policies and procedures; (iv) reviews the Company’s various insurance policies, including directors’ and officers’ liability insurance; (v) reviews the significant reports to the Company’s management prepared by the internal audit department and management’s responses; (vi) reviews the Company’s disclosure of risks in all filings with the SEC; and (vii) reviews and provides oversight over the Company’s information technology and cybersecurity risk, policies and procedures.

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•   The Compensation Committee monitors risks related to the Company’s compensation practices, including practices related to incentive-compensation and equity-based plans, other executive or Company-wide incentive programs.

•   The Nominating and Corporate Governance Committee oversees risk as it relates to monitoring developments in law and practice with respect to the Company’s corporate governance processes, independence of the Board and director and management succession and transition, as well as the Company’s activities and practices regarding corporate responsibility and environmental, social and related governance matters.

The Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and, therefore, do not materially affect its choice of leadership structure as described under Board Leadership Structure above.

Human Capital Management and Management Succession Planning

The Board believes that human capital management and succession planning, including inclusion and diversity, are paramount to the Company’s success and central to its long-term strategy. The Board oversees these programs through its Nominating and Corporate Governance Committee, which works with the Company’s Chief Human Resources Officer to ensure that the Company has effective processes and programs in place for recruiting, developing, and retaining top talent, as well as for identifying and cultivating potential successors for key leadership positions.

The Nominating and Corporate Governance Committee, with the assistance of Heidrick & Struggles, an independent outside consultant, has established short-term and long-term succession plans, which it reviews and updates periodically. The plans identify critical positions and potential replacements for the Company’s senior executives (including the Company’s Chief Executive Officer and the Company’s Vice Chair), should one of these critical positions become vacant. The plans are designed to anticipate both expected successions, such as those arising from anticipated retirements, as well as unexpected transitions (i.e., “black swan events”), such as those occurring when executives leave for positions at other companies, or due to death, disability or other unforeseen events.

Cybersecurity and Information Security Risk Oversight

The Board oversees the Company’s cybersecurity and information security program. The program, led by the Company’s Chief Information Officer and Chief Information Security Officer, provides for cybersecurity management, compliance with applicable legal and third-party data protection and data privacy requirements, and incident response and crisis management plans. At each meeting, and as otherwise necessary, the Audit & Risk Committee receives reports from the Company’s Chief Information Officer on cyber threats and incident responses including, updates on technology trends, policies and practices, and specific and ongoing efforts to prevent, detect, and respond to internal and external critical threats. The Audit & Risk Committee briefs the full Board on these matters at each Board meeting.

Cybersecurity and Information Security Risk Governance Highlights

•

The Company provides mandatory annual security awareness education and training for all employees and consultants, conducts quarterly internal “phishing” testing and training for “clickers,” requires mandatory security training for all new hires during their first two weeks of employment and publishes periodic cybersecurity newsletters to highlight any emerging or urgent security threats.

•	The Company’s program is subject to an annual self-assessment that measures its maturity in a manner aligned with the National Institute of Standards and Technology Cybersecurity Framework.

•	The Company’s information security posture is subject to regular third-party testing, including penetration testing.

•	The Company conducts annual penetration testing, as well as weekly internal and external vulnerability scans.

•

The Company performs annual Disaster Recovery and Incident Response tabletop exercises that include members of the Company’s senior management team to validate, test, and assess the effectiveness and adequacy of certain roles and decision-making processes in the event of a cyber-incident.

•

The Company has established a Cyber Incident and Response Policy that provides for the notification, escalation and communication of material cybersecurity events to a crisis management team and appropriate levels.

•	The Company carries information risk security insurance policy and its security standards are certified by the CIS (Center for Internet Security) Critical Security Controls.

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•	The Company did not experience a material security breach in fiscal 2023.

Stock Ownership Guidelines

Effective April 1, 2023, the Board has established minimum stock ownership guidelines for directors. Each director is required to maintain an ownership position in the Company of at least $500,000 of the Company’s common shares (which can be either through ownership of Class A voting shares, Class B non-voting shares or Class A voting shares and Class B non-voting shares on a combined basis). Directors have five years from April 1, 2023 or the date of initial appointment to reach this ownership threshold.

The Company’s executive officers are not subject to stock ownership and holding requirements. Most of the Company’s executive officers, though, have a significant interest in the Company’s shares, whether held directly or as the result of outstanding equity-based awards. Additionally, other than special grants of equity made to executive officers from time to time which may vest immediately, grants of restricted share units, stock options and/or share appreciation rights generally vest in annual installments over a minimum of three years following the date of grant.

Policy on Hedging

The Board recognizes that hedging against losses in the Company’s securities may disturb the alignment between the interests of our officers and directors and those of our other shareholders in our performance and prospects. For this reason, officers, directors and employees are generally prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. Thew Company’s directors are also prohibited from pledging as collateral for a loan or holding in a margin account in which the shares are subject to margin their minimum number of shares held in the Company; if they have shares above such minimum number, though, they are able to pledge such shares as collateral for a loan or holding in a margin account.

Board and Shareholder Meeting Attendance

The Board held a total of four meetings in fiscal 2023 (including regularly scheduled and special meetings of the Board, which were held in person or via teleconference) and took action via unanimous written consent two times. Each director attended at least 75% of the aggregate number of meetings of the Board and meetings of committees on which he or she served in fiscal 2023. All directors are invited, but not required, to attend the annual general and special meeting. Accordingly, directors may not be present in person at the annual general and special meeting. No directors were present for the fiscal 2022 annual general and special meeting.

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Board Committees and Responsibilities

The Board has a standing Audit & Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategic Advisory Committee. The table below provides current membership information for our standing committees, as well as meeting information for such committees.

Committee Membership
Name	Independent	Audit & Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Advisory Committee

Michael Burns	No

Mignon Clyburn	Yes			✓

Gordon Crawford	Yes

Jon Feltheimer	No

Emily Fine	Yes			✓

Michael T. Fries	Yes		✓		✓

John D. Harkey, Jr.	Yes	✓

Susan McCaw	Yes	✓	✓

Yvette Ostolaza	Yes

Mark H. Rachesky, M.D.	Yes		✓

Daryl Simm	Yes

Hardwick Simmons	Yes				✓

Harry E. Sloan	Yes		✓		✓

✓ Member	Chair	Financial Expert

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AUDIT & RISK COMMITTEE
Number of Members: 3 Current Members: Hardwick Simmons (Chair) John D. Harkey, Jr. Susan McCaw Meetings held in fiscal 2023: 4

Mr. Simmons (Chair), Harkey and Ms. McCaw are the current members of the Audit & Risk Committee.

The Audit & Risk Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

Pursuant to its charter, the duties and responsibilities of the Audit & Risk Committee include, among other things, the following:

•  overseeing the integrity of the Company’s financial statements, accounting and financial reporting processes;

•  overseeing the Company’s exposure to risk and compliance with legal and regulatory requirements;

•  overseeing the independent auditor’s qualifications and independence;

•  overseeing the performance of the Company’s internal audit function and independent auditor;

•  overseeing the development, application and execution of all the Company’s risk management and risk assessment policies and programs;

•  preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and

•  reviewing and providing oversight over the Company’s information technology and cybersecurity risk, policies and procedures.

The Board has determined that each member of the Audit & Risk Committee qualifies as an “independent” director under the New York Stock Exchange (“NYSE”) listing standards and the enhanced independence standards applicable to audit committee members pursuant to Rule 10A-3(b)(1) under the Exchange Act, and that each member of the Audit & Risk Committee is “independent” and “financially literate” as prescribed by Canadian securities laws, regulations, policies and instruments. Additionally, the Board has determined that Mr. Simmons is an “audit committee financial expert” under applicable SEC rules and has “accounting or related financial management expertise” under the NYSE listing standards.

COMPENSATION COMMITTEE
Number of Members: 5 Current Members: Daryl Simm (Chair) Michael T. Fries Susan McCaw Mark H. Rachesky, M.D. Harry E. Sloan Meetings held in fiscal 2023: 7

Messrs. Simm (Chair), Fries, Rachesky, Sloan and Ms. McCaw are the current members of the Compensation Committee.

The Compensation Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

Pursuant to its charter, the duties and responsibilities of the Compensation Committee include, among other things, the following:

•  reviewing, evaluating and making recommendations to the Board with respect to management’s proposals regarding the Company’s overall compensation policies and practices and overseeing the development and implementation of such policies and practices;

•  evaluating the performance of and reviewing and approving the level of compensation for our Chief Executive Officer and Vice Chair;

•  in consultation with our Chief Executive Officer, considering and approving the selection, retention and remuneration arrangements for other executive officers and employees of the Company with compensation arrangements that meet the requirements for Compensation Committee review, and establishing, reviewing and approving compensation plans in which such executive officers and employees are eligible to participate;

•  reviewing and recommending for adoption or amendment by the Board and, when required, the Company’s shareholders, incentive compensation plans and equity compensation plans and administering such plans and approving award grants thereunder to eligible persons; and

•  reviewing and recommending to the Board compensation for Board and committee member.

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The Compensation Committee is also authorized, after considering such independence factors as may be required by the NYSE rules or applicable SEC rules, to retain independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. See Compensation Discussion and Analysis for additional discussion of the Compensation Committee’s role and responsibilities, including a discussion on the role of our compensation consultant in fiscal 2023. Our executive officers, including the Named Executive Officers, do not have any role in determining the form or amount of compensation paid to the Named Executive Officers and our other senior executive officers (other than the Company’s Chief Executive Officer, who makes recommendations to the Compensation Committee with respect to compensation paid to the other Named Executive Officers (other than the Company’s Vice Chair)).

The Board has determined that each member of the Compensation Committee qualifies as an “independent” director under the NYSE listing standards and the enhanced independence standards applicable to compensation committee members under the NYSE listing standards. In making its independence determination for each member of the Compensation Committee, our Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Number of Members: 3 Current Members: Yvette Ostolaza (Chair) Mignon Clyburn Emily Fine Meetings held in fiscal 2023: 3

Mmes. Ostolaza (Chair), Clyburn and Fine are the current members of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board which is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

Pursuant to its charter, the duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things, the following:

•  identifying, evaluating and recommending individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•  considering and recommending to the Board the director nominees for each annual meeting of shareholders, the Board committees and the Chairpersons thereof;

•  periodically reviewing the Company’s activities and practices regarding corporate responsibility and environmental, social and related governance (“ESG”) matters that are significant to the Company, oversee the Company’s public reporting on these topics and receive updates from the Company’s management committee responsible for significant ESG activities;

•  Reviewing the Company’s human capital management policies, programs and initiatives focused on the Company’s culture, talent development, retention, and diversity and inclusion;

•  developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and assisting in the oversight of such guidelines; and

•  overseeing the evaluation of the Board and management.

The nominees for the Annual Meeting were recommended for selection by the Nominating and Corporate Governance Committee and were selected by the Board. The Nominating and Corporate Governance Committee did not engage a third party to identify or assist it in identifying or evaluating potential nominees to the Board.

The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as an “independent” director under the NYSE listing standards.

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STRATEGIC ADVISORY COMMITTEE
Number of Members: 5 Current Members: Gordon Crawford (Co-Chair) Mark H. Rachesky, M.D. (Co-Chair) Michael T. Fries Hardwick Simmons Harry E. Sloan Meetings held in fiscal 2023: 2

Messrs. Crawford (Co-Chair), Rachesky (Co-Chair), Fries, Simmons and Sloan are the current members of the Strategic Advisory Committee.

The Strategic Advisory Committee is responsible for reviewing the Company’s strategic plan, meeting with management on a periodic basis to review operations against the plan, as well as overseeing preliminary negotiations regarding strategic transactions and, when applicable, acting as a pricing and approval committee on certain transactions.

Each member of the Strategic Advisory Committee qualifies as an “independent” director under the NYSE listing standards.

Determining Board Composition

The Board nominates directors for election at each annual meeting of shareholders and may appoint new directors to fill vacancies when they arise between annual meetings of shareholders. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election. In considering candidates for the Board, the Nominating and Corporate Governance Committee reviews the entirety of each candidate’s credentials. In particular, the committee’s assessment of potential candidates for election includes, but is not limited to, consideration of:

(i)	relevant knowledge and diversity of background and experience;

(ii)	understanding of the Company’s business;

(iii)	roles and contributions valuable to the business community;

(iv)

personal qualities of leadership, character, judgment and whether the candidate possesses and maintains, throughout service on the Board, a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

(v)	whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings;

(vi)	compatibility with our Chief Executive Officer, senior management and the culture of the Board; and

(vii)	other factors deemed relevant.

The Nominating and Corporate Governance Committee assesses the Board’s current and anticipated strengths and needs based upon the Board’s then-current profile and the Company’s current and future needs, and screens the slate of candidates to identify the individuals who best fit the criteria listed above. During the selection process, the Nominating and Corporate Governance Committee seeks inclusion and diversity within the Board. The Nominating and Corporate Governance Committee considers the diversity of the Board overall with respect to age, disability, gender identity or expression, ethnicity, military veteran status, national origin, race, religion, sexual orientation, and other backgrounds and experiences. Candidates to the Board are generally recommended by its members, by other Board members, by shareholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

Term Limits

The Board has not established term limits, as we believe that directors who have developed insight into the Company and its operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Corporate Governance Committee evaluates individual Board member performance and takes steps as necessary regarding continuing director tenure.

For instructions on how shareholders may submit recommendations for director nominees to the Nominating and Corporate Governance Committee, see Shareholder Communications below. The Nominating and Corporate Governance Committee assesses the director nominees recommended by shareholders using the same criteria as described above.

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Director Commitments

Our Board believes that our directors have demonstrated the ability to devote sufficient time and attention to fulfill the responsibilities required of directors. We understand, however, that certain proxy advisory firms deem Mr. Fries as overboarded, based on the number of public company boards on which he serves, while also serving as a Chief Executive Officer of Liberty Global.

Our Nominating and Corporate Governance Committee and our Board do not believe that Mr. Fries’ outside boards or other commitments limit his ability to devote sufficient time and attention to his duties as a director of the Company. Mr. Fries has demonstrated that he has effectively balanced his responsibility of serving on the Board and also fulfilling full-time executive duties. More specifically:

•	Mr. Fries’ vast experience in leadership and management within the entertainment industry provides significant industry knowledge and operational and management expertise to our Board.

•	Mr. Fries’ attendance record at meetings demonstrates his commitment to the Board, participating in at least 75% of Board meetings in fiscal 2023.

•	Mr. Fries consistently prepares and has exemplary participation at Board meetings, and regularly engages with management and the other members of the Board outside of Board meetings.

•

Mr. Fries’ contributions to discussions and decision making as a member of the Board, the Compensation Committee and the Strategic Advisory Committee are valuable based on his experience as the Chief Executive Officer of Liberty Global and a member of the board of directors of other public companies.

Accordingly, the Board and the Nominating and Corporate Governance Committee believe that Mr. Fries’ active participation and continued service on the Board is in the best interests of our shareholders, and ask that shareholders support Mr. Fries’ re-election as a director.

Shareholder Communications

The Board recognizes the importance of providing our shareholders and interested parties with a means of direct communication with the members of the Board. Shareholders and interested parties who would like to communicate with the Chair of the Board or the Non-Employee Directors may do so by writing to the Board or the Non-Employee Directors, care of our Corporate Secretary, at either of our principal executive offices. Additionally, shareholder recommendations for director nominees are welcome and should be sent to the Company at 2700 Colorado Avenue, Santa Monica, California 90404, and such recommendations will be forwarded to the Chair of the Nominating and Corporate Governance Committee. Please see About the Annual Meeting – May I propose actions or recommend director nominees for consideration at next year’s Annual General and Special Meeting of Shareholders? for further information as to the timing of submission of such recommendations. The full text of our Policy on Shareholder Communications is available on our website at http://investors.lionsgate.com/governance/governance-documents.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (and an Anti-Bribery Corruption Policy addendum) that applies to all of our directors, officers and employees (and, where applicable, to our suppliers, vendors, contractors and agents) that is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. We will disclose on our website any waivers of, or amendments to, the code that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or persons performing similar functions.

Board and Committee Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board, its committees and each director in order to assess the overall effectiveness of the Board and its committees, director performance and Board dynamics, and suggested areas of improvement. The results of the evaluation are discussed by the Board and its committees in executive session, with a view towards taking action to address any issues presented. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the directors stand for re-nomination.

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Director Independence

It is the policy of the Board that, as required by the requirements of the NYSE listing standards, a majority of directors be “independent” of the Company and its management. For a director to be deemed “independent,” the Board will affirmatively determine that the director has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his/her affiliates.

Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in June 2023. During the annual review, the Board considered transactions and relationships between each director or any member of his/her immediate family and the Company and its subsidiaries and affiliates, including those reported under the heading Certain Relationships and Related Transactions below. The Board also examined transactions and relationships with the Company between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in our Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is “independent.” The Nominating and Corporate Governance Committee, with assistance from counsel, regularly reviews our Corporate Governance Guidelines to ensure their compliance with Canadian law, SEC and NYSE regulations. The full text of our Corporate Governance Guidelines is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

As a result of this review, the Board affirmatively determined that 11 of our directors, including each of Messrs. Crawford, Fries, Harkey, Rachesky, Simm, Simmons, Sloan and Mmes. Clyburn, Fine, McCaw and Ostolaza, are “independent” under our Standards for Director Independence, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, Canadian standards, SEC rules and regulations (for Audit & Risk Committee members) and the NYSE listing standards (including the enhanced independence requirements for Compensation Committee members).

A number of our independent Board members are currently serving or have served as directors or as members of senior management of other public companies. All of the committees of the Board are comprised solely of independent directors, each with a different independent director serving as chair of the committee. We believe that the number of independent experienced directors that make up the Board, along with the independent oversight of the Board by the non-executive Chair, benefits the Company and our shareholders.

Non-Management Director Meetings

The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The Chair position is held by Dr. Rachesky, an independent director. In matters that require independence of the Board from management, only the independent board members take part in the decision-making and evaluation. Additionally, at each of the Company’s regularly scheduled Board and certain committee meetings, the non-management, independent directors participate in an executive session, led by the Chair, without any members of the Company’s management present.

The independent members of the Board held a total of four sessions in fiscal 2023 at which non-independent directors and members of management were not in attendance.

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Director Compensation

Compensation Program

For fiscal 2023, our Non-Employee Directors were compensated as follows:

Type of Compensation	Amount

Annual Equity Retainer	$50,000

Annual Cash Retainer	$50,000

Annual Board Chair Retainer	$52,000

Annual Audit & Risk Committee Chair Retainer	$15,000

Annual Compensation Committee Chair Retainer	$10,000

Annual Nominating and Corporate Governance Committee Chair Retainer	$10,000

Annual Strategic Advisory Committee Chair Retainer	$10,000

Committee Meeting Retainer	$1,400 per meeting

The annual equity retainer consisted of an award of restricted share units with a grant date value of $50,000 granted on September 13, 2022, the date of the Company’s 2022 Annual General and Special Meeting of Shareholders (with $25,000 of the value based on the closing price Class A voting shares and $25,000 of the value based on the closing price of Class B non-voting shares on the last trading day prior to the grant date, and the number of units rounded to the nearest whole unit). The restricted share units vest in annual installments over three years following the date of grant, and vested units were paid in an equivalent number of Class A voting shares and Class B non-voting shares, as applicable. For Mr. Fries, the award was instead granted by the Board as a fixed amount of cash vesting in annual installments over three years following the date of grant.

The annual cash retainer and other retainers set forth in the table above were paid, at the director’s election, in all cash, 50% in cash and 50% in the form of shares of common stock (with the 50% portion to be paid in shares to be paid 50% in Class A voting shares and 50% in Class B non-voting shares), or 100% in the form of shares of existing common stock (with 50% to be paid in Class A voting shares and 50% in Class B non-voting shares). The Board retained discretion to provide for retainers for one or more directors to be paid in a different mix of cash and shares of common stock (whether in Class A voting shares, Class B non-voting shares, or a combination thereof) as it determined appropriate. Retainers were paid in two installments, with the number of shares of common stock delivered in payment of any retainer determined by dividing the dollar amount of the retainer paid in the form of shares of common stock by the average closing price of common stock (either Class A voting shares or Class B non-voting shares, as applicable) for the previous five business days prior to payment, and are fully vested at the time of payment.

Pursuant to the Company’s policies, non-employee directors were also reimbursed for reasonable expenses incurred in the performance of their duties.

In January 2023, the Compensation Committee engaged Pay Governance to review the Company’s non-employee director compensation program. Pay Governance concluded that non-employee director compensation under the program, last updated in May 2012, measured as the lowest compensation level among the Company’s peer group and was in the 4th percentile of the Company’s revenue comparable general industry samples. Consequently, in February 2023, the Board, upon the recommendation of the Compensation Committee, and based on a proposal from Pay Governance, approved an update to the Company’s non-employee director’s compensation program.

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Accordingly, effective April 1, 2023, the Company’s non-employee directors will receive (i) an annual equity retainer of $150,000, (ii) an annual cash retainer of $100,000 and (iii) the other retainers set forth in the table below. Meeting fees have been eliminated from the program.

Type of Compensation	Amount

Annual Equity Retainer	$150,000

Annual Cash Retainer	$100,000

Annual Board Chair Retainer	$52,000

Annual Audit & Risk Committee Chair Retainer	$30,000

Annual Compensation Committee Chair Retainer	$30,000

Annual Nominating and Corporate Governance Committee Chair Retainer	$20,000

Annual Strategic Advisory Committee Chair Retainer	$20,000

The annual equity retainer consists of an award of restricted share units granted under the Company’s equity incentive plan then in effect with a grant date value of $150,000 granted annually on the date of date of the Company’s annual general and special meeting of shareholders (with $75,000 of the value based on the closing price Class A voting shares and $75,000 of the value based on the closing price of Class B non-voting shares on the date of grant, and the number of units rounded to the nearest whole unit). The restricted share units vest after one year following the date of grant (or, if earlier, the date of the annual general and special meeting of shareholders in the year after the year of grant) and will be paid in an equivalent number of Class A voting shares and Class B non-voting shares, as applicable. The Board retains discretion to provide for the award to instead be granted as a fixed amount of cash subject to the same vesting terms. The Board may also provide non-employee directors with an election to defer payment of their vested awards in accordance with applicable tax law. The annual cash retainer and other retainers set for in the table above will be paid, at the director’s election, in all cash, 50% in cash and 50% in the form of shares of common stock (with the 50% portion to be paid in shares to be paid 50% in Class A voting shares and 50% in Class B non-voting shares), or 100% in the form of shares of common stock (with 50% to be paid in Class A voting shares and 50% in Class B non-voting shares). The Board retains discretion to provide for retainers for one or more directors to be paid in a different mix of cash and shares of common stock (whether in Class A voting shares, Class B non-voting shares, or a combination thereof) as it determined appropriate. Retainers are paid in two installments, with the number of shares of common stock delivered in payment of any retainer determined by dividing the dollar amount of the retainer paid in the form of shares of common stock by the closing price of common stock (either Class A voting shares or Class B non-voting shares, as applicable) on the date of payment, and are fully vested at the time of payment.

Pursuant to the Company’s policies, non-employee directors will also be reimbursed for reasonable expenses incurred in the performance of their duties.

The Board (or any committee of the Board within the authority delegated to it) has the right to amend this policy from time to time.

Director Onboarding and Education

When a new director joins the Board, management and existing Board members provide an orientation to allow new directors to become familiar with the Company’s business and strategic plans, significant financial matters, core values, including ethics, compliance programs and corporate governance practices, and other key policies and practices. This orientation typically includes meetings between the new director and senior management to review the Company’s strategy, business plan, and risk profile, as well as providing the new director with background material on the Company.

The Company encourages the participation of all Board members in continuing education programs, at the expense of the Company, that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of the Board and its committees.

Lions Gate 2023 Proxy Statement 47

Environmental, Social and Governance

Fiscal 2023 Director Compensation

The following table presents information regarding compensation earned or paid to each of our Non-Employee Directors for services rendered during fiscal 2023. Messrs. Feltheimer and Burns do not receive any compensation for their services on the Board.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Mignon Clyburn	$54,200	$50,001	$—	$—	$—	$—	$104,201

Gordon Crawford	$62,800	$50,001	$—	$—	$—	$—	$112,801

Emily Fine	$57,000	$50,001	$—	$—	$—	$—	$107,001

Michael T. Fries	$109,800	$—	$—	$—	$—	$—	$109,800

Susan McCaw	$65,400	$50,001	$—	$—	$—	$—	$115,401

Yvette Ostolaza	$64,200	$50,001	$—	$—	$—	$—	$114,201

Mark H. Rachesky, M.D.	$124,600	$50,001	$—	$—	$—	$—	$174,601

Daryl Simm	$69,800	$50,001	$—	$—	$—	$—	$119,801

Hardwick Simmons	$73,400	$50,001	$—	$—	$—	$—	$123,401

Harry E. Sloan	$65,400	$50,001	$—	$—	$—	$—	$115,401

(1)

The amounts reported in column (b) represent director annual retainer, chair fees, and meeting fees, for fiscal 2023, paid, at the director’s election, either 50% in cash and 50% in the form of the Company’s common stock, 100% in the form of the Company’s common stock, or 100% in cash, as described above. The value of the common shares is calculated using the average closing price of shares of common stock for the last five business days prior to payment. Retainers and fees are paid twice a year in April and October of each year. During fiscal 2023, the Non-Employee Directors who elected to receive 50% of their retainers and fees in the form of common shares received the following number of shares: Ms. McCaw, 3,133 shares, Mr. Simm, 3,349 shares and Mr. Simmons, 3,454 shares. During fiscal 2023, the Non-Employee Directors who elected to receive 100% of their retainers and fees in the form of common shares received the following number of shares: Ms. Clyburn, 5,350 shares, Mr. Crawford, 5,872 shares, Ms. Fine, 5,898 shares, Ms. Ostolaza, 6,329 shares and Dr. Rachesky, 10,030 shares. For fiscal 2023, the Board determined that Mr. Fries would receive 100% of his retainer and fees in the form of cash (so that the amount reported in this column for Mr. Fries includes cash received in lieu of any equity award).

(2)

Each Non-Employee Director then in office received a grant of 2,434 restricted share units with respect to Class A voting shares and 2,583 restricted share units with respect to Class B non-voting shares units on September 13, 2022 at the Company’s 2022 Annual General and Special Meeting of Shareholders (other than Mr. Fries, who receives cash in lieu of equity grants). The amounts reported in column (c) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see the discussion of stock awards contained in Note 13 to the Company’s Audited Consolidated Financial Statements, included as part of the Company’s 2023 Annual Report filed on Form 10-K filed with the SEC on May 25, 2023.

(3)

The following table presents the number of unvested stock awards held by each of the Non-Employee Directors as of March 31, 2023. No Non-Employee Directors held any outstanding option awards as of that date.

	Number of Unvested Restricted Share Units as of March 31, 2023
Director	LGF.A	LGF.B

Mignon Clyburn	4,564	4,898

Gordon Crawford	4,564	4,898

Emily Fine	4,564	4,898

Michael T. Fries	—	—

Susan McCaw	4,564	4,898

Yvette Ostolaza	4,564	4,898

Mark H. Rachesky, M.D.	4,564	4,898

Daryl Simm	4,564	4,898

Hardwick Simmons	4,564	4,898

Harry E. Sloan	2,434	2,583

48 Lions Gate 2023 Proxy Statement

Environmental, Social and Governance

MANAGEMENT

Biographical Information

The following is a list of our executive officers followed by their biographical information (other than for Messrs. Feltheimer and Burns, whose biographical information appears above). Ages are as of October 9, 2023.

Name	Age	Position

Jon Feltheimer	72	Chief Executive Officer

Michael Burns	65	Vice Chair

James W. Barge	68	Chief Financial Officer

Brian Goldsmith	51	Chief Operating Officer

Bruce Tobey	64	Executive Vice President and General Counsel

James W. Barge

Mr. Barge has been our Chief Financial Officer since October 2013. From October 2010 to November 2012, Mr. Barge served as the Executive Vice President, Chief Financial Officer of Viacom, Inc. (having served as its Executive Vice President, Controller, Tax and Treasury since January 2008), where he was responsible for overseeing all aspects of the company’s global finances and capital structure, as well as information technology and risk management. Prior to joining Viacom, Mr. Barge served as Senior Vice President, Controller and Chief Accounting Officer (from October 2002 to December 2007) and Vice President and Controller (from February 2000 to October 2002) of Time Warner Inc., where he was responsible for the company’s overall financial planning, reporting and analysis, including budgeting and long range planning, and led several shared service and global process improvement initiatives. Mr. Barge joined Time Warner in March 1995 as Assistant Controller. Prior to joining Time Warner, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner.

Brian Goldsmith

Mr. Goldsmith has been our Chief Operating Officer since October 2012, and served as our Executive Vice President, Corporate Development and Strategy, from September 2008 to October 2012. Prior to that, Mr. Goldsmith served as the Chief Operating Officer and Chief Financial Officer of Mandate Pictures, LLC, a wholly-owned subsidiary of the Company since September 2007.

Bruce Tobey

Mr. Tobey has been our Executive Vice President and General Counsel since March 2023. Prior to that, Mr. Tobey was a partner at O’Melveny & Myers LLP, where he worked from August 2012 to March 2023. Prior to joining O’Melveny & Myers LLP, Mr. Tobey also served as Chief Operating Officer at CBS Films from March 2007 to December 2010, as Executive Vice President at Paramount Pictures Corporation from February 2001 to August 2005, and as a partner at Troop Steuber Pasich Reddick & Tobey, LLP (and its predecessor firm), where he worked from May 1986 to March 2000.

Appointment of Executive Officers

Our officers are appointed and serve at the discretion of the Board. The employment agreements for the Named Executive Officers (as defined under Executive Compensation below) are described in Executive Compensation Information — Description of Employment Agreements below.

Lions Gate 2023 Proxy Statement 49

COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of the Company’s executive compensation philosophy and objectives, and practices. In doing so, it describes the material elements of compensation at the Company awarded to, earned by, or paid to, the individuals who served as our principal executive officer, principal financial officer, and three other most highly compensated executive officers for fiscal 2023 (the “Named Executive Officers”). The Named Executive Officers for fiscal 2023 include the following:

Named Executive Officer	Position

Jon Feltheimer	Chief Executive Officer

Michael Burns	Vice Chair

James W. Barge	Chief Financial Officer

Brian Goldsmith	Chief Operating Officer

Corii D. Berg*	Former Executive Vice President and General Counsel

Bruce Tobey**	Executive Vice President and General Counsel

*	Mr. Berg resigned as the Company’s Executive Vice President and General Counsel effective December 20, 2022.

**	Mr. Tobey was appointed as the Company’s Executive Vice President and General Counsel effective March 27, 2023.

EXECUTIVE SUMMARY

WHO WE ARE

Business Segments

Studio Business	Starz Business

Motion Picture Television Production	Media Networks

•  Diversified motion picture business with 10-12 wide theatrical releases and slate of 40-50 multiplatform and direct-to-streaming titles a year.

•  Television business encompassing more than 100 shows spanning dozens of platforms from its scripted operations, 3 Arts Entertainment, Pilgrim Media Group and Debmar-Mercury.

• Leading global premium subscription platform with content strategy focused on two valuable and scalable core demographics. • Majority of subscribers from streaming.

50 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

World Class Franchises and Series

• 4 films • $3.0 billion+ global box office • The Ballad of Songbirds and Snakes (November 2023)	• 5 films • $3.4 billion+ global box office	• 4 films • Over $1 billion global box office • The Continental (September 2023) • Ballerina (June 2024)

• 7 seasons • 4 consecutive Best Drama Emmy’s (116 nominations)	• 7 seasons • 4 Emmy awards (21 nominations)	• 3 spinoffs (Power Book II: Ghost, Power Book III: Raising Kanan, Power Book IV: Force)

• 3 films • $700 million box office • Expendables 4 (September 2023)	• $450 million box office • 14 nominations and 6 Oscar wins • Broadway musical in development	• 10 films • $1 billion+ global box office • Saw 10 (October 2023)

• 2 seasons (renewed for season 3) • Season 2: over • 10 million multi-platform views per episode.	• 2 seasons (renewed for season 3) • Neilsen’s top 10 of top 100 shows of 2022-2023 based on total viewers	• 8 seasons • 2 Emmy awards (14 nominations) • Reboot in development

• Best-selling library title • 35th anniversary in 2022 • Re-imagining in development for 2025	• 2 films • $600 million+ global box office • Now You See Me 3 in development	• 7 films • $700 million box office • STARZ television series

Lions Gate 2023 Proxy Statement 51

Compensation Discussion and Analysis

WHAT MANAGEMENT ACCOMPLISHED IN FISCAL 2023

Over $1 Billion John Wick films at global box office; John Wick: Chapter 4 over $425 million at global box office (franchise best)	$884 Million Film and television library revenue for the trailing 12-months	29.7 Million STARZ global subscribers* (14% year-over-year growth) * Including STARZPLAY Arabia, a non-consolidated equity method investee and excluding subscribers in exited territories

$200 Million of 5.500% Senior Notes Repurchased for $135.0 million; additional $85.0 million repurchased for $61.4 million in May 2023	New Starz Bundling Agreements With Amazon/MGM+ and AMC+ domestically, Hayu on Amazon in the U.K. and Disney+ in Latin America	Treasury Management Undrawn revolving credit facility of $1.25 billion and $272 million in cash and cash equivalents at quarter ended March 31, 2023

85% and 89% Q4 2023 Increase Motion Picture segment revenue and segment profit, respectively, compared to prior year quarter

1.3 Million and 700,000 Q4 2023 Increase

Total STARZ global over-the-top subscribers* (sequential quarter, excluding subscribers in exited territories) and domestic over-the top subscribers, respectively

* Including STARZPLAY Arabia, a non-consolidated equity method investee

$1.5 Billion Studio backlog* at March 31, 2023 from Motion Picture and Television Production segments * The backlog portion of remaining performance obligations (excluding deferred revenue)

STOCK PERFORMANCE RETURNS RELATIVE TO PEERS (SEPTEMBER 20, 2022* - MARCH 31, 2023)

* Reflects the restructuring of LIONSGATE+ by exiting seven international territories, commencing the three months ended September 30, 2022.

52 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

GOALS OF THE LIONSGATE COMPENSATION PROGRAM

• Attract, motivate and retain top executive talent in an intensely competitive industry • Align executive pay with operating and financial performance	• Align executive pay with execution of long-term performance • Align executive interests with those of shareholders • Incentivize shareholder value creation

BASIC LIONSGATE COMPENSATION PROGRAM PRINCIPLES

• Balance components of compensation • Be competitive within the Company’s industry • Maintain appropriate level of “at-risk” compensation • Balance metric-driven and qualitative decision-making

•   Maintain “clawback” policy to recover unjustified payments

•   No tax gross-ups

•   No repricing or buyouts of stock options/SARs without shareholder approval

•   No single-trigger change-of-control provisions

HOW THE COMPENSATION COMMITTEE WORKS

• Maintain proactive, ongoing, and transparent dialogue with investors • Use multiple operational, financial, and intangible metrics • Review cost and dilutive impact of stock compensation

•   Use performance metrics for all employees, including the Named Executive Officers

•   Use updated peer group and industry survey data for compensation context

•   Take counsel from Pay Governance, its independent outside consultant

THE COMPONENTS OF EXECUTIVE COMPENSATION

Item	Nature	Purpose	Basis

Base Salary	Fixed; Short-term	Provide degree of financial stability; Retention	Competitive within peer and industry context

Annual Incentive Bonus	At-risk; Short-term	Reward near-term performance; Promotion and contribution of business strategy; Ensure competitive compensation	Competitive within peer and industry context; Performance-based, with defined target opportunity

Long-Term Incentive Awards	At-risk Long-term	Retention; Reward long-term performance; Alignment with shareholder interests	Competitive within peer and industry context; Time and performance-based equity, vesting in tranches over multiple years

Lions Gate 2023 Proxy Statement 53

Compensation Discussion and Analysis

DETERMINATION OF ANNUAL BONUS FOR FISCAL 2023

1⁄3 Corporate Performance

Overall Company financial and operating performance - the Compensation Committee determined to award 96% for corporate performance.

1⁄3 Divisional Performance

Overall financial and operational performance of each operating division - the Compensation Committee determined to award 120%, 100% and 70% for Motion Picture, Television Production and Media Networks segment performance, respectively.

1⁄3 Individual Performance

Individual achievements and contributions of each executive - individual performance percentages for fiscal 2023 noted below.

For more information on the compensation of the Named Executive Officers, please see the Summary Compensation Table on page 69 of this proxy statement.

SHAREHOLDER ENGAGEMENT

We proactively engage with shareholders and other stakeholders throughout the year to discuss significant issues, including company performance and strategy, corporate governance, executive compensation, and environmental, social, and governance topics. We take feedback and insights from our engagement with shareholders and other stakeholders into consideration, as we review and evolve our practices and disclosures, and further share them with the Board, as appropriate.

In fiscal 2023, we engaged with 30 of our top 50 shareholders and actively-managed institutional investors owning approximately 75% of the Company’s common stock (not including shares held by officers and directors). Participating in this outreach were Messrs. Feltheimer, Burns, Barge, Goldsmith, Jeff Hirsch, the President and Chief Executive Officer of Starz, and other senior executives from all of the Company’s businesses with support from the Company’s Investor Relations Department.

Investor Conferences

✓ Presented at 9 major investor conferences, including:

•   The Morgan Stanley 2023 Tech, Media, &Telecom Conference; and

•   The Bank of America 2022 Media, Communications and Entertainment Conference.

Investor Meetings

✓ Hosted media investor “bus tour” meetings through MoffettNathanson, Cowen, JP Morgan, Credit Suisse and Wells Fargo, that included interactions with over 50 analysts/investors in Lionsgate’s Santa Monica office.

✓ Held more than 100 virtual and in-person investor meetings, representing virtually all of Lionsgate’s analysts and top 25 shareholders.

54 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

At the Company’s 2022 Annual General and Special Meeting of Shareholders held in September 2022, 96.3% of votes cast at that meeting voted in favor of the Company’s executive compensation program (referred to as a “say-on-pay proposal”). We believe the results of last year’s “say-on-pay” vote and input from our shareholder engagement affirmed our shareholders’ support of the Company’s compensation program. This informed our decision to maintain a consistent overall approach in setting executive compensation for fiscal 2023.

Key Actions in Response to Engagement

•  No grants of special equity awards in fiscal 2023 outside of our regular compensation program.

•  Annual equity awards to Named Executive Officers in fiscal 2023 (other than to Mr. Burns, who is not eligible for such awards) were granted at 85% of respective equity target amounts, as set forth in the applicable employment agreements, reflecting financial performance in fiscal 2022.

•  50% of such awards consisted of performance-based restricted share units, vesting over three years only if the volume-weighted average of the closing price of Class B non-voting shares over a period of twenty consecutive trading days ending on or before such three-year period is equal to or greater than $14.61.

•  Continued to utilize Adjusted OIBDA and segment profit as performance metrics to determine fiscal 2023 annual incentive bonuses (see Compensation Components – Fiscal 2023 Company Financial Performance below).

•  Based on analysis by Pay Governance, capped individual performance measure for annual incentive bonuses at 300%.

•  Continued disclosure with respect to environment, social and governance matters (see Environmental, Social and Governance—Environmental, Social Responsibility and Human Capital Matters” above).

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee believes that our executive compensation program aligns the interests of the Named Executive Officers with the Company’s long-term strategic direction and the interests of our shareholders. Our program’s key features include:

•	Competitive pay using peer group and industry data for compensation decisions.

•	Significant “at risk” pay:

•	The Company provides annual incentive opportunities and other long-term equity awards, which constitute a significant portion of each executive’s total compensation opportunity.

•	The Compensation Committee retains discretion in assessing performance and awarding payouts under the annual incentive plan and performance-based equity awards.

•	Compensation is balanced – the compensation program provides a mix of fixed compensation and short-term and long-term variable compensation.

•	Limited benefits and perquisites are provided.

We have entered into employment agreements with each of the Named Executive Officers and believe these agreements have helped create stability for our management team. These agreements have been structured to incorporate a number of features that we believe represent best practices in executive compensation and are generally favored by shareholders. In particular, these agreements do not provide for any accelerated vesting of equity awards or other payments or benefits that are triggered solely by a change in control (i.e., there are no “single-trigger” benefits) or any rights for the executive to be grossed up for any taxes imposed on excess parachute payments in connection with a change in control. These agreements also do not include any right for the executive to voluntarily terminate employment in connection with a change in control and receive severance (other than certain “good reason” terminations that we believe would constitute a constructive termination of the executive’s employment).

As noted below, equity award grants to Named Executive Officers are generally determined in connection with a new or amended employment agreement with the Company (which includes specifying grants to be made annually over its term). The Company typically does not consider equity-based awards to its executive officers at any other time, but may pay annual bonuses in cash and/or equity awards, and retains discretion to grant equity awards to executives at other times as the Compensation Committee may determine appropriate.

Lions Gate 2023 Proxy Statement 55

Compensation Discussion and Analysis

PROGRAM OBJECTIVES

The goal of the Company’s executive compensation program is to facilitate the creation of long-term value for shareholders by attracting, motivating, and retaining qualified senior executive talent. To this end, the Compensation Committee has designed and administered the Company’s compensation program to reward executives for sustained financial and operating performance, to align their interests with those of shareholders, and to encourage them to remain with the Company for long and productive careers. A significant portion of the Company’s senior executives’ compensation is “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based upon performance.

COMPENSATION PRACTICES

What We Do	What We Don’t Do

✓  Pay for Performance: A significant portion of Named Executive Officers compensation is “at risk” in the form of annual and long-term incentive awards that are tied to the Company’s financial results or the performance of the Company’s stock price, or both.

×   No Excise Tax Gross-ups: Employment agreements and other compensation arrangements with the Named Executive Officers do not provide for any gross-up payments to cover excise taxes incurred by the executive.

✓  Use Multiple Performance Metrics: The Company’s annual bonus and long-term incentive programs rely on diversified performance metrics, including individual and group contributions, and the Company’s financial and operating performance.

× No Tax Gross-ups for Personal Benefits: No Named Executive Officer is entitled to receive gross-ups for taxes on personal benefits.

✓  Risk Mitigation: Our compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, multiple performance metrics and board and management processes to identify risk.

× No Single-Trigger Change in Control Agreements: No employment agreements or arrangements for the Named Executive Officers provide benefits triggered solely by a change in control of the Company.
✓ Review of Share Utilization: The Compensation Committee evaluates share utilization levels by reviewing the cost and dilutive impact of stock compensation.	× No Hedging/Pledging: The Company prohibits all directors and employees, including the Named Executive Officers, from collateral pledging and margin practices involving the Company’s common shares.

✓  Competitive Peer Group: The Company’s peer group generally consists of companies with which we directly compete for executive talent and are generally similar to the Company in terms of revenues, market-capitalization and focus of its business.

× No Repricing of Stock Options or SARs: Repricing of stock options or SARs is not allowed without the approval of the Company’s shareholders.

✓  Independent Compensation Consultant: The Compensation Committee retains Pay Governance, an independent compensation consultant, to provide advice on matters concerning executive and non-employee director pay.

× No Buyout of Underwater Stock Options or SARs: The Company may not provide for cash buyouts of underwater stock options or SARs without shareholder approval.
✓ Limit Perquisites: We limit perquisites to items that we believe serve a reasonable business purpose.	× No Evergreen Provisions. The 2023 Plan does not provide for any automatic increases in the number of shares available for issuance under the 2023 Plan.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

Role of the Compensation Committee

The Company’s executive compensation program is administered by the Compensation Committee, which operates pursuant to a written charter. The Compensation Committee, working with management, determines and implements the Company’s executive compensation philosophy, structure, policies and programs, and administers the Company’s compensation and benefit plans. The Compensation Committee is ultimately responsible for determining the compensation arrangements for the Company’s executive officers and reports to the Board on all compensation matters regarding our executives and other key salaried employees.

56 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

Role of Management

The Compensation Committee reviews information provided by management in order to help align the design and operation of the executive compensation program with the Company’s business strategies and objectives. At various times during fiscal 2023, the Company’s Chief Executive Officer and other executives attended relevant portions of Compensation Committee meetings in order to provide information and answer questions regarding the Company’s strategic objectives and financial performance that may be relevant to the Compensation Committee’s decisions. Generally, the Company’s Chief Executive Officer makes recommendations to the Compensation Committee with respect to terms of employment for other executive officers (other than himself and the Vice Chair), taking into account competitive market information, the Company’s compensation strategy, his qualitative assessment of the particular executive’s individual performance, and the experience level of the particular executive. The Compensation Committee discusses these recommendations with the Company’s Chief Executive Officer and either approves or modifies them in its discretion. The Compensation Committee is solely responsible for determining the compensation of the Company’s Chief Executive Officer and the Company’s Vice Chair. None of the Named Executive Officers are members of the Compensation Committee or otherwise have any role in determining their own compensation.

Role of Compensation Consultant

The Compensation Committee retains the services of outside compensation consultant to assist in its review and determination of the Company’s executive compensation program. For fiscal 2023, the Compensation Committee engaged Pay Governance as its independent compensation consultant. Pay Governance assists the committee in the development and evaluation of the Company’s executive compensation program, policies and practices, and its determination of executive compensation, and provides advice to the Compensation Committee on other matters related to its responsibilities. Pay Governance reports directly to the Compensation Committee and the Compensation Committee has the sole authority to retain and terminate the consultant, and to review and approve the consultant’s fees and other retention terms. In fiscal 2023, the Company paid Pay Governance $196,148 for various engagement services for the Compensation Committee.

Consultant Independence

During fiscal 2023, Pay Governance did not perform work for the Company other than pursuant to its engagement by the Compensation Committee. The Compensation Committee has assessed the independence of Pay Governance and concluded that its engagement of Pay Governance does not raise any conflict of interest with the Company or any of its directors or executive officers.

Peer Group Analysis

The Compensation Committee utilizes a peer group to make comparisons of its executives’ compensation with that of similarly situated executives with other companies in order to help ensure that the Company’s compensation packages are competitive with the broader market and aligned with shareholder interests. The peer group is generally comprised of companies focused on film production, television programming, digital content creation and live entertainment, which the Compensation Committee considers to be similar to the Company in terms of revenue, market capitalization, and business focus.

In fiscal 2023, the Compensation Committee retained Pay Governance to update its peer group. Pay Governance noted that the Company competes in a talent market where traditional scope markers such as revenue size and market capitalization are not as relevant as they might be in a typical industrial or general industry company. For instance, many traditional film and television production companies have gradually consolidated over the past decade into a small group of major diversified public entertainment companies, smaller independent studios are private or divisions of non-U.S. based companies, new streaming or digital competitors have experienced rapid growth or are also divisions of much larger public companies, and compensation data for executives running larger studios at competitors are typically not publicly disclosed. Accordingly, Pay Governance developed a broader universe of potential peers by reviewing companies within a specified range of the Company’s revenue (e.g., $850 million to $13.5 billion, or approximately 0.25 to 4 times revenue at such time) and market capitalization (e.g., $700 million to $15 billion, or approximately 0.25 to 5 times market capitalization at such time), considering peers in adjacent or similar entertainment content creation/distribution industries, reviewing companies utilized by certain shareholder service firms in their reports on the Company from the previous fiscal year, identifying “peer to peer” companies (i.e., those used by multiple Company peers but not currently used by the Company), and noting “reverse peer” companies (i.e., those disclosing the Company as a peer).

Lions Gate 2023 Proxy Statement 57

Compensation Discussion and Analysis

Based on its review, Pay Governance recommended, and the Compensation Committee selected, the following peer group for fiscal 2023:

General Peer Group

AMC Networks Inc.	Madison Square Garden Entertainment Corp.

Electronic Arts Inc.	Nexstar Media Group, Inc.

Fox Corporation	Sirius XM Holdings Inc.

Hasbro, Inc.	Take-Two Interactive Software, Inc.

Live Nation Entertainment, Inc.	World Wrestling Entertainment, Inc.

Pay Governance also recommended that the Company continue to utilize industry survey data (such as the Willis Towers Watson Entertainment Industry Survey) to provide compensation data for entertainment-industry specific roles that may not be reflected within the peer group. The participants in this survey include the following:

Entertainment Industry Group

ABC	Showtime

Amazon Studios	Sony Pictures Entertainment

AMC Networks	The CW

CBS	Viacom Media Networks

NBCUniversal	Walt Disney Studios

Netflix	Warner Bros. Discovery

Paramount

The Compensation Committee determined that it would be appropriate to consider this survey data for executive positions, in addition to the peer group data, as companies in these surveys reflect critical competitors for talent. In using this survey data, the Compensation Committee does not focus on any particular companies in the survey (other than the peer companies listed above). In this Compensation Discussion and Analysis, the term “market” as used for comparison purposes generally refers to the peer companies and the survey data described above.

Use of Market Data

Utilizing this market data, the Compensation Committee evaluates the amount and proportions of base salary, annual incentive pay, and long-term compensation, as well as the target total direct compensation (defined as base salary, target annual bonus, and the grant date fair value of equity awards granted to the executive during the fiscal year) for a select number of the Company’s executive officers, including each of the Named Executive Officers, relative to the compensation of similarly situated executives with these companies.

In general, the Compensation Committee uses this data as background information for its compensation decisions and does not “benchmark” compensation at any particular level relative to the peer companies. Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are qualitative and the result of the Compensation Committee’s business judgment, which is informed by the analysis of the members of the Compensation Committee as well as input from, and peer group and survey data provided by, Pay Governance. The Compensation Committee believes that the compensation opportunities provided to the Named Executive Officers are appropriate in light of competitive considerations. The Compensation Committee continues to monitor current trends and issues in Lionsgate’s competitive landscape and will modify its programs as it determines appropriate.

Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. The terms of each employment agreement (including the amendments during fiscal 2023 discussed below) are described below under Description of Employment Agreements. We believe that it is in the best interests of the Company to enter into multiyear employment agreements with the Named Executive Officers as such multiyear agreements are typical in the Company’s industry and assist in retention and recruiting efforts, foster long-term retention, and promote stability among the management team, while still allowing the Compensation Committee to exercise considerable discretion in designing incentive compensation programs and rewarding performance.

58 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

In fiscal 2023, we exercised an option to extend the term of Mr. Feltheimer’s employment and amended his employment agreement, exercised an option to extend the term of Mr. Burns’ employment (with all other terms and conditions remaining the same) and entered into a new employment agreement with Messrs. Goldsmith and Tobey.

Jon Feltheimer

In fiscal 2023, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing the terms of an option to extend the term of Mr. Feltheimer’s employment. The Compensation Committee proposed to exercise the option for two additional years, approve a new target annual bonus and approve the grants of annual long-term equity awards, as described below (with no increase to base salary). Pay Governance provided an analysis of the proposed compensation structure for Mr. Feltheimer utilizing compensation levels for Chief Executive Officers in the Company’s peer group. Based on its assessment, Pay Governance concluded that the proposed level for Mr. Feltheimer’s annualized target total direct compensation approximated the median of chief executive officers in the Company’s peer group.

Accordingly, in August 2022, the Company exercised its option under its employment agreement with Mr. Feltheimer to extend the term of the agreement through August 21, 2025, and amended the agreement to approve a target annual bonus and the grants of annual long-term equity awards. The target annual bonus and equity awards (including the grant date value, types of awards and vesting provisions) provided in the amendment were established by the Compensation Committee based on its qualitative assessment of Mr. Feltheimer’s performance, negotiations with Mr. Feltheimer, and taking into account market data provided by Pay Governance. The Compensation Committee determined that Mr. Feltheimer’s long-term incentive awards under his amended agreement (consisting of three annual equity awards to be granted in respect of each fiscal year during a three-year period) would be granted in the form of restricted share units (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) and time-based stock options or SARs (with an exercise price equal to the fair market value on the date of grant). Each of the performance-based awards would vest as to one-third of the shares subject to such award on each of the first, second and third anniversaries of the applicable grant date, subject to the achievement of performance criteria approved by the Compensation Committee for the 12-month period ending on each applicable vesting date. Additionally, the incentive awards provide a long-term retention incentive by vesting equally over the first three anniversaries of the grant date.

Michael Burns

In February 2023, the Company exercised its option under its employment agreement with Mr. Burns to extend the term of the agreement through October 30, 2024. All other terms of the agreement remain the same.

Brian Goldsmith

In fiscal 2023, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for a new employment agreement with Mr. Goldsmith. The Company proposed an increase to his base salary, target bonus and the grant of annual long-term equity awards, as described below. Pay Governance provided an analysis of the proposed compensation structure for Mr. Goldsmith utilizing compensation levels for (i) top strategy/business development executives (that generally report to a company’s chief financial officer) and (ii) entertainment chief operating officers (that generally report to a company’s chief executive officer) of companies in both the Company’s peer group and certain companies in its entertainment industry group, as applicable. Pay Governance concluded that Mr. Goldsmith’s proposed annualized target total direct compensation was above the 75th percentile of strategy/business development executives and at approximately the 55th percentile of entertainment chief operating officers (who have broader roles overseeing a variety of corporate staff functions).

Accordingly, in March 2023, the Company entered into a new employment agreement with Mr. Goldsmith to continue to serve as the Company’s Chief Operating Officer for a term ending September 30, 2025. The base salary increase, target bonus increase and annual equity awards (including the grant date value, types of awards and vesting provisions) provided in the agreement were established by the Compensation Committee based on its qualitative assessment of Mr. Goldsmith’s performance, negotiations with Mr. Goldsmith, and taking into account market data provided by Pay Governance. The Compensation Committee determined that Mr. Goldsmith’s long-term incentive awards under his new agreement (consisting of three annual equity awards to be granted in respect of each fiscal year during a three-year period) would be granted in the form of restricted share units (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) and time-based stock options (with an exercise price equal to the fair market value on the date of grant). Each of the performance-based awards would vest as to one-third of the shares subject to such award on each of the first, second and third anniversaries of the applicable grant date, subject to the achievement of performance criteria approved by the Compensation Committee in consultation with Mr. Feltheimer for the 12-month period ending on the applicable vesting date. Additionally, the incentive awards provide a long-term retention incentive by vesting equally over the first three anniversaries of the grant date.

Lions Gate 2023 Proxy Statement 59

Compensation Discussion and Analysis

Bruce Tobey

In fiscal 2023, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for an employment agreement with Mr. Tobey. The Company proposed a base salary, target bonus and the grant of annual long-term equity awards, as described below. Pay Governance provided an analysis of the proposed compensation structure for Mr. Tobey utilizing compensation levels for general counsel in the Company’s peer group. Pay Governance concluded that Mr. Tobey’s proposed annualized target total direct compensation is positioned at approximately the 28th percentile of such general counsels.

Accordingly, in March 2023, the Company entered into an employment agreement with Mr. Tobey to serve as the Company’s Executive Vice President and General Counsel for a term ending March 26, 2026. The base salary, target bonus and annual equity awards (including the grant date value, types of awards and vesting provisions) provided in the agreement were established by the Compensation Committee based on the Company’s recommendations, negotiations with Mr. Tobey, and taking into account market data provided by Pay Governance. The Compensation Committee determined that Mr. Tobey’s long-term incentive awards under his new agreement (consisting of a signing award granted in March 2023 and three annual equity awards to be granted in respect of each fiscal year during a three-year period) would be granted in the form of restricted share units (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) and time-based stock options (with an exercise price equal to the fair market value on the date of grant). Each of the performance-based awards would vest as to one-third of the shares subject to such award on each of the first, second and third anniversaries of the applicable grant date, subject to the achievement of performance criteria approved by the Compensation Committee in consultation with Mr. Feltheimer for the 12-month period ending on the applicable vesting date. Additionally, the incentive awards provide a long-term retention incentive by vesting equally over the first three anniversaries of the grant date.

COMPENSATION COMPONENTS

The Company’s executive compensation program is generally based on three principal components:

(1)	Base salary;

(2)	Annual incentive bonuses; and

(3)	Long-term incentive awards that are subject to time-based and/or performance-based vesting.

The Company also provides certain perquisites and personal benefits to the Named Executive Officers pursuant to their employment agreements, and severance benefits if the Named Executive Officer’s employment terminates under certain circumstances. In structuring executive compensation packages, the Compensation Committee considers how each component of compensation promotes retention and/or motivates performance by the executive.

Base Salary

We provide our executive officers and other employees with an annual base salary as a component of compensation that is fixed. We believe that in order to attract and retain highly qualified executives, we need to provide them with certain predictable compensation levels that reward their continued service. Annual base salaries are established when we hire or otherwise enter into an employment agreement with executives. In determining base salary, the Compensation Committee primarily considers market data and compensation levels of executive officers of companies in the Company’s peer group and entertainment industry group, an internal review of the executive’s compensation (both individually and relative to other executive officers), and the executive’s individual performance. Our practice has been to establish base salaries that are generally lower than the salaries of comparable positions at our peer companies, with the significant majority of the executive’s compensation being performance-based and/or tied to the value of our shares.

The Named Executive Officers’ current base salaries are set forth below under Description of Employment Agreements. The Compensation Committee believes that the base salary levels of each of the Named Executive Officers are reasonable in view of the Compensation Committee’s assessment of peer group data for similar positions and the committee’s assessment of the Company’s overall performance and contribution of those officers to that performance.

60 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

Annual Incentive Bonuses

Annual incentive bonuses are primarily intended to motivate our executive officers to achieve annual financial, operational and individual performance objectives and focus on promotion of and contribution to achievement of the Company’s business strategy. The Company has entered into employment agreements with each of the Named Executive Officers that generally provide for a target annual incentive bonus amount, with the bonus awarded each year to be determined in the discretion of the Compensation Committee, taking into account the recommendation of the Company’s Chief Executive Officer (other than for himself and the Vice Chair), based on performance criteria established by the Compensation Committee.

Payouts for annual incentive awards are determined by using three equally weighted measures: corporate performance (1/3), divisional performance (1/3) and individual performance (1/3). The corporate performance measure reflects the overall financial and operational performance of the Company as a whole, and includes key performance indicators that are closely tied to the Company’s strategic objectives and long-term success. The divisional performance measure evaluates the performance of each division within the Company, and assesses the division’s financial performance, operational efficiency, and achievement of division-specific goals and targets that are aligned with the Company’s overall strategic direction. The individual performance measure assesses the performance of each employee at an individual level, and includes various factors such as job responsibilities, individual goals and targets, leadership skills, and contributions to the team and the Company as a whole.

The performance scores for the three measures are then averaged to obtain an overall performance score for each executive. The annual incentive bonus amount is then calculated by multiplying the average performance score by each executive’s target annual incentive bonus amount. Because of the scope of the Named Executive Officers’ roles, the Compensation Committee evaluates overall company performance for their divisional performance rating rather than focusing on any particular division.

Annual incentive bonus target amounts for each of the Named Executive Officers are set as a dollar amount or percentage of base salary, as set forth in their employment agreements. For Messrs. Burns and Barge, the Compensation Committee determined to set the 2023 annual incentive bonus target at 100% of Mr. Burns’ annual bonus amount awarded for fiscal 2022, and at $3 million for Mr. Barge, instead of the amounts set in their respective employment agreements. Additionally, as Mr. Berg resigned in December 2022 and Mr. Tobey commenced employment in March 2023, they were not eligible and did not receive an annual incentive bonus in respect of fiscal 2023.

Name	Fiscal 2023 Target Bonus

Jon Feltheimer	$7,000,000

Michael Burns	$5,500,000

James W. Barge	$3,000,000

Brian Goldsmith	$1,250,000

Retaining Discretion in Awarding Annual Incentive Bonuses

The Compensation Committee uses certain discretion when determining payouts for annual incentive bonuses, including, specifically, for the individual performance measure, and does not apply fixed ratios or formulas, or rely solely on market data or quantitative measures. The Compensation Committee may consider market data, Company performance and budget, the impact of the executive’s position in the Company, past performance, expectations for future performance, experience in the position, any recent or anticipated changes in the individual’s responsibilities, internal pay equity for comparable positions, retention incentives for succession planning, and other factors the Compensation Committee deems appropriate.

The Compensation Committee believes that it is important to retain this discretion for the following reasons:

•	Strategic, accretive transactions and other content acquisitions that are expected to positively affect future financial results may not be reflected in near-term corporate performance.

•

Investments in new businesses or increased investment in current lines of business will further generate significant long-term shareholder value, but may not be reflected in near-term corporate performance.

•

Discretion allows the Compensation Committee to exclude or mitigate the impact of events over which management has little or no influence, or items that were not considered at the beginning of the fiscal year may be excluded, such as unplanned acquisitions and divestitures, unplanned programming or new business investment, corporate transactions, and legal expenses or other events.

Lions Gate 2023 Proxy Statement 61

Compensation Discussion and Analysis

Additionally, the Compensation Committee believes that this approach promotes a balanced and holistic evaluation of employees’ performance, and encourages them to contribute to the overall success of the Company while also recognizing their individual achievements. It fosters a performance-driven culture and reinforces the Company’s commitment to performance-based compensation practices.

In October 2022, the Compensation Committee retained Pay Governance to review its annual incentive bonus process and the discretion utilized therewith. Pay Governance noted that the corporate and divisional performance measures are tied to financial performance (and so, have little upside or downside leverage), while the individual performance measure is tied to personal performance (and so, is more discretionary). Accordingly, based on its recommendation, the Compensation Committee determined to retain its formulaic, pay-performance outcome for the corporate performance measure and the divisional performance measure, and cap the individual performance measure at 300%.

Fiscal 2023 Financial Performance

	Year Ended March 31,
	2022 Actual	2023 Plan	2023 Actual
	(amounts in millions)

Segment Profit

Studio Business

Motion Picture	$262.9	$228.0	$276.5

Television Production	$83.9	$140.5	$133.4

Total Studio Business	$346.8	$368.5	$409.9

Media Networks	$155.2	$198.8	$106.8

Intersegment Eliminations	$(2.7)	$(69.7)	$(35.7)

Total Segment Profit	$499.3	$497.6	$481.0

Corporate general and administrative expenses	$(97.1)	$(117.5)	$(122.9)

Adjusted OIBDA	$402.2	$380.1	$358.1

*	See Exhibit B for definitions, adjustments, and related reconciliations for non-GAAP measures.

62 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

Fiscal 2023 Operating Performance

✔ Stock Price Increased in the First Three Months of Calendar 2023	➢ Class A voting shares (LGF.A) increased nearly 95% (January 1, 2023 to March 31, 2023). ➢ Class B non-voting shares (LGF.B) increased over 90% (January 1, 2023 to March 31, 2023).

✔ Continued to Strengthen Balance Sheet

➢  Generated positive adjusted free cash flow in fiscal 2023 while continuing to finance over $2.9 billion of investment in films and television programs and program rights.

➢  Repurchased $200.0 million principal amount of Lionsgate’s 5.500% senior notes due April 2029 for $135.0 million, resulting in a $65 million reduction of net debt in fiscal 2023.

➢  Executed the sale of a portion of ownership interest in STARZPLAY Arabia, recording a gain of $43.4 million.

➢  Executed termination of certain interest rate swaps and received $56.4 million.

➢  Improved leverage (i.e., net debt/adjusted OIBDA, excluding restructured LIONSGATE+ territories from trailing 12-month adjusted OIBDA) to 4.5 times at March 31, 2023.

➢  Ended fiscal 2023 with unused $1.25 billion revolving credit facility and $272 million in cash and cash equivalents.

✔ John Wick: Chapter Four Led A Strong and Diversified Film Slate

➢  Assembled a balanced theatrical film slate in fiscal 2023 (which included drama, comedy, horror-comedy, horror, action and action/ adventure titles).

➢  Theatrical revenue increased in fiscal 2023, driven, in particular, by the performances of John Wick: Chapter 4, Jesus Revolution and Plane.

➢  As of May 2023, Lionsgate ranked third among studios with domestic box office market share of approximately 10%.

➢  Extended John Wick franchise.

➢  John Wick: Chapter Four achieved a franchise-best $425 million in global box office.

➢  Action spin-off Ballerina theatrical release slated for June 2024.

➢  Prequel event television series, The Continental, launches on Peacock and Amazon in September 2023.

➢  John Wick: Chapter Five in development.

➢  John Wick AAA game in development.

✔ Television Series Renewals and Global Licensing of Key Intellectual Property Drove Value

➢  19 new shows picked up to series since in the past 18 months and 10 current series renewed through at least their third seasons.

➢  Ghosts achieved Neilsen’s top 10 of top 100 shows of 2022 to 2023 (based on total viewers).

➢  The Continental launches on Peacock and Amazon in September 2023.

➢  New series in development include Seth Rogen comedy for Apple TV+ and reboots of Weeds with Mary-Louise Parker and Nurse Jackie with Edie Falco for Showtime.

➢  3 Arts Entertainment partnership in production on next seasons of Serpent Queen for STARZ, Mythic Quest and its spin-off, Mere Mortals, for Apple TV+, and Julia for HBO’s Max.

➢  Debmar-Mercury talk show Sherri! launched in syndication and renewed for two seasons.

➢  Revenue driven by the licensing of Ghosts and Schitt’s Creek.

✔ Record Library Performance	➢ Film and television library achieved a record $884 million in trailing 12-month revenue in fiscal 2023.

Lions Gate 2023 Proxy Statement 63

Compensation Discussion and Analysis

✔ Focused Content Strategy, New Bundling Opportunities and International Restructuring

➢  STARZ returned to domestic over-the-top subscriber growth with gains in the fourth quarter of fiscal 2023.

➢  Launched season 3 of Power Book II: Ghost, season 2 of BMF – Black Mafia Family, and the reboot of Party Down.

➢  Power Book II: Ghost and P-Valley experienced record network premieres for their respective seasons.

➢  STARZ launched domestic bundling agreements with Amazon/MGM+ and AMC+.

➢  LIONSGATE+ launched bundle agreement with Hayu in the U.K. and available on Disney+ in Latin America.

➢  STARZ continued its successful transition to the digital streaming world, with 67% of worldwide subscribers (including STARZPLAY Arabia and excluding subscribers in exited territories) in fiscal 2023.

➢  Restructured LIONSGATE+ by exiting seven international territories.

✔ Continued to Expand Studio Production Footprint	➢ Announced new studio facilities in Newark, New Jersey and metro Atlanta to complement Lionsgate Studios Yonkers.

✔ Continued to Strengthen Entrepreneurial and Collaborative Culture

➢  Returned employees to office for four days per week, fostering an environment conducive to collaboration and productivity.

➢  Bolstered inclusive hiring practices resulting in 56% female hires and nearly 30% hires from historically unrepresented groups (from January 2022 to March 31, 2023).

➢  Continued efforts to foster gender equality at leadership levels, resulting in a nearly 50% growth in the presence of women at the Senior Vice President level or beyond (January 1, 2022 to March 31, 2023).

➢  Since fiscal 2021, more than doubled the number of, and increased spend fourfold with, diverse suppliers.

➢  Named to Bloomberg Gender Equality Index of publicly traded companies for fourth year in a row, ranked among Human Rights Campaign’s “Best Places to Work” for LGBTQ+ employees with perfect score of 100 for third consecutive year.

➢  Ongoing commitment to inclusive content and diverse talent reflected in film and television slates including The 1619 Project, Blindspotting, P-Valley, The Blackening and Joy Ride.

➢  Shows earned nine NAACP Image Award nominations and five wins.

Fiscal 2023 Annual Incentive Bonuses

Corporate Performance

In determining the Company’s corporate performance measure for fiscal 2023, the Compensation Committee selected adjusted OIBDA, the key performance indicator closely tied to the Company’s strategic objectives and long-term success and used internally to manage financial performance. Fiscal 2023 actual adjusted OIBDA was then compared to fiscal 2023 plan adjusted OIBDA to determine the Company’s corporate performance measure for fiscal 2023.

	Fiscal 2023 Plan	Fiscal 2023 Actual	Percent of Plan vs. Actual

Adjusted OIBDA	$380.1	$358.1	~94%

64 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

Accordingly, the Compensation Committee determined to award 96% to each executive for the corporate performance measure of the fiscal 2023 bonus plan (adjusted up from 94% to reflect, in part, such strong operational performance for the last two quarters of fiscal 2023).

Divisional Performance

In determining the Company’s divisional performance measures for each of its operating segments for fiscal 2023, the Compensation Committee first reviewed each division’s fiscal 2023 financial performance, using segment profit as its key financial measure. Fiscal 2023 actual segment profit was then compared to fiscal 2023 plan segment profit for each of the Company’s operating segments.

	Fiscal 2023 Actual Segment Profit	Fiscal 2023 Plan Segment Profit	Percent of Actual vs. Plan*
Studio Business

Motion Picture	$276.5	$228.0	~121%

Television Production	$133.4	$140.5	~95%

Media Networks (Domestic)	$218.3	$304.0	~72%

Accordingly, the Compensation Committee determined to award the following divisional performance measures for fiscal 2023:

•	120% as the divisional performance measure for the Motion Picture segment;

•

100% as the divisional performance measure for the Television Production segment (adjusted up from 95% to reflect, in part, over a 165% increase (as compared to fiscal 2022) in home entertainment revenue due to digital media revenue from licensing of certain shows to streaming platforms); and

•	70% as the divisional performance measure for the Media Networks segment.

In reviewing divisional performance for the Named Executive Officers, the Compensation Committee evaluated overall Company performance rather than focusing on any particular division. The Compensation Committee acknowledged that the Company ended fiscal 2023 on a strong note, with financial results (including earnings per share, revenue and earnings before interest, taxes, depreciation and amortization) that exceeded consensus “street” estimates for fiscal 2023. Further, the Company continued to strengthen its balance sheet, repurchasing $200.0 million principal amount of the Company’s 5.500% senior notes due April 2029 for $135.0 million, resulting in a $65 million reduction of net debt, ended fiscal 2023 with unused $1.25 billion revolving credit facility and $272 million in cash and cash equivalents, and ultimately, improving leverage to 4.5 times at March 31, 2023. Accordingly, the Compensation Committee determined that each Named Executive Officer would be awarded 110% for divisional performance.

Individual Performance

In determining individual performance measures for each Named Executive Officer (not to exceed 300%), the Compensation Committee reviewed the executive’s performance achievements, contributions, leadership, and execution with respect to the Company’s key strategic objectives (against goals set by the Compensation Committee for each such executive for fiscal 2023). Within this context, the individual performance measures for each Named Executive officer determined by the Compensation Committee are set forth under Fiscal 2023 Annual Incentive Bonuses for Named Executive Officers below.

Fiscal 2023 Annual Incentive Bonuses for Named Executive Officers

Jon Feltheimer

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2023 Target Bonus	Fiscal 2023 Bonus

Jon Feltheimer	96%	110%	223%	$7,000,000	$10,000,000

Lions Gate 2023 Proxy Statement 65

Compensation Discussion and Analysis

In evaluating Mr. Feltheimer’s individual performance measure, the Compensation Committee, with the assistance of Pay Governance, assessed Mr. Feltheimer’s performance against fiscal 2023 individual performance goals established at the beginning of the fiscal year, as described below.

Fiscal 2023 Goal	Fiscal 2023 Achievements
Manage business prudently	✔ Managed the Company to strong results in fiscal 2023 with Adjusted OIBDA of $358.1 million, exceeded anticipated outlook of $275 million to $325 million.
✔ Guided achievement of film and television library revenue of $884 million in the trailing 12-month period in fiscal 2023.
✔ Effectively managed overhead costs, surpassing the Company’s fiscal 2023 plan despite inflationary pressures.
✔ Guided work-streams for proposed spin-off of the Studio Business, including exploring alternative structures and developing capital frameworks.
Increase value of STARZ	✔ Supervised restructuring of LIONSGATE+ in exiting seven international territories.
✔ Supervised STARZ’s continued transition to digital streaming.
Continue to grow library/executive content strategy	✔ Diversified theatrical release slate included mix of wide theatrical tentpoles, multiplatform and direct-to-streaming releases.
✔ Multiplatform business generated record contribution in the fiscal year.
✔ Managed growth of theatrical business, as the Company ranked third among studios with domestic box office market share of approximately 10% (as of May 2023).
✔ Continued to support pursuit of accretive agreements to add content to library.

✔ Managed strong growth in profit contribution from Television Production segment as key series renewals drove increased value and profitability (10 television series renewed through at least their third seasons).

Diversity, equity, and inclusion	✔ Embraced ongoing commitment to diversity, equity, and inclusion in all aspects of operations, including hiring practices and continued gender parity initiatives.
✔ See also Environmental, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.
Succession planning

✔ Worked with the Company’s Chief Human Resources Officer and the Corporate Nominating and Governance Committee to maintain company operating group successor lists for short-term and long-term scenarios, including “black swan” events, reporting to the Board.

The Compensation Committee engaged Pay Governance to assist it in assessing the fiscal 2023 bonus amount for Mr. Feltheimer. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2023, and the competitive position of Mr. Feltheimer’s total direct compensation (defined as base salary, actual annual bonus, and the grant date fair value of equity awards granted to the executive during the fiscal year) relative to similar positions within the Company’s peer group (calculated, with the bonus amount above, to be at 43rd percentile).

Accordingly, in May 2023, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above (noting that Mr. Feltheimer had achieved or exceeded most of his fiscal 2023 individual goals), the Compensation Committee approved for Mr. Feltheimer for fiscal 2023 a cash bonus of $10,000,000.

Michael Burns

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2023 Target Bonus	Fiscal 2023 Bonus

Michael Burns	96%	110%	94%	$5,500,000	$5,500,000

66 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

In evaluating Mr. Burns’ individual performance measure, the Compensation Committee, with the assistance of Pay Governance, assessed Mr. Burns’ performance against fiscal 2023 individual performance goals established at the beginning of the fiscal year, as described below.

Fiscal 2023 Goal	Fiscal 2023 Achievements
Manage business prudently

✔ Financial results exceeded consensus “street” estimates for fiscal 2023.

✔ In collaboration with the Company’s Chief Financial Officer, improved leverage to 4.5 times at March 31, 2023.

✔ In collaboration with the Company’s Chief Financial Officer, executed repurchases of $200.0 million principal amount of the Company’s 5.500% senior notes due April 2029 for $135.0 million, resulting in a $65 million reduction of net debt in fiscal 2023.

✔ Executed termination of certain interest rate swaps and received $56.4 million.

✔ Supervised all capital market transactions.

Increase value of STARZ	✔ Leveraged relationship with a consumer electronics company to add the STARZ app to smart TVs. ✔ Leveraged relationship for STARZ offering with a wireless network operator.
Continue strategic initiatives

✔ Led engagement with bankers and a number of potential strategic and financial partners in contemplation of a spin-off of the Studio Business.

✔ Maintained and cultivated relationships with producers, talent and other relevant parties resulting in successful execution of television motion picture and television development and acquisition arrangements.

✔ Oversaw launch of the Company’s “Shareholder Red Carpet Rewards” program available at www.TiiCKER.com/LGF.

Manage external stakeholders

✔ Presented at all significant media banking and research conferences and participated in investor calls.

✔ Worked on maintaining productive investment bank and commercial banking relationships to continue to achieve low cost of capital.

Diversity, equity, and inclusion

✔ Spearheaded the Company’s philanthropic endeavors while fostering alignment with the organization’s core values and objectives.

✔ See also Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.

Succession planning	✔ Maintained and continued development of Lionsgate’s succession plan, ensuring a seamless transition of key leadership positions within the organization.

The Compensation Committee engaged Pay Governance to assist it in assessing the fiscal 2023 bonus amount for Mr. Burns. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2023, and the competitive position of Mr. Burns’ total direct compensation relative to similar positions within the Company’s peer group (calculated, with the bonus amount above, to be at 39th percentile).

Accordingly, in May 2023, after consideration of Pay Governance’s analysis and in light of all the performance factors described above (noting that Mr. Burns had achieved or exceeded most of his fiscal 2023 individual goals), the Compensation Committee approved for Mr. Burns for fiscal 2023 a cash bonus of $5,500,000.

James W. Barge

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2023 Target Bonus	Fiscal 2023 Bonus

James W. Barge	96%	110%	94%	$3,000,000	$3,000,000

Lions Gate 2023 Proxy Statement 67

Compensation Discussion and Analysis

In evaluating Mr. Barge’s individual performance measure, the Compensation Committee, with the assistance of Pay Governance, assessed Mr. Barge’s performance against fiscal 2023 individual performance goals established at the beginning of the fiscal year, as described below.

Fiscal 2023 Goal	Fiscal 2023 Achievements
Manage business prudently

✔  Worked with all business units to drive revenue and manage costs.

✔  Financial results exceeded consensus “street” estimates for fiscal 2023.

✔  Generated positive adjusted free cash flow in fiscal 2023 while continuing to finance over $2.9 billion of investment in films and television programs and program rights.

✔  Helped to effectively manage overhead costs surpassing the Company’s fiscal 2023 plan despite inflationary pressures.

✔  Assisted in the restructuring of LIONSGATE+ in exiting seven international territories.

✔  Executed the sale of a portion of ownership interest in STARZPLAY Arabia, recording a gain of $43.4 million.

✔  Led work-stream for proposed spin-off of the Studio Business, including exploring alternative structures, developing capital frameworks and coordinating tax and regulatory reviews.

✔  Supported new studio facilities in Newark New Jersey and metro Atlanta to complement Lionsgate Studios Yonkers.

Manage treasury

✔  In collaboration with the Company’s Vice Chair, improved leverage to 4.5 times at March 31, 2023.

✔  In collaboration with the Company’s Vice Chair, executed repurchases of $200.0 million principal amount of Lionsgate’s 5.500% senior notes due April 2029 for $135.0 million, resulting in a $65 million reduction of net debt in fiscal 2023.

✔  Executed termination of certain interest rate swaps and received $56.4 million.

✔  Managed the Company’s accounts receivable monetization programs, production loans, programming notes, production tax credit facility, intellectual property credit facility and backlog facility.

Manage information technology and procurement

✔  Successfully facilitated the transition of multiple information technology and finance functions to a cost-effective environment.

✔  Continuously advanced cost-saving initiatives through strategic procurement, achieving annual run-rate savings targets.

Diversity, equity, and inclusion	✔ See Environmental, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.

The Compensation Committee engaged Pay Governance to assist it in assessing the fiscal 2023 bonus amount for Mr. Barge. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2023, and the competitive position of Mr. Barge’s total direct compensation relative to similar positions within the Company’s peer group (calculated, with the bonus amount above, to be at the 75th percentile).

Accordingly, in May 2023, after consideration of Pay Governance’s analysis and in light of all the performance factors described above (noting that Mr. Barge had achieved or exceeded most of his fiscal 2023 individual goals), the Compensation Committee approved for Mr. Barge for fiscal 2023 a cash bonus of $3,000,000.

Brian Goldsmith

Name	Corporate Performance	Divisional Performance	Individual Performance	Fiscal 2023 Target Bonus	Fiscal 2023 Bonus

Brian Goldsmith	96%	110%	184%	$1,250,000	$1,625,000

68 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

In evaluating Mr. Goldsmith’s individual performance measure, the Compensation Committee, with the assistance of Pay Governance, assessed Mr. Goldsmith’s performance against fiscal 2023 individual performance goals established at the beginning of the fiscal year, as described below.

Fiscal 2023 Goal	Fiscal 2023 Achievements
Manage business prudently

✔  Maintained a strong emphasis on controlling general and administrative costs, delivering lower expenses than the Company’s fiscal 2023 plan.

✔  Worked closely with the Company’s Chief Financial Officer to evaluate capital allocation for corporate activity and content acquisition.

✔  Managed library renewal process with internal, cross divisional teams to ensure that high value titles are retained, rights expanded, and buyout opportunities maximized.

✔  Managed the Company’s international real properties, minimizing space requirements and reducing rental costs whenever feasible.

✔  Managed the Company’s legal department from November 2022 through March 2023.

✔  Led an interdepartmental team to implement proposed shared service and intercompany work streams pre and post a proposed spin-off of the Studio Business.

Increase value of STARZ

✔  Helped to launch LIONSGATE+ current streaming footprint in South and Southeast Asia.

✔  Assisted in the restructuring of LIONSGATE+ in exiting seven international territories.

✔  Executed sale of a portion of the Company’s interest in STARZPLAY Arabia (gain on investment of $43.4 million).

Monetize assets	✔ Sold the Company’s interest in U.K. producer Kindle Entertainment. ✔ Managed and completed transition services relating to the Company’s previous sale of its interest in Pantaya.
Manage and oversee the production of content/growth of talent management business	✔ Closed an investment in 42, a U.K. management and production company. ✔ Closed several accretive library acquisitions. ✔ Successfully negotiated certain outstanding audit claims.
Manage M&A strategy	✔ Negotiated, extended and modified put and call rights associated with Pilgrim Media Group. ✔ Managed investment in Spyglass Media.
Diversity, equity, and inclusion

✔  Ensured execution and extension of diverse hiring practices and supplier diversity initiatives.

✔  See also Environmental, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.

The Compensation Committee engaged Pay Governance to assist it in assessing the fiscal 2023 bonus amount for Mr. Goldsmith. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2023, and the competitive position of Mr. Goldsmith’s total direct compensation relative to (i) top strategy/business development executives (that generally report to a company’s chief financial officer) and (ii) entertainment chief operating officers (that generally report to a company’s chief executive officer) of companies in both the Company’s peer group and certain companies in its entertainment industry group, as applicable (calculated, with the bonus amount above, to be slightly above the 50th percentile).

Accordingly, in May 2023, after consideration of Pay Governance’s analysis and in light of all the performance factors described above (noting that Mr. Goldsmith had achieved or exceeded most of his fiscal 2023 individual goals), the Compensation Committee approved for Mr. Goldsmith for fiscal 2023 a cash bonus of $1,625,000.

Long-term Incentive Awards

The Company believes that providing a meaningful equity stake in our business is essential to create compensation opportunities that are competitive relative to market levels. In addition, the Company believes that by providing compensation in the form of equity awards, we align the executive’s incentives with our shareholders’ interests in a manner that drives superior performance over time. Therefore, we have historically made grants of stock options, restricted share units and SARs to provide further incentives to our executives to increase shareholder value. The Compensation Committee bases its award grants to executives on a number of factors, including:

•	The executive’s position with the Company and total compensation package;

•	The executive’s performance of his or her individual responsibilities;

•	The equity participation levels of comparable executives at peer group companies; and

•	The executive’s contribution to the success of the Company’s financial performance.

Lions Gate 2023 Proxy Statement 69

Compensation Discussion and Analysis

Equity award grants to the Named Executive Officers are generally made by the Compensation Committee in connection with the executive’s entering into a new employment agreement with the Company (including specifying in the agreement the grants to be made annually over its term). As noted above, the equity grants provided in each executive’s employment agreement are intended to provide incentives for the entire term of the agreement. The Company also has granted equity-based awards in recent years to certain executive officers as part of their annual bonus and retains discretion to grant equity awards to its executives from time to time as the Compensation Committee may determine.

The Company’s equity incentive awards as described below are generally made with respect to Class B non-voting shares. However, the Compensation Committee has discretion to provide that awards granted under stock incentive plans may be made with respect to the Class A voting shares rather than Class B non-voting shares.

Restricted Share Units

The Company grants long-term incentive awards to the Named Executive Officers in the form of restricted share units that may be subject to time-based and performance-based vesting requirements. Awards generally relate to Class B non-voting shares, with each unit that vests being payable in Class B non-voting shares (although awards may also be structured to be payable in cash based on the value of the underlying shares). Awards of time-based restricted share units vest over a period of several years following the date of grant. Thus, the units are designed both to link executives’ interests with those of the Company’s shareholders (as the units’ value is based on the value of Class B non-voting shares) and to provide a long-term retention incentive for the vesting period, as they generally have value regardless of share price volatility.

Awards of performance-based restricted share units also cover multiple years, with a percentage of the units subject to the award becoming eligible to vest each year based on the Company’s and the individual’s performance during that year relative to performance goals reviewed by the Compensation Committee. Before any performance-based restricted share unit is paid, the Compensation Committee must certify that the performance target(s) have been satisfied. The Compensation Committee has discretion to determine the performance target(s) and any other restrictions or other limitations of performance-based restricted share units and may reserve discretion to reduce payments below maximum award limits. Thus, the performance units are designed both to motivate executives to maximize Lionsgate’s performance each year and to provide a long-term retention incentive for the entire period covered by the award.

Stock Options

A stock option is the right to purchase shares at a future date at a specified price per share. The Company grants stock options to the Named Executive Officers with an exercise price that is equal to (i) the closing price of a Class B non-voting share on the date of grant, and (ii) in certain cases, as a percentage premium to the closing price of a Class B non-voting share on the date of grant. Thus, the Named Executive Officers will realize value on their stock options only if the Company’s shareholders realize value on their shares and, for that reason, the Compensation Committee considers all options to be performance-based awards. The stock options function as a retention incentive for the Company’s executives as the executive generally must remain employed through the vesting period. The maximum term of a stock option is 10 years from the date of grant.

Share Appreciation Rights

A share appreciation right (or SAR) is the right to receive payment of an amount equal to the excess of the fair market value of a Class B non-voting share on the date of exercise of the SAR over the base price of the SAR. The Company has made a portion of its long- term incentive awards to the Named Executive Officers in the form of SARs. Upon exercise of a SAR, the holder receives a payment in cash or shares with a value equal to the excess, if any, of the fair market value of a Class B non-voting share on the date of exercise of the SAR over the base price of the SAR. Because the base price of the SAR is not less than the closing price of a Class B non-voting share on the grant date, SARs provide the same incentives as stock options because the holder will realize value on their SARs only if the Company’s share price increases after the date of grant. Thus, similar to stock options, SARs are considered by the Compensation Committee to be performance-based awards. The SARs function as a retention incentive for Lionsgate’s executives as the executive generally must remain employed through the vesting period. The maximum term of a SAR is 10 years from the date of grant.

70 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

Granting of Equity Awards in Fiscal 2023

The following equity awards were granted to the Named Executive Officers in fiscal 2023.

These awards consist of (i) equity grants made to Messrs. Feltheimer, Burns, Barge, Berg and Goldsmith as part of their fiscal 2022 annual bonuses (awarded in June 2022), (ii) annual grants made to Messrs. Feltheimer, Barge, Berg and Goldsmith pursuant to their employment agreements and (iii) an equity grant made to Mr. Tobey pursuant to his new employment agreement. In addition, these awards consist of a portion of certain performance- based awards approved by the Compensation Committee prior to fiscal 2023 that became eligible to vest during fiscal 2023 and equity awards accelerated pursuant to a Waiver and General Release Agreement with Mr. Berg. In the case of these performance-based awards, the award (or a portion thereof) is treated as granted for accounting purposes on the date on which the Compensation Committee determines whether the applicable performance requirements have been met, and the discussion below relates to the vesting tranches of these awards allocated to fiscal 2023 (including the number of shares awarded by the Compensation Committee based on performance during fiscal 2023) that were allocated to a performance period that ended during fiscal 2023. For more information on these awards, please see the executive compensation tables and narratives that follow this Compensation Discussion and Analysis.

•

In May 2022, the Compensation Committee determined the vesting of a tranche of an award of performance-based SARs granted to Mr. Barge in September 2019 that was eligible to vest during fiscal 2022. This tranche covered 211,842 SARs with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Barge’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and in the Company’s 2022 proxy statement, and reflected in the Company’s Quarterly Reports on Form 10-Q, and also acknowledged the contributions of Mr. Barge cited above under the heading Annual Incentive Bonuses and in the Company’s 2022 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based SARs that were subject to this vesting tranche.

•

In May 2022, the Compensation Committee determined the vesting of a tranche of an award of performance-based restricted share units granted to Mr. Berg in May 2020 that was eligible to vest during fiscal 2023. This tranche covered 3,939 restricted share units with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Berg’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and in the Company’s 2022 proxy statement, and reflected in the Company’s Quarterly Reports on Form 10-Q, and also acknowledged the contributions of Mr. Berg cited above under the heading Annual Incentive Bonuses and in the Company’s 2022 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance- based restricted share units and the performance-based stock options that were subject to this vesting tranche.

•

In June 2022, in connection with fiscal 2022 annual incentive bonuses, the Compensation Committee approved a grant of restricted share units with respect to Class B non-voting shares (to vest on the first anniversary of grant) to each of Messrs. Feltheimer, Burns, Barge, Berg and Goldsmith, as described in the proxy statement for the Company’s 2022 Annual General and Special Meeting of Shareholders.

•

In July 2022, the Compensation Committee approved the grants of restricted share units of 85% of respective equity target awards amounts set forth in the applicable employment agreements (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) to Messrs. Barge, Goldsmith, and Berg, respectively. Each of these grants is scheduled to vest over a three-year period. Additionally, none of the performance-based restricted share units will vest unless a VWAP Goal (as defined below) is achieved on or before the earlier of (i) the third anniversary of the award date or (ii) the date of termination of the executive’s employment or service with Lionsgate or any of its subsidiaries for any reason. The “VWAP Goal” shall be considered achieved on the date on which the volume weighted average of the closing prices of Class B non-voting shares over a period of twenty (20) consecutive trading days ending on such date is equal to or greater than $14.61, in each case in regular trading on the New York Stock Exchange. The VWAP Goal terminates upon any change in control of Lionsgate.

•

In July 2022, the Compensation Committee approved the grant of restricted share units (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) to Mr. Feltheimer. The grant is scheduled to vest over a three-year period. Additionally, none of the performance-based restricted share units will vest unless a VWAP Goal, as discussed above, is achieved.

•

In July 2022, the Compensation Committee determined the vesting of (i) a tranche of an award of performance-based restricted share units granted to Mr. Barge in July 2020 and (ii) a tranche of an award of performance-based restricted share units granted to Mr. Barge in July 2021, that were eligible to vest during fiscal 2023. The tranches covered (i) 90,703 restricted share units with respect to Class B non-voting shares and (ii) 42,779 restricted share units with respect to Class B non-voting shares, that were

Lions Gate 2023 Proxy Statement 71

Compensation Discussion and Analysis

eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Barge’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022 and the contributions of Mr. Barge cited in the Company’s 2022 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance- based restricted share units that were subject to these vesting tranches.

•

In July 2022, the Compensation Committee determined the vesting of (i) a tranche of an award of performance-based restricted share units and performance-based stock options granted to Mr. Goldsmith in July 2019, (ii) a tranche of an award of performance-based restricted share units granted to Mr. Goldsmith in July 2020, and (iii) a tranche of an award of performance-based restricted share units granted to Mr. Goldsmith in July 2021, that were eligible to vest during fiscal 2023. The tranches covered (i) 24,326 restricted share units and 67,422 stock options with respect to Class B non-voting shares, (ii) 79,365 restricted share units with respect to Class B non-voting shares, and (iii) 39,927 restricted share units with respect to Class B non-voting shares, that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Goldsmith’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022, and the contributions of Mr. Goldsmith cited in the Company’s 2022 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to these vesting tranches.

•

In July 2022, the Compensation Committee determined the vesting of (i) a tranche of an award of performance-based restricted share units and performance-based stock options granted to Mr. Berg in July 2019, (ii) a tranche of an award of performance-based restricted share units granted to Mr. Berg in July 2020, and (iii) a tranche of an award of performance-based restricted share units granted to Mr. Berg in July 2021, in each case that were eligible to vest during fiscal 2023. The tranches covered (i) 2,867 restricted share units and 7,946 stock options with respect to Class B non-voting shares, (ii) 22,675 restricted share units with respect to Class B non-voting shares, and (iii) 11,408 restricted share units with respect to Class B non-voting shares, that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Berg’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022, and the contributions of Mr. Berg cited in the Company’s 2022 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to these vesting tranches.

•

Effective December 20, 2022, as per the terms of a Waiver and General Release Agreement with Mr. Berg dated February 15, 2023, Mr. Berg was entitled to accelerated vesting of installments of his outstanding equity awards granted by Lionsgate that were scheduled to vest on or before July 11, 2024 (with all performance-vesting requirements being deemed met at the target level). The awards included (i) an award of 85,595 time-based restricted share units granted to Mr. Berg in June 2022, (ii) tranches of an award of 3,940 time-based restricted share units and 3,940 performance-based restricted share units granted to Mr. Berg in May 2020, (iii) tranches of an award of 22,676 time-based restricted share units and 22,676 performance-based restricted share units granted to Mr. Berg in July 2020, (iv) tranches of awards of 11,407 time-based restricted share units and 11,407 performance-based restricted share units granted to Mr. Berg in July 2021, and (v) tranches of awards of 16,135 time-based restricted share units and 16,135 performance-based restricted share units granted to Mr. Berg in July 2022.

•	In March 2023, the Compensation Committee approved the grant of 26,511 time-based restricted share units to Mr. Tobey. The grant is scheduled to vest over a three-year period.

Severance and Other Benefits upon Termination of Employment

The Company provides severance protections for the Named Executive Officers under their respective employment agreements. The Compensation Committee determines the level of severance benefits on a case-by-case basis, and, in general, considers them an important part of an executive’s compensation, consistent with competitive practices and, particularly in the context of a change in control transaction, playing a valuable role in attracting and retaining key executive officers.

As described in more detail under Potential Payments Upon Termination or Change in Control below, the Named Executive Officers would be entitled to severance benefits under their employment agreements in the event of a termination of employment by the Company “without cause” or, in certain cases, for “good reason,” as such terms are defined in the executive’s employment agreement. The Company has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. The cash severance benefits for these executives are generally determined, in the case of Messrs. Feltheimer and Burns, based on their base salary through the remainder of

72 Lions Gate 2023 Proxy Statement

Compensation Discussion and Analysis

the term covered by their employment agreement and, in the case of the other Named Executive Officers, the greater of 50% of their base salary through the remainder of the term covered by their employment agreement or their base salary for a specified number of months following termination.

The Company also believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide certain Named Executive Officers with enhanced severance benefits if their employment is terminated by the Company “without cause” or, in certain cases, by the executive for “good reason” in connection with a change in control. We believe that such enhanced severance benefits the Company and the shareholders by incentivizing the executives to be receptive to potential transactions that are in the best interest of shareholders even if the executives face great personal uncertainty in the change in control context. The cash severance benefits for these executives are generally determined based on their base salary through the remainder of the term covered by their employment agreement (or, if greater, a specified amount in the case of Messrs. Feltheimer and Burns or a specified number of months of base salary following termination in the case of the other Named Executive Officers). In addition, the Company believes it is appropriate to provide these benefits to certain Named Executive Officers (other than Messrs. Feltheimer and Burns) if their employment is terminated in circumstances described above following a change in the senior management of the Company as specified in their respective employment agreements.

As noted above, we do not provide any benefits to the Named Executive Officers that would be payable solely because a change in control occurs or any right to receive a gross-up payment for any parachute payment taxes that may be imposed in connection with a change in control.

See Potential Payments Upon Termination or Change in Control below for more information on the severance benefits provided under the Named Executive Officers’ employment agreements.

Separation Agreement with Mr. Berg

Effective December 2022, Mr. Berg resigned as the Company’s Executive Vice President and General Counsel. In connection with his resignation, in February 2023, Mr. Berg entered into a waiver and general release agreement with the Company that provided for him to receive severance benefits consisting of a cash payment equal to $1,641,096, and payment of health insurance premiums for 24 months following his termination date. In addition, Mr. Berg was entitled to accelerated vesting of installments of his outstanding equity awards granted by the Company that were scheduled to vest on or before July 11, 2024 (with all performance-vesting requirements being deemed met at the target level). The terms of this agreement were negotiated with Mr. Berg and approved by the Compensation Committee.

Perquisites and Other Benefits

We provide certain Named Executive Officers with limited perquisites and other personal benefits, such as life insurance policy contributions and club membership dues that the Compensation Committee believes are reasonable and consistent with our overall compensation program, to better enable us to attract and retain superior employees for key positions. Additionally, we own an interest in an aircraft through a fractional ownership program for use related to film promotion and other corporate purposes. This enables our executive officers and other service providers to fly more efficiently and to conduct business in privacy while traveling. As we own an interest in and maintain this aircraft for business purposes, we believe it is reasonable to afford limited personal use of the aircraft consistent with regulations of the Internal Revenue Service, the SEC and the Federal Aviation Administration. Messrs. Feltheimer and Burns reimburse the Company for a portion of the costs incurred for their limited personal use of the aircraft. All of these perquisites are reflected in the All Other Compensation column of the Summary Compensation table and the accompanying footnotes below.

We have also adopted a nonqualified deferred compensation plan to allow the Named Executive Officers and certain other key employees the opportunity to defer a portion of their compensation without regard to the tax code limitations applicable to tax-qualified plans. The deferred compensation plan is intended to promote retention by providing participants with an opportunity to save for retirement in a tax-efficient manner. Please see the Non-Qualified Deferred Compensation section below for a description of the plan.

Clawback Policy

In accordance with SEC and NYSE requirements, the Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement

Lions Gate 2023 Proxy Statement 73

Compensation Discussion and Analysis

under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.

Policy with Respect to Section 162(m)

U.S. federal income tax law generally prohibits a publicly held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017, that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by the Company’s shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent the report is specifically incorporated by reference in that filing.

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the five Non-Employee Directors named below, each of whom the Board has determined is independent as defined by the NYSE listing standards. The Compensation Committee has reviewed and discussed with the Company’s management the disclosures contained in the Compensation Discussion and Analysis section of this report. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement to be filed with the SEC.

Compensation Committee of the Board of Directors

Daryl Simm (Chair)

Michael T. Fries

Susan McCaw

Mark H. Rachesky, M.D.

Harry E. Sloan

COMPANY’S COMPENSATION POLICIES AND RISK MANAGEMENT

The Compensation Committee has reviewed the design and operation of the Company’s current compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2023, the Compensation Committee consisted of Messrs. Simm (Chair), Fries, Rachesky, Sloan and Ms. McCaw. No member who served on the Compensation Committee at any time during fiscal 2023 is or has been a former or current executive officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2023.

74 Lions Gate 2023 Proxy Statement

EXECUTIVE COMPENSATION INFORMATION

SUMMARY COMPENSATION TABLE

The Summary Compensation table below quantifies the value of the different forms of compensation earned by or awarded to the Named Executive Officers for fiscals 2023, 2022 and 2021. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives. The Named Executive Officers also received the other benefits listed in column (i) of the Summary Compensation table, as further described in footnote 3 to the table.

The Summary Compensation table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table and the accompanying description of the material terms of equity awards granted in fiscal 2023 provide information regarding the long-term equity incentives awarded to the Named Executive Officers in fiscal 2023. The Outstanding Equity Awards at Fiscal 2023 Year-End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards. The Pay Versus Performance table reflects certain information regarding compensation actually paid to the Named Executive Officers, as defined by Item 402(v) of the SEC’s Regulation S-K, and certain measures of our financial performance for fiscals 2023, 2022, and 2021.

Summary Compensation — Fiscals 2023, 2022 and 2021

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)		Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(1) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)		Total ($) (j)

Jon Feltheimer Chief Executive Officer	2023	$1,500,000	$10,000,000	$9,750,004	*	$0	$0	$0	$278,405		$21,528,409
	2022	$1,500,000	$2,800,000	$1,000,003		$0	$0	$0	$285,409		$5,585,412
	2021	$1,500,000	$10,000,000	$700,002		$6,746,929	$0	$0	$229,944		$19,176,875

Michael Burns Vice Chair	2023	$1,000,000	$5,500,000	$3,500,005	*	$0	$0	$0	$98,975		$10,098,980
	2022	$1,000,000	$2,000,000	$1,344,000		$0	$0	$0	$62,289		$4,406,289
	2021	$1,000,000	$4,000,000	$350,001		$3,080,000	$0	$0	$71,912		$8,501,913

James W. Barge Chief Financial Officer	2023	$1,000,000	$3,000,000	$5,965,724	*	$891,066	$0	$0	$14,285		$10,871,075
	2022	$1,000,000	$800,000	$3,200,174		$1,437,120	$0	$0	$13,486		$6,450,780
	2021	$1,000,000	$3,000,000	$2,300,001		$20,385	$0	$0	$11,690		$6,332,076

Brian Goldsmith Chief Operating Officer	2023	$1,125,000	$1,625,000	$3,648,468	*	$184,629	$0	$0	$18,802		$6,601,899
	2022	$1,000,000	$375,000	$3,483,617		$568,463	$0	$0	$14,034		$5,441,114
	2021	$1,000,000	$1,200,000	$2,609,407		$149,942	$0	$0	$12,241		$4,971,590

Corii D. Berg Former Executive Vice President and General Counsel	2023	$742,308	$0	$1,899,360	*	$21,759	$0	$0	$1,645,089	**	$4,308,516
	2022	$1,000,000	$280,000	$947,460		$58,815	$0	$0	$13,203		$2,299,478
	2021	$1,000,000	$1,000,000	$814,332		$143,741	$0	$0	$12,879		$2,970,952

Bruce Tobey Executive Vice President and General Counsel	2023	$19,231	$0	$249,999		$0	$0	$0	$0		$269,230	***

*

As explained in note (1) below, these amounts include the value of equity awards granted early in fiscal 2023 as a portion of the executive’s fiscal 2022 annual incentive bonus as follows: for Mr. Feltheimer, $7,200,002 in stock awards; for Mr. Burns, $3,500,005 in stock awards; for Mr. Barge, $3,199,998 in stock awards; for Mr. Goldsmith, $900,003 in stock awards; and for Mr. Berg, $820,000 in stock awards. Accordingly, the total amount in column (j) for fiscal 2023 is much greater than the total amount for fiscal 2022 as fiscal 2023 reflects a substantial portion of the value of executive’s fiscal 2022 annual incentive bonus granted in equity in fiscal 2023 and the executive’s entire fiscal 2023 annual incentive bonus paid in cash in fiscal 2024.

**

Includes severance benefits consisting of a cash payment equal to $1,641,096 received pursuant to the terms of a Waiver and General Release Agreement dated February 15, 2023. Mr. Berg resigned as the Company’s Executive Vice President and General Counsel effective December 20, 2022.

***	Mr. Tobey was appointed as the Company’s Executive Vice President and General Counsel effective March 27, 2023.

(1)

In accordance with SEC rules, any portion of a Named Executive Officer’s annual bonus that the Compensation Committee determined would be paid in the form of an equity award is reported in the Summary Compensation table as compensation for the fiscal year in which the award was

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Executive Compensation Information

approved by the Compensation Committee (i.e., the year after the year in which the bonus was earned). For fiscal 2020, each Named Executive’s Officer’s bonus was awarded partly in cash and partly in the form of equity-based awards with a one-year vesting schedule. In accordance with SEC rules, the cash portion of such bonus is reported in the “Bonus” column for fiscal 2020 for such executive, and the grant date fair value of the equity portion of the 2020 bonus for such executive is reported as compensation for fiscal 2021. For fiscal 2021, the bonus for Messrs. Feltheimer and Burns was awarded partly in cash and partly in the form of an equity award, and the bonus for each of the other Named Executive Officers was awarded entirely in cash. Accordingly, the cash amount of each bonus is reported in the “Bonus” column for 2021, and the grant date fair value of the equity portion of the 2021 bonus for Messrs. Feltheimer and Burns is reported as compensation for fiscal 2022. For fiscal 2022 each Named Executive’s Officer’s bonus was awarded partly in cash and partly in the form of equity-based awards with a one-year vesting schedule. Accordingly, the cash portion of each bonus is reported in the “Bonus” column for fiscal 2022, and the grant date fair value of the equity awards granted to each executive as part of their fiscal 2022 bonus is reported as compensation for fiscal 2023. For fiscal 2023 each Named Executive’s Officer’s bonus was awarded in cash.

(2)

The amounts reported in columns (e) and (f) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of Lionsgate’s financial statements. Under SEC rules, the entire grant date value of these awards is reported as compensation for the Named Executive Officer for the fiscal year in which the award was granted. Accordingly, these columns include amounts for awards that have not yet vested and for which the executive may not have realized any financial benefit. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see the discussion of stock awards and option awards contained in Note 13 to Lionsgate’s Audited Consolidated Financial Statements, included as part of Lionsgate’s 2023 Annual Report filed on Form 10-K filed with the SEC on May 25, 2023. As described in the Compensation Discussion and Analysis above under Long-Term Incentive Awards, the Compensation Committee approved certain grants of stock options, SARs, and/or restricted share units to Messrs. Barge, Goldsmith and Berg that would vest based on such company and/or individual performance criteria determined by the Compensation Committee in consultation with Mr. Feltheimer for each of the 12-month performance periods covered by these awards (with a tranche of each award being allocated to each of the performance periods for that award). The grant date for accounting purposes for each portion of the award occurs at the end of the applicable performance period when it is determined whether the performance criteria applicable to that portion of the award have been met. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs. Accordingly, to the extent the Compensation Committee determined during a particular fiscal year the performance level achieved for a particular performance period under the award, the portion of the award that relates to that performance period is reported as compensation for the fiscal year in which the determination was made.

(3)	The following table outlines the amounts included in All Other Compensation in column (i) of the Summary Compensation table for the Named Executive Officers in fiscal 2023:

Name	401(k) Contribution	Term Life Insurance Premiums (a)	Severance/ Retirement	Automobile Allowance	Miscellaneous (b)	Disability Benefits	Total

Jon Feltheimer	$12,200	$835	$0	$0	$264,303	$1,067	$278,405

Michael Burns	$12,200	$1,566	$0	$13,332	$70,810	$1,067	$98,975

James W. Barge	$12,200	$1,108	$0	$0	$0	$1,067	$14,285

Brian Goldsmith	$16,169	$1,566	$0	$0	$0	$1,067	$18,802

Corii D. Berg	$1,615	$1,566	$1,641,096	$0	$0	$812	$1,645,089

(a)

The Company is not the beneficiary of the life insurance policies, and the premiums that the Company pays are taxable as income to the applicable officer. This insurance is not split-dollar life insurance.

(b)

For Mr. Feltheimer, the amount in this column for fiscal 2023 includes $15,953 in club membership dues, $29,650 in security service costs, and $218,700 in incremental costs for the personal use of the company-leased aircraft (net of approximately $56,850 reimbursed to Lionsgate by Mr. Feltheimer). For Mr. Burns, the amount in this column for fiscal 2023 includes $70,810 in incremental costs for the personal use of the company-leased aircraft (net of approximately $22,350 reimbursed to Lionsgate by Mr. Burns). Personal use of the aircraft is valued using an incremental cost method that takes into account variable cost per flight hour, as well as other direct operating costs to the Company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees, and other direct operating costs. Incremental costs do not include certain fixed costs that do not change based on usage (e.g., maintenance not related to personal trips, flight crew salaries, and depreciation).

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DESCRIPTION OF EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of the Named Executive Officers. Key terms of these employment agreements are briefly described below. Provisions of these agreements relating to post-termination of employment benefits are discussed below under Potential Payments Upon Termination or Change in Control.

Jon Feltheimer	Employment Agreement:	August 12, 2022
	Title:	Chief Executive Officer
	Term Ending:	August 21, 2025
	Base Salary:	$1,500,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee, with a target of $7,000,000; any portion that exceeds $1,500,000 for a particular year may be paid in the form of fully vested existing common stock.

Other Benefits:

Eligible to participate in Lionsgate’s usual benefit programs for executives at the same level, as well as company-provided life and disability insurance coverage, reasonable club membership dues, and limited use of Lionsgate’s private aircraft.

Annual Equity Award (Fiscal 2024-2026):

Eligible to receive annual grants as to Class B non-voting shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $6,000,000, each with a three-year vesting period and to consist of restricted share units and/or stock options (or SARs) as determined by the Compensation Committee.

Fiscal 2023 Equity Award:

Received grants in July 2022 as to Class B non-voting shares of 290,433 time-vesting restricted share units and 290,433 performance-vesting restricted share units, each with a three-year vesting period.

Michael Burns	Employment Agreement:	December 18, 2020
	Title:	Vice Chair
	Term Ending:	October 30, 2024
	Base Salary:	$1,000,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee, with a target of 75% of base salary. Any portion that exceeds $1,500,000 for a particular year will be paid in the form of either an award of existing common stock or a stock option to purchase existing common stock, as determined by the Compensation Committee (any such award to be fully vested on grant and the number of shares subject to such award to be determined based on the Company’s then-current share price and, in the case of a stock option, the assumptions then used to value stock options for purposes of the Company’s financial reporting).

Other Benefits:

Eligible to participate in the Company’s usual benefit programs for executives at the same level, as well as company-provided life and disability insurance coverage, and limited use of the Company’s private aircraft.

Equity Award:

Received an award in December 2020 of performance-based SARs with respect to 1,500,000 of Class B non-voting shares at a per-share exercise price of $8.51, two-thirds of which vested on December 18, 2021, December 18, 2022, and one-third of which will vest on December 18, 2023; provided, however, that no portion of the SARs would have vested or been exercisable prior to the date on which the volume-weighted average of the closing prices of Class B non-voting shares over a period of 30 consecutive trading days ending on or before December 18, 2023, was greater than or equal to $17.02 (the “VWAP Performance Goal”). The VWAP Performance Goal was met on June 25, 2021.

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James W. Barge	Employment Agreement:	September 26, 2019
	Title:	Chief Financial Officer
	Term Ending:	July 31, 2023*
	Base Salary:	$1,000,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 125% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
Annual Equity Awards:

Eligible to receive annual grants as to Class B non-voting shares each year from fiscal 2021 through fiscal 2024 with a grant date value of $4,000,000 for the fiscal 2021 grant, $3,750,000 for each of the fiscal 2022 and 2023 grants and $3,250,000 for the fiscal 2024 grant, each with a three-year vesting period and to consist of restricted stock units and/or options (or SARs) as determined by the Compensation Committee, provided that no more than 33% of the annual grant may be subject to performance-based vesting unless otherwise agreed by the executive.

*	As of the date of filing of this proxy statement, Mr. Barge continues to be employed on the terms of the employment agreement and is discussing the terms of an extension.

Brian Goldsmith	Employment Agreement:	October 1, 2022
	Title:	Chief Operating Officer
	Term Ending:	September 30, 2025
	Base Salary:	$1,250,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 100% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
Annual Equity Awards:

Eligible to receive annual grants as to Class B non-voting shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $3,500,000, each with a three-year vesting period and to consist of restricted share units and/ or stock options (or SARs) as determined by the Compensation Committee.

Bruce Tobey	Employment Agreement:	March 27, 2023
	Title:	Executive Vice President and General Counsel
	Term Ending:	March 26, 2026
	Base Salary:	$1,000,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 75% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
Annual Equity Awards:

Eligible to receive annual grants as to Class B non-voting shares each year for fiscal 2024 through fiscal 2026 with a grant date value of $1,000,000, each with a three-year vesting period and to consist of restricted share units and/or stock options (or SARs) as determined by the Compensation Committee.

	Equity Award:	Received grant in March 2023 as to Class B non-voting shares of 26,511 time-vesting restricted share units, with a three-year vesting period.

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Executive Compensation Information

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding the incentive awards granted to the Named Executive Officers during fiscal 2023. Each of the equity-based awards was granted under the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “2019 Plan”), which has been approved by our shareholders. Detailed information on each equity award is presented in the narrative that follows the table.

Grants of Plan-Based Awards — Fiscal 2023

Name (a)	Date (b)*	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	All Other Stock Awards: Numbers of Shares of Stock or Units (#) (i)		All Other Options Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)

Jon Feltheimer	6/1/2022	—	—	—	—	—	—	751,566	(2)	—	—	$7,200,002
	7/27/2022	—	—	—	—	—	—	290,433		—	—	$2,550,002

Michael Burns	6/1/2022	—	—	—	—	—	—	365,345	(2)	—	—	$3,500,005

James W. Barge	5/30/2022	—	—	—	—	211,842	—	—		—	$8.66	$891,066
	6/1/2022	—	—	—	—	—	—	334,029	(2)	—	—	$3,199,998
	7/27/2022	—	—	—	—	—	—	181,521		—	—	$1,593,754
	7/27/2022	—	—	—	—	90,703	—	—		—	—	$796,372
	7/27/2022	—	—	—	—	42,779	—	—		—	—	$375,600

Brian Goldsmith	6/1/2022	—	—	—	—	—	—	93,946	(2)	—	—	$900,003
	7/27/2022	—	—	—	—	—	—	169,419		—	—	$1,487,499
	7/27/2022	—	—	—	—	24,326	—	—		—	—	$213,582
	7/27/2022	—	—	—	—	79,365	—	—		—	—	$696,825
	7/27/2022	—	—	—	—	39,927	—	—		—	—	$350,559
	7/27/2022	—	—	—	—	67,422	—	—		—	$11.99	$184,629

Corii D. Berg	5/30/2022	—	—	—	—	3,939	—	—		—	—	$36,948
	6/1/2022	—	—	—	—	—	—	85,595		—	—	$820,000
	7/27/2022	—	—	—	—	—	—	48,405		—	—	$424,996
	7/27/2022	—	—	—	—	2,867	—	—		—	—	$25,172
	7/27/2022	—	—	—	—	22,675	—	—		—	—	$199,087
	7/27/2022	—	—	—	—	11,408	—	—		—	—	$100,162
	7/27/2022	—	—	—	—	7,946	—	—		—	$11.99	$21,759
	12/20/2022	—	—	—	—	3,940	—	—		—	—	$21,315
	12/20/2022	—	—	—	—	22,676	—			—	—	$122,677
	12/20/2022	—	—	—	—	11,407	—			—	—	$61,712
	12/20/2022	—	—	—	—	16,135	—			—	—	$87,290

Bruce Tobey	3/27/2023	—	—	—	—	—	—	26,511		—	—	$249,999

*	These awards were granted with respect to Class B non-voting shares.

(1)

The amounts reported in column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in column (l), see footnote (2) to the Summary Compensation table.

(2)	This award was granted as a portion of the fiscal 2022 annual incentive bonus and vests on the first anniversary of grant.

Each of the equity-based awards reported in the Grants of Plan-Based Awards table was granted under, and is subject to, the terms of the 2019 Plan. The 2019 Plan is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes, subject to the provisions of the 2019 Plan, selecting participants and determining the type(s) of award(s) that they are to receive, determining the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, accelerating or extending the vesting or exercisability or extending the term of any or all outstanding awards, making certain adjustments to an

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outstanding award and authorizing the conversion, succession or substitution of an award, determining the manner in which the purchase price of an award or the Company’s common shares may be paid, making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death or, in certain cases, to family members for tax or estate planning purposes.

Under the terms of the 2019 Plan, a change in control of the Company does not automatically trigger vesting of the awards then outstanding under the plan. If there is a change in control, each participant’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the Compensation Committee provides that the award will not be assumed and will become fully vested and, in the case of options, exercisable. Any options that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control.

As described below under Potential Payments upon Termination or Change in Control, certain equity awards granted to the Named Executive Officers are subject to accelerated vesting under the terms of their respective employment agreements in the event of a termination of their employment under certain circumstances.

Restricted Share Units

Columns (g) and (i) in the table above report awards of restricted share units that are treated as granted to the Named Executive Officers during fiscal 2023 under applicable accounting rules. Each restricted share unit represents a contractual right to receive, upon vesting of the unit, payment equal to the value of Class B non-voting shares (typically in an equal number of Class B non-voting shares, but the Compensation Committee has the discretion to settle the units in cash or shares of Class A voting shares). The Named Executive Officer does not have the right to vote or dispose of the restricted share units, but will be credited with additional share units under the award as dividend equivalents based on the amount of dividends (if any) paid by the Company during the term of the award on a number of Class B non-voting shares equal to the number of outstanding and unpaid restricted share units then subject to the award. Such dividend equivalents will be paid only if and when vesting requirements applicable to the underlying share units are met.

Time-Based Units

For Messrs. Feltheimer, Burns, Barge, Goldsmith and Berg, the awards of 751,566, 365,345, 334,029, 93,946 and 85,595 Class B non-voting shares, respectively, made in June 2022, and reported in column (i) in the table above, represent a portion of their fiscal 2022 annual bonuses paid in the form of restricted share units that vest on the first anniversary of grant.

For Messrs. Feltheimer, Barge, Goldsmith and Berg, the awards of 290,433, 181,521, 169,419 and 48,405 Class B non-voting shares, respectively, made in July 2022, and reported in column (i) in the table above, represent annual grants of time-based restricted share units. These awards are subject to a three-year vesting schedule, subject to the executive’s continued employment through the vesting dates.

For Mr. Tobey, the award of 26,511 Class B non-voting shares made in March 2023, and reported in column (i) in the table above, represents a grant of time-based restricted share units. These awards are subject to a three-year vesting schedule, subject to the executive’s continued employment through the vesting dates.

Performance-Based Units

Column (g) in the table above report awards of performance share units that are treated as granted to the Named Executive Officers during fiscal 2023 under applicable accounting rules. Performance share units are similar to the restricted share units described above, except that they are subject to performance based vesting conditions as well as time-based vesting.

For Mr. Barge, the award of 90,703 Class B non-voting shares made in July 2022, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested during fiscal 2023 based on Mr. Barge’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2020 and covers a three-year period ending in July 2023, with one-third of the total award being eligible to vest based on Mr. Barge’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2023 based on Mr. Barge’s and the Company’s performance are reflected in the table above.

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For Mr. Barge, the award of 42,779 Class B non-voting shares made in July 2022, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested during fiscal 2023 based on Mr. Barge’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2021 and covers a three-year period ending in July 2024, with one-third of the total award being eligible to vest based on Mr. Barge’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2023 based on Mr. Barge’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the award of 24,326 Class B non-voting shares made in July 2022, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested during fiscal 2023 based on Mr. Goldsmith’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2019 and covers a three-year period ending in July 2022, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2023 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the award of 79,365 Class B non-voting shares made in July 2022, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested during fiscal 2023 based on Mr. Goldsmith’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2020 and covers a three-year period ending in July 2023, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2023 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the award of 39,927 Class B non-voting shares made in July 2022, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested during fiscal 2023 based on Mr. Goldsmith’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2021 and covers a three-year period ending in July 2024, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2023 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the award of 3,939 Class B non-voting shares made in May 2022, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested during fiscal 2023 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in May 2020 and covers a three-year period ending in May 2023, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2023 based on Mr. Berg’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the award of 2,867 Class B non-voting shares made in July 2022, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested during fiscal 2023 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2019 and covers a three-year period ending in July 2022, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2023 based on Mr. Berg’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the award of 22,675 Class B non-voting shares made in July 2022, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested during fiscal 2023 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2020 and covers a three-year period ending

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in July 2023, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2023 based on Mr. Berg’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the award of 11,408 Class B non-voting shares made in July 2022, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested during fiscal 2023 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2021 and covers a three-year period ending in July 2024, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2023 based on Mr. Berg’s and the Company’s performance are reflected in the table above.

Stock Options

Column (g) in the table above report awards of stock options treated as granted to the Named Executive Officers during fiscal 2023 under applicable accounting rules. Once vested, each option will generally remain exercisable until its normal expiration date. Stock options granted to the Named Executive Officers generally have a term of 10 years. However, vested stock options may terminate earlier in connection with a change-in-control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have six months to exercise the vested portion of the option following a termination of employment. However, stock options held by the Company’s employees (including the Named Executive Officers) generally provide an extended period for the employee to exercise his or her vested stock options if the employee meets certain age and service requirements upon his or her retirement from employment with Lionsgate. If the Named Executive Officer is terminated by the Company for cause, the stock option (whether or not vested) will immediately terminate. Stock options granted to the Company’s employees (including the Named Executive Officers) do not include any dividend rights.

For Mr. Goldsmith, the stock options to purchase 67,422 Class B non-voting shares made in July 2022, and reported in column (g) in the table above, represents the portion of an award of stock options that vested during fiscal 2023 based on Mr. Goldsmith’s and the Company’s performance. This grant was originally approved by the Compensation Committee in July 2019 and covers a three-year period ending July 2022, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the stock options eligible to vest during fiscal 2023 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the stock options to purchase 7,946 Class B non-voting shares made in July 2022, and reported in column (g) in the table above, represents the portion of an award of restricted share units that vested during fiscal 2023 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2019 and covers a three-year period ending fiscal 2022, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2023 based on Mr. Berg’s and the Company’s performance is reflected in the table above.

Share Appreciation Rights

Column (g) in the table above also report awards of SARs treated as granted to the Named Executive Officers during fiscal 2023 under applicable accounting rules. Once vested, each SAR will generally remain exercisable until its normal expiration date. SARs granted to the Named Executive Officers generally have a term of 10 years. However, vested SARs may terminate earlier in connection with a change-in-control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the SARs will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have six months to exercise the vested portion of the SARs following a termination of employment. However, SARs held by the Company’s employees (including the Named Executive Officers)

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Executive Compensation Information

generally provide an extended period for the employee to exercise his or her vested SARs if the employee meets certain age and service requirements upon his or her retirement from employment with the Company. If the Named Executive Officer is terminated by the Company for cause, the SAR (whether or not vested) will immediately terminate. The SARs granted to the Company’s employees (including the Named Executive Officers) do not include any dividend rights.

For Mr. Barge, the grant of 211,842 SARs with respect to Class B non-voting shares made in May 2022, and reported in column (g) in the table above, represents the portion of an award of SARs that vested during fiscal 2023 based on Mr. Barge’s and the Company’s performance. This grant was originally approved by the Compensation Committee in September 2019 and covers a three-year period, with one-third of the total award being eligible to vest based on Mr. Barge’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the SARs eligible to vest during fiscal 2023 based on Mr. Barge’s and the Company’s performance are reflected in the table above.

Accelerated Awards

For Mr. Berg, the awards of 3,940, 22,676, 11,407 and 16,135 Class B non-voting shares made in December 2022, and reported in column (g) in the table above, represents the portion of awards of restricted share units that were scheduled to vest on or before July 11, 2024 and were accelerated as per the terms of a Waiver and General Release Agreement with Mr. Berg dated February 15, 2023 (with all performance-vesting requirements being deemed met at the target level).

Lions Gate 2023 Proxy Statement 83

Executive Compensation Information

OUTSTANDING EQUITY AWARDS

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of March 31, 2023, including the vesting dates for the portions of these awards that had not vested as of that date.

Outstanding Equity Awards at Fiscal 2023 Year-End

	Option Awards								Stock Awards
Name (a)	Securities Covered By Award	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Numbers of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (i)

Jon Feltheimer	LGF.A	982,674	*	—		—	$27.48	5/23/2023	—		—	—	—

	LGF.B	982,674	*	—		—	$26.57	5/23/2023	—		—	—	—

	LGF.A	614,171	*	—		—	$32.83	5/23/2023	—		—	—	—

	LGF.B	614,171	*	—		—	$31.74	5/23/2023	—		—	—	—

	LGF.A	452,030		113,007	(2)	—	$20.37	10/11/2026	—		—	—	—

	LGF.B	452,030		113,007	(2)	—	$19.69	10/11/2026	—		—	—	—

	LGF.A	452,030		113,007	(2)	—	$25.46	10/11/2026	—		—	—	—

	LGF.B	452,030		113,007	(2)	—	$24.61	10/11/2026	—		—	—	—

	LGF.B	125,000		—		—	$23.02	6/7/2028	—		—	—	—

	LGF.B	125,000		—		—	$28.78	6/7/2028	—		—	—	—

	LGF.B	418,245		—		—	$14.60	6/4/2024	—		—	—	—

	LGF.B	—		2,000,000	(3)	—	$8.17	8/21/2030	—		—	—	—

	LGF.B	—		—		—	—	—	751,566	(4)	$7,801,255	—	—

	LGF.B	—		—		—	—	—	290,433	(5)	$3,014,695	—	—

Michael Burns	LGF.A	439,133		—		—	$24.59	11/3/2026	—		—	—	—

	LGF.B	439,133		—		—	$23.77	11/3/2026	—		—	—	—

	LGF.A	439,133		—		—	$19.68	11/3/2026	—		—	—	—

	LGF.B	439,133		—		—	$19.02	11/3/2026	—		—	—	—

	LGF.B	114,297		—		—	$23.02	6/7/2028	—		—	—	—

	LGF.B	114,297		—		—	$28.78	6/7/2028	—		—	—	—

	LGF.B	276,256		—		—	$14.60	6/4/2024	—		—	—	—

	LGF.B	885,000		500,000	(7)	—	$8.51	12/18/2030	—		—	—	—

	LGF.B	—		—		—	—	—	66,666	(8)	$691,993	—	—

	LGF.B	—		—		—	—	—	365,345	(4)	$3,792,281	—	—

James W. Barge	LGF.A	169,814		—		—	$38.76	9/16/2023	—		—	—	—

	LGF.B	169,814		—		—	$37.47	9/16/2023	—		—	—	—

	LGF.B	850,000		—		—	$25.22	12/28/2026	—		—	—	—

	LGF.B	95,000		—		—	$23.02	6/7/2028	—		—	—	—

	LGF.B	74,405		—		—	$14.60	6/4/2024	—		—	—	—

	LGF.B	1,059,210		—		—	$8.66	9/26/2029	—		—	—	—

	LGF.B	—		—		—	—	—	90,703	(9)	$941,497	—	—

	LGF.B	—		—		—	—	—	85,558	(10)	$888,092	—	—

	LGF.B	—		—		—	—	—	334,029	(4)	$3,467,221	—	—

	LGF.B	—		—		—	—	—	181,521	(5)	$1,884,188	—	—

84 Lions Gate 2023 Proxy Statement

Executive Compensation Information

	Option Awards						Stock Awards
Name (a)	Securities Covered By Award	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Numbers of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (i)

Brian Goldsmith	LGF.A	132,657	—	—	$39.16	11/13/2025	—		—	—	—

	LGF.B	132,657	—	—	$37.86	11/13/2025	—		—	—	—

	LGF.B	95,000	—	—	$23.02	6/7/2028	—		—	—	—

	LGF.B	315,372	—	—	$18.11	11/12/2028	—		—	—	—

	LGF.B	404,530	—	—	$11.99	7/1/2029	—		—	—	—

	LGF.B	74,405	—	—	$14.60	6/4/2024	—		—	—	—

	LGF.B	—	—	—	—	—	79,365	(9)	$823,809	—	—

	LGF.B	—	—	—	—	—	79,854	(10)	$828,885	—	—

	LGF.B	—	—	—	—	—	93,946	(4)	$975,159	—	—

	LGF.B	—	—	—	—	—	169,419	(5)	$1,758,569	—	—

Corii D. Berg	LGF.B	27,700	—	—	$23.46	6/20/2023	—		—	—	—

	LGF.B	47,676	—	—	$11.99	6/20/2023	—		—	—	—

	LGF.B	30,438	—	—	$14.60	6/4/2024	—		—	—	—

	LGF.B	31,776	—	—	$6.98	6/20/2030	—		—	—	—

Bruce Tobey	LGF.B	—	—	—	—	—	26,511	(11)	$275,184	—	—

*	Represents options that expired during fiscal 2024.

(1)

The dollar amounts shown in columns (h) and (j) are determined by multiplying either the number of Class A voting shares or units (LGF.A) or Class B non-voting shares or units (LGF.B) reported in columns (g) and (i), respectively, by $11.07 and $10.38, respectively, the closing price of LGF.A and LGF.B on March 31, 2023 (the last trading day of fiscal 2023).

(2)	The unvested portion of this award is scheduled to vest on May 22, 2023.

(3)	The unvested portion of this award is scheduled to vest on August 21, 2023.

(4)	The unvested portion of this award is scheduled to vest on June 1, 2023.

(5)	The unvested portion of this award is scheduled to vest in three equal annual installments on July 27, 2023, July 27, 2024 and July 27, 2025.

(7)

The unvested portion of this award is scheduled to vest on December 18, 2023; provided, however, that no portion of the SARs would have vested or been exercisable prior to the date on which the VWAP Performance Goal described above under Description of Employment Agreements was satisfied. The VWAP Performance Goal was met on June 25, 2021.

(8)	The unvested portion of this award is scheduled to vest in two equal annual installments on May 14, 2023 and May 14, 2024.

(9)	The unvested portion of this award is scheduled to vest on July 23, 2023.

(10)	The unvested portion of this award is scheduled to vest in two equal annual installments on July 19, 2023 and July 19, 2024.

(11)	The unvested portion of this award is scheduled to vest in three equal annual installments on March 27, 2024, March 27, 2025 and March 27, 2026.

Lions Gate 2023 Proxy Statement 85

Executive Compensation Information

OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding the exercise of options by the Named Executive Officers during fiscal 2023 and the vesting during fiscal 2023 of other stock awards previously granted to the Named Executive Officers.

Option Exercises and Stock Vested — Fiscal 2023

		Option Awards		Stock Awards
Name (a)	Securities Covered by Award	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(2) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)

Jon Feltheimer	—	—	$—	—	$—

Michael Burns	LGF.B	—	$—	33,334	$364,674

James W. Barge	LGF.B	—	$—	266,964	$2,338,588

Brian Goldsmith	LGF.B	—	$—	287,236	$2,517,938

Corii D. Berg	LGF.B	—	$—	275,689	$1,784,981

Bruce Tobey	—	—	$—	—	$—

(1)

The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of shares of existing common stock to which the exercise of the option related by (ii) the difference between the per-share closing price of the applicable class of shares of existing common stock to on the date of exercise and the exercise price of the stock options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the applicable class of shares of existing common stock on the vesting date.

NON-QUALIFIED DEFERRED COMPENSATION

We permit the Named Executive Officers and certain other key employees to elect to receive a portion of their compensation reported in the Summary Compensation table above on a deferred basis under our Deferred Compensation Plan. Under the plan, we are also permitted to make additional discretionary contributions with respect to amounts deferred under the plan.

For cash amounts deferred under the plan, the participant may elect one or more measurement funds to be used to determine investment gains or losses to be credited to his or her account balance, including certain mutual funds. Amounts may be deferred until a specified date, retirement or other termination of service, disability or death. At the participant’s election, compensation deferred until a specified date or termination of service may be paid as a lump sum or in annual installments as specified in the plan document. If the participant’s employment terminates due to death or disability, the participant’s deferred compensation balance will be paid in a single lump sum. Emergency hardship withdrawals are also permitted under the plan.

As of March 31, 2023, none of the Named Executive Officers had deferred any amount under the plan, and the Company had not made any contributions with respect to any Named Executive Officer under the plan.

86 Lions Gate 2023 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with us pursuant to the terms of their respective employment agreements with the Company. In addition to the benefits described below, outstanding equity-based awards held by the Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our equity incentive plans if the awards are not assumed or otherwise continued upon the transaction, as noted under Grants of Plan-Based Awards above. None of the Named Executive Officers are entitled to any reimbursement or gross-up payment for any excise taxes imposed under Section 280G of the U.S. Internal Revenue Code of 1986. The Named Executive Officers also do not have a right to voluntarily terminate employment (other than for “good reason” in certain cases) following a change in control and receive severance and are not entitled to any “single-trigger” vesting of equity awards or other benefits upon a change in control unless the executive’s employment terminates in the circumstances described below. In each case, the Named Executive Officer’s right to receive the severance benefits described below in connection with a termination of the executive’s employment (other than as a result of death or disability) is subject to his execution of a release of claims in favor of the Company.

Jon Feltheimer

Severance Benefits — Termination of Employment. In the event Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to a cash severance payment equal to the present value of his base salary through August 21, 2025, as well as payment of his premiums for continued health coverage for up to six months following his termination and his premiums for continued life and disability insurance through August 21, 2025. In addition, Mr. Feltheimer would be entitled to payment of the target amount of his annual bonus for the fiscal year in which his termination occurs. Mr. Feltheimer’s equity awards granted by the Company prior to his termination, to the extent then outstanding and unvested, would become fully vested upon his termination (and if an annual grant for the fiscal year in which his termination occurs has not previously been granted, that annual grant would be made and would fully vest upon his termination).

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to the severance benefits described above, except that his cash severance would be the greater of the present value of his base salary through August 21, 2025 and $6.0 million.

Severance Benefits — Death or Disability. In the event Mr. Feltheimer’s employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Feltheimer’s employment agreement), the equity awards granted by the Company pursuant to Mr. Feltheimer’s employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination. In addition, in the event Mr. Feltheimer’s employment with the Company terminates due to his disability, the Company will continue to pay the premiums for his continued life and disability insurance through August 21, 2025.

Michael Burns

Severance Benefits — Termination of Employment. In the event Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to a lump sum cash severance payment equal to the present value of his remaining base salary through October 23, 2024, a prorated amount of the annual bonus that Mr. Burns would have received for the fiscal year in which his termination occurs, as well as payment of his premiums for continued health coverage for up to six months following his termination and payment for continued life and disability insurance through October 30, 2024. In addition, Mr. Burns’ equity awards granted by the Company pursuant to his employment agreement, to the extent then outstanding and unvested, would become fully vested upon his termination.

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to the severance benefits described above, except that his lump sum cash severance would be the greater of the present value of his remaining base salary through October 23, 2024 or $3.5 million.

Severance Benefits — Death or Disability. In the event Mr. Burns’ employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Burns’ employment agreement), his equity awards granted by the Company pursuant to Mr. Burns’ employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination.

Lions Gate 2023 Proxy Statement 87

Potential Payments Upon Termination or Change in Control

James W. Barge

Severance Benefits — Termination of Employment. In the event that Mr. Barge’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to a lump sum cash severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the annual bonus that Mr. Barge would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Barge’s employment is terminated by the Company “without cause” or if Mr. Barge resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Barge’s employment agreement), (1) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Barge’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of the Company (as such terms are defined in Mr. Barge’s employment agreement), Mr. Barge would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Barge’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Barge will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, Class B non-voting shares.

Severance Benefits — Death or Disability. In the event Mr. Barge’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to 18 months. In addition, Mr. Barge’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Brian Goldsmith	Severance Benefits — Termination of Employment. In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated discretionary bonus for the fiscal year in which his termination occurs, and payment of COBRA premiums for up to 18 months. Additionally, in the event Mr. Goldsmith’s employment is terminated by the Company “without cause” or if Mr. Goldsmith resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), (i) any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and become fully vested, and (ii) 50% percent of any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and become fully vested. Moreover, if Mr. Goldsmith’s employment is terminated at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Goldsmith would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated discretionary bonus and payment of COBRA premiums noted above. In addition, any portion of equity granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date.

88 Lions Gate 2023 Proxy Statement

Potential Payments Upon Termination or Change in Control

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” or by him for “good reason” within twelve (12) months following the date of a change in control or a “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Goldsmith’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Goldsmith will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, in Class B non-voting shares.

Severance Benefits — Death or Disability. In the event Mr. Goldsmith’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to receive a prorated discretionary bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to 18 months. In addition, Mr. Goldsmith’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Bruce Tobey

Severance Benefits — Termination of Employment. In the event that Mr. Tobey’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Tobey’s employment agreement), Mr. Tobey will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the bonus that Mr. Tobey would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Tobey’s employment is terminated by the Company “without cause” or if Mr. Tobey resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Tobey’s employment agreement), (1) any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. Moreover, if Mr. Tobey’s employment is terminated at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Tobey would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated bonus and payment of COBRA premiums noted above.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Tobey’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of the Company (as such terms are defined in Mr. Tobey’s employment agreement), Mr. Tobey would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Tobey’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Tobey will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, in Class B non-voting shares.

Severance Benefits — Death or Disability. In the event Mr. Tobey’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Tobey’s employment agreement), Mr. Tobey’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Lions Gate 2023 Proxy Statement 89

Potential Payments Upon Termination or Change in Control

ESTIMATED SEVERANCE AND CHANGE IN CONTROL BENEFITS

Severance Benefits. The following chart presents our estimate the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive, had his employment terminated under the circumstances described above (other than in connection with a change in control of the Company) on March 31, 2023 (with the value of equity awards calculated based on the $11.07 and $10.38 closing prices of Class A voting shares and Class B non-voting shares, respectively, on March 31, 2023, the last trading day of fiscal 2023). Since this hypothetical termination would have occurred on the last day of the fiscal year, no pro-rata bonus was included in the cash severance amounts in the charts below.

	Termination by the Company Without Cause(1)
Name	Cash Severance	Equity Acceleration(2)	Insurance Premiums		Total

Jon Feltheimer	$3,234,866	$24,250,644	$248,813	(3)	$27,734,323

Michael Burns	$1,467,879	$5,419,274	$46,498	(4)	$6,933,651

James W. Barge	$1,500,000	$8,930,910	$50,220	(5)	$10,481,130

Brian Goldsmith	$1,875,000	$5,624,673	$50,220	(5)	$7,549,893

Bruce Tobey	$1,500,000	$137,592	$50,220	(5)	$1,687,812

(1)

As described above, Messrs. Feltheimer and Burns would also be entitled to these benefits pursuant to their respective employment agreements if their employment is terminated by the executive for good reason.

(2)

These columns report the intrinsic value of the unvested portions of each executive’s awards that would accelerate in the circumstances. For stock options and SARs, this value is calculated by multiplying the amount (if any) by which the closing price of the applicable class of the Company’s common shares on the last trading day of the fiscal year exceeds the exercise price or base price of the award by the number of shares subject to the accelerated portion of the award. No value is included in the table for stock options and SARs with a per-share exercise price that is greater than or equal to the closing price of the applicable class of the Company’s shares on the last trading day of the fiscal year. For restricted share unit awards, this value is calculated by multiplying the closing price of the applicable class of the Company’s common shares on the last trading day of the fiscal year by the number of units subject to the accelerated portion of the award.

(3)	Includes $16,740 for payment of COBRA premiums and $232,073 for payment of continued life and disability insurance premiums.

(4)	Includes $16,740 for payment of COBRA premiums and $29,758 for payment of continued life and disability insurance premiums.

(5)	Includes COBRA premium.

	Termination Due to Executive’s Death or Disability
Name	Equity Acceleration(1)	Insurance Premiums		Total

Jon Feltheimer	$18,250,644	$248,813	(2)	$18,499,457

Michael Burns	$5,419,274	$46,498	(3)	$5,465,772

James W. Barge	$10,003,018	$50,220	(4)	$10,053,238

Brian Goldsmith	$6,625,305	$50,220	(4)	$6,675,525

Bruce Tobey	$183,456	$50,220	(4)	$233,676

(1)	See note (2) to the table above for the valuation of these benefits.

(2)

Includes $16,740 for payment of COBRA premiums for a termination due to executive’s death or disability, and $232,073 for payment of continued life and disability insurance premiums for a termination due to executive’s disability.

(3)

Includes $16,740 for payment of COBRA premiums for a termination due to executive’s death or disability, and $29,758 for payment of continued life and disability insurance premiums for a termination due to executive’s disability.

(4)	Includes COBRA premium.

90 Lions Gate 2023 Proxy Statement

Potential Payments Upon Termination or Change in Control

Change in Control Severance Benefits. The following chart presents our estimate of the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive had a change in control of the Company, or, in the case of Messrs. Barge, Goldsmith and Tobey, a change in management of the Company, occurred on March 31, 2023 and the executive’s employment with us had terminated by the Company without cause or by the executive for good reason as described above on such date.

Name	Cash Severance(1)	Equity Acceleration		Insurance Premiums		Total

Jon Feltheimer	$6,000,000	$24,250,644		$248,813	(2)	$30,499,457

Michael Burns	$3,500,000	$5,419,274		$46,498	(3)	$8,965,772

James W. Barge	$3,125,000	$11,259,144	(4)	$50,220		$14,434,364

Brian Goldsmith	$8,380,137	$7,797,684	(4)	$50,220		$16,228,041

Bruce Tobey	$4,489,041	$275,184	(4)	$50,200		$4,814,445

(1)

For Messrs. Barge, Goldsmith and Tobey, this amount includes 50% of the grant date value of the annual equity awards from the executive’s employment agreement as described above that had not been granted as of March 31, 2023.

(2)	Includes $16,740 for payment of COBRA premiums and $232,073 for payment of continued life and disability insurance premiums.

(3)	Includes $16,740 for payment of COBRA premiums and $29,758 for payment of continued life and disability insurance premiums.

(4)

For Messrs. Barge, Goldsmith, and Tobey, equity acceleration only applies to a termination without cause. If such executives’ employment had been terminated for good reason on or within 12 months following a change in control or a “change in management,” the equity acceleration value would be the same as described above for a termination without cause not in connection with a change in control. A change in management in these Named Executive Officers’ employment agreements would generally occur when both Messrs. Feltheimer and Burns are no longer employed by the Company.

Separation Agreement with Mr. Berg

Effective December 2022, Mr. Berg resigned as the Company’s Executive Vice President and General Counsel. In connection with his resignation, in February 2023, Mr. Berg entered into a waiver and general release agreement with Lionsgate that provided for him to receive severance benefits consisting of a cash payment equal to $1,641,096, and payment of health insurance premiums for 24 months following his termination date. In addition, Mr. Berg was entitled to accelerated vesting of installments of his outstanding equity awards granted by the Company that were scheduled to vest on or before July 11, 2024 (with all performance vesting requirements being deemed met at the target level).

PAY RATIO DISCLOSURE

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer to the median of the total annual compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s total compensation for fiscal 2023 was $21,528,409, and the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for fiscal 2023 was $94,627. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for fiscal 2023 to the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for fiscal 2023 to be 227.5 to 1.

We selected March 31, 2023, which is a date within the last three months of fiscal 2023, as the date we would use to identify our median employee. To find the median of the annual total compensation of all our employees (excluding our Chief Executive Officer), we used the amount of each employee’s total cash compensation (i.e., base salary, wages, overtime and bonus) from our payroll records. In making this determination, we did not annualize compensation for those employees who did not work for the Company for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the median employee. We believe total cash compensation for all employees is an appropriate measure because total cash compensation data is readily available, and the Company considers this a reasonable measure of employees’ overall compensation.

As of March 31, 2023, we had a total of 1,510 employees, of whom 1,374 were based in the U.S. and 136 were based outside of the U.S. In making the determination of the median employee, we did not include one employee based in Australia, five employees based in Canada, three employees based in China, 44 employees based in India, three employees based in Indonesia and two employees based in Luxembourg, in accordance with SEC rules permitting exclusion of a de minimis number of non-U.S. employees (so that all U.S.-based employees and 78 employees based outside of the U.S. were included in this determination).

Lions Gate 2023 Proxy Statement 91

Potential Payments Upon Termination or Change in Control

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

92 Lions Gate 2023 Proxy Statement

P
AY
V
ERSUS
P
ERFORMANCE
This section summarizes the relat
ionship b
etween the total compensation paid for Lionsgate’s Chief Executive Officer and the other Named Executive Officers and Lionsgate’s financial performance for the fiscal years shown in the table (in this discussion, Lionsgate’s Chief Executive Officer is also referred to as the principal executive officer or “PEO”, and the Named Executive Officers other than Lionsgate’s Chief Executive Officer are referred to as the
“Non-PEO
NEOs”):

						Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Lionsgate TSR ($)(4)	Dow Jones U.S. Media Sector TSR ($)(4)	S&P Movies & Entertainment Index TSR ($)(4)	Lionsgate Net Income (Loss) ($Millions)(5)	Lionsgate Adjusted OIBDA ($Millions)(6)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)

2023	$21,528,409	$13,153,336	$6,429,940	$4,169,033	$182	$108	$96	$(2,010.2)	$358.1

2022	$5,585,412	$10,753,069	$4,649,415	$6,185,148	$267	$144	$124	$(188.2)	$402.2

2021	$19,176,875	$30,384,695	$5,694,133	$10,065,318	$246	$176	$166	$(18.9)	$540.9

(1)
Mr. Feltheimer was Lionsgate’s Chief Executive Officer for each of the three fiscal years included in the table above. For each of fiscal years 2021 and 2022, Lionsgate’s
Non-PEO
NEOs were Messrs. Burns, Barge, Goldsmith and Berg. For fiscal year 2023, Lionsgate’s
Non-PEO
NEOs were Messrs. Burns, Barge, Goldsmith, Tobey and Berg.

(2)
See the
Summary Compensation Table
above for detail on the total compensation for Lionsgate’s Chief Executive Officer for each fiscal year covered in the table. The average compensation for the
Non-PEO
NEOs for fiscal year 2023 was calculated from the
Summary Compensation Table
above. The average compensation for the
Non-PEO
NEOs for each of fiscal years 2022 and 2021 was calculated from the
Summary Compensation Table
as disclosed in Lionsgate’s proxy statement filed with the Securities and Exchange Commission in calendar year 2022 or 2021, respectively.

(3)
For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of Lionsgate’s NEOs (including, for purposes of this table, former Named Executive Officers who are included in the
Summary Compensation Table
for the applicable fiscal year and adjusted for the following with respect to each NEO:

Summary Compensation Table
for the applicable fiscal year and adjusted for the following with respect to each NEO:

•	Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,

•	Plus the fiscal year-end value of Lionsgate option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,

•
Plus/(less) the change in value as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year for Lionsgate option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,

•	Plus the vesting date value of Lionsgate option and stock awards which were granted and vested during the same covered fiscal year,

•
Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior fiscal year for Lionsgate option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,

•
Less, as to any Lionsgate option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,

•	Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested Lionsgate stock awards not otherwise included,

•
Plus, as to a Lionsgate option or stock award that was materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date.

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions Lionsgate then used to calculate the fair value of its equity awards. For more information on the valuation of Lionsgate’s equity awards, please see the notes to Lionsgate’s financial statements that appear in its Annual Report on Form
10-K
for each fiscal year and the footnotes to the
Summary Compensation Table
that appears in Lionsgate’s annual proxy statement.
The table above reflects the CAP (determined as noted above) for Lionsgate’s Chief Executive Officer and, for Lionsgate’s
Non-PEO
NEOs, the average of the CAPs determined for the
Non-PEO
NEOs for each of the fiscal years shown in the table.

Lions Gate

2023 Proxy Statement
 93

Pay Versus Performance

The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for Lionsgate’s Chief Executive Officer.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)

Summary Compensation Table Total	21,528,409	5,585,412	19,176,875

Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(9,750,004)	(1,000,003)	(7,446,931)

Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	10,815,950	—	15,610,964

Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(8,868,143)	3,994,288	2,420,353

Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	1,000,003	—

Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(572,876)	1,173,369	623,434

Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—

Compensation Actually Paid	$13,153,336	$10,753,069	$30,384,695
The following table provides a reconciliation of the average of the Summary Compensation Table Total for the
Non-PEO
NEOs for a fiscal year to the average of the Compensation Actually Paid for the
Non-PEO
NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)	Fiscal Year 2021 ($)

Summary Compensation Table Total	6,429,940	4,649,415	5,694,133

Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(3,272,202)	(2,759,912)	(2,366,952)

Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	2,430,521	1,022,759	4,803,958

Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(761,350)	1,155,466	1,236,985

Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	948,244	1,392,662	158,084

Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(1,571,828)	724,758	539,110

Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(34,292)	—	—

Compensation Actually Paid	$4,169,033	$6,185,148	$10,065,318

94
Lions Gate

2023 Proxy Statement

Pay Versus Performance

(4)
Lionsgate TSR represents cumulative total shareholder return on a fixed investment of $100 in existing common stock for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. The Dow Jones U.S. Media Sector Index TSR and the S&P Movies & Entertainment Index (which Lionsgate also utilizes in the stock performance graph required by Item 201(e) of Regulation
S-K
included in its Annual Reports for each covered fiscal year) represent cumulative total shareholder return on a fixed investment of $100 in the Dow Jones U.S. Media Sector Index and the S&P Movies & Entertainment Index, respectively, for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, and are calculated assuming the reinvestment of dividends. The following chart illustrates the CAP for Lionsgate’s Chief Executive Officer and the average CAP for Lionsgate’s
Non-PEO
NEOs for each of the last three fiscal years against Lionsgate’s total shareholder return and the total shareholder return for each of the Dow Jones U.S. Media Sector and the S&P Movies & Entertainment Index (each calculated as described above) over that period of time.

(5)
This column shows Lionsgate’s net income (loss) for each fiscal year covered by the table. The following chart illustrates the CAP for Lionsgate’s Chief Executive Officer and the average CAP for Lionsgate’s
Non-PEO
NEOs for each of the last three fiscal years against Lionsgate’s net income for each of those years.

Lions Gate

2023 Proxy Statement
 95

Pay Versus Performance

(6)
This column shows Lionsgate’s adjusted OIBDA for each fiscal year covered by the table. Lionsgate considers adjusted OIBDA to be a key metric in its executive compensation program, used in determining corporate performance under fiscal year 2023 annual incentive plan. See the “Compensation Discussion and Analysis” section of this report for more information regarding the use of this performance measure in Lionsgate’s executive compensation program and Exhibit B for the definition, adjustments and related reconciliation for this non-GAAP
measure. The following chart illustrates the CAP for Lionsgate’s Chief Executive Officer and the average CAP for Lionsgate’s
Non-PEO
NEOs for each of the last three fiscal years against Lionsgate’s adjusted OIBDA for each of those years.

Following is an unranked list of Lionsgate’s financial performance measures it considers most im portan
t in linking the compensation actually paid to Lionsgate’s NEOs for fiscal 2023 with Lionsgate’s performance.

•	Adjusted OIBDA (used in determining corporate performance for purposes of the annual incentive plan)

•	Volume-Weighted Average Stock Price (used in determining vesting of certain stock units granted to Named Executive Officers during the fiscal year)

•
Certain Discretionary Assessment of Achievement of Operational and Strategic Goals (used in determining individual performance for purposes of the annual incentive plan and the vesting of performance-based equity awards)

See the “Compensation Discussion and Analysis” section of this proxy statement for more information regarding the use of these performance measures in Lionsgate’s executive compensation program.
In general, Lionsgate also views its stock price, upon which the value of all of the equity awards granted by Lionsgate is dependent, as a key performance-based component of its executive compensation program in order to further align the interests of Lionsgate’s senior management with the interests of Lionsgate’s shareholders.

96
Lions Gate

2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents certain information about beneficial ownership of Class A voting shares and Class B non-voting shares as of October 9, 2023 (unless otherwise indicated) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of any class of common stock. All such information is based on publicly available filings. The security ownership information is given as of October 9, 2023 and, in the case of percentage ownership information, is based upon 83,530,119 Class A voting shares and 151,413,937 Class B non-voting shares, in each case, outstanding on that date. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within 60 days.

	Class A Voting Shares		Class B Non-Voting Shares
Beneficial Owner(1)	Number of Shares	% of Class(2)	Number of Shares	% of Class(2)

Mark H. Rachesky, M.D. (3)	20,202,112	24.2%	15,183,089	10.0%

Vanguard Group, Inc. (4)	6,732,793	8.1%	11,808,970	7.8%

BlackRock, Inc. (5)	6,516,443	7.8%	8,025,072	5.3%

Invesco, Ltd. (6)	5,939,609	7.1%	109,767	*

Liberty 77 Capital L.P. (7)	4,594,863	5.5%	0	0%

Shapiro Capital Management LLC (8)	370,589	*	20,314,173	13.4%

Capital Research Global Investors (9)	0	0%	21,376,347	14.1%

*	Less than 1%

(1)

The addresses for the listed beneficial owners are as follows: Mark H. Rachesky, M.D., c/o MHR Fund Management LLC, 1345 Avenue of the Americas, 42nd Floor, New York, NY 10105; Vanguard Group, Inc., PO Box 2600 V26, Valley Forge, PA 19482-2600; BlackRock, Inc., 50 Hudson Yards, New York, NY 10001; Invesco, Ltd., 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309; Liberty 77 Capital L.P., 2099 Pennsylvania Ave NW, Washington, DC 20006; Shapiro Capital Management LLC, 3060 Peachtree Road NW, Suite 1555, Atlanta, GA 30305; and Capital Research Global Investors, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(2)

The percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of common shares deemed to be beneficially held by such person (or group of affiliated persons) as of October 9, 2023 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Exchange Act by (2) the sum of (A) 83,530,119 or 151,413,937, which are the number of Class A voting shares and Class B non-voting shares outstanding as of October 9, 2023, respectively; plus (B) the number of common shares issuable upon the exercise of stock options and other derivative securities, if any, exercisable as of October 9, 2023 or within 60 days thereafter, held by such person (or group of affiliated persons) (i.e., December 8, 2023).

(3)	The information is based solely on a Form 4 filed with the SEC on April 5, 2023 by Mark H. Rachesky, M.D.

(4)

The information is based solely on a Schedule 13F-HR filed with the SEC on August 14, 2023. According to the information in the Schedule 13F-HR, Vanguard Group, Inc. does not have sole voting and dispositive power with respect to the Class A voting shares and Class B non-voting shares it beneficially owns.

(5)

The information is based solely on a Schedule 13F-HR filed with the SEC on August 11, 2023. According to the information in the Schedule 13F-HR, BlackRock, Inc. has sole voting and dispositive power with respect to 6,662,074 shares of its Class A voting shares and 7,894,589 shares of its Class B non-voting shares.

(6)

The information is based solely on a Schedule 13F-HR filed with the SEC on August 11, 2023. According to the information in the Schedule 13F-HR, Invesco, Ltd. does not have sole voting and dispositive power with respect to the Class A voting shares and Class B non-voting shares it beneficially owns.

(7)

The shares were purchased for the respective accounts of Liberty 77 Fund International L.P. and Liberty 77 Fund L.P. The information is based solely on a Schedule 13D filed with the SEC on September 6, 2023. According to the information in the Schedule 13-D, Liberty Funds do not have sole voting and dispositive power with respect to the Class A voting shares they beneficially own.

(8)

The information is based solely on a Schedule 13F-HR filed with the SEC on August 14, 2023. According to the information in the Schedule 13F-HR, Shapiro Capital Management has sole voting and dispositive power with respect to all of its Class A voting shares and 19,267,935 shares of its Class B non-voting shares.

(9)

The info rmation is based solely on a Schedule 13F-HR filed with the SEC on August 11, 2023. According to the information in the Schedule 13F-HR, Capital Research Global Investors has sole voting and dispositive power with respect to all of its Class B non-voting shares.

Lions Gate 2023 Proxy Statement 97

SECURITY OWNERSHIP OF MANAGEMENT

The table below presents certain information about beneficial ownership of Class A voting shares and Class B non-voting shares stock as of October 9, 2023 (unless otherwise indicated) by (i) each current director, nominee for director and current Named Executive Officer of Lionsgate and (ii) all current directors and executive officers of Lionsgate as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within 60 days.

	Class A Voting Shares		Class B Non-Voting Shares
	Number of Shares(1)	% of Class(2)	Number of Shares(1)	% of Class(2)

James W. Barge (3)	91,282	*	3,014,271	2.0%

Michael Burns (4)	1,879,327	2.2%	3,663,417	2.4%

Mignon Clyburn	10,906	*	11,793	*

Gordon Crawford	271,616	*	1,840,846	1.2%

Jon Feltheimer (5)	1,509,431	1.8%	5,044,165	3.2%

Emily Fine	28,200	*	30,085	*

Michael T. Fries	0	*	0	*

Brian Goldsmith (6)	215,669	*	1,669,928	1.1%

John D. Harkey, Jr.	100,000	*	0	*

Susan McCaw	19,565	*	15,590	*

Yvette Ostolaza	25,529	*	18,053	*

Mark H. Rachesky, M.D. (7)	20,202,112	24.2%	15,183,089	10.0%

Daryl Simm	55,791	*	57,168	*

Hardwick Simmons	64,585	*	66,015	*

Harry E. Sloan	57,206	*	257,661	*

Bruce Tobey (8)	0	*	0	*

Corii D. Berg (9)	0	*	244,078	*

All former and current executive officers and directors and director nominees, as a group (17 persons)	24,531,219	28.6%	31,116,159	19.3%

*	Less than 1%

(1)

Pursuant to Rule 13d-3(d)(1) of the Exchange Act, amount includes vested restricted share units, and restricted share units vesting and stock options and share appreciation rights exercisable, within 60 days of October 9, 2023 (i.e., December 8, 2023).

(2)

The percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of common shares deemed to be beneficially held by such person (or group of affiliated persons) as of October 9, 2023 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Exchange Act by (2) the sum of (A) 83,530,119 or 151,413,937 which are the number of Class A voting shares and Class B non-voting shares outstanding as of October 9, 2023, respectively; plus (B) the number of common shares issuable upon the exercise of stock options and other derivative securities, if any, exercisable as of October 9, 2023 or within 60 days thereafter, held by such person (or group of affiliated persons) (i.e., December 8, 2023).

(3)	Includes 2,290,457 Class B non-voting shares subject to stock options/SARs that are currently exercisable.

(4)	Includes 878,266 Class A voting shares and 2,268,116 Class B non-voting shares subject to stock options/SARs that are currently exercisable.

(5)	Includes 1,130,074 Class A voting shares and 3,798,319 Class B non-voting shares subject to stock options/SARs that are currently exercisable.

(6)	Includes 132,657 Class A voting shares and 1,021,964 Class B non-voting shares subject to stock options/SARs that are currently exercisable.

(7)	The information is based solely on a Form 4 filed with the SEC on April 5, 2023 by Mark H. Rachesky, M.D.

(8)	Mr. Tobey was appointed as Lionsgate’s Executive Vice President and General Counsel effective March 27, 2023.

(9)

Mr. Berg resigned as Lionsgate’s Executive Vice President and General Counsel effective December 20, 2022. Includes 30,438 Class B non-voting shares subject to options/SARs that are currently exercisable.

98 Lions Gate 2023 Proxy Statement

REPORT OF THE AUDIT & RISK COMMITTEE

The following Report of the Audit & Risk Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate the report by reference in that filing.

The members of the Audit & Risk Committee are all Non-Employee Directors. In addition, the Board has determined that each meets the current NYSE and SEC independence requirements. The full text of our current Audit & Risk Committee charter is available on our website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

The Audit & Risk Committee oversees the integrity of the Company’s financial statements, accounting and financial reporting processes; oversees the Company’s exposure to risk and compliance with legal and regulatory requirements; oversees the independent auditor’s qualifications and independence; oversees the performance of the Company’s internal audit function and independent auditor; oversees the development, application and execution of all the Company’s risk management and risk assessment policies and programs; prepares the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and reviews and provides oversight over the Company’s data privacy, technology and information security, including cybersecurity and back-up of information systems, policies and procedures.

The Audit & Risk Committee also recommends to the shareholders the selection of independent auditors. Management and our independent auditors are responsible for planning or conducting audits. Our management is responsible for determining that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and for assuring compliance with applicable laws and regulations and our business conduct guidelines.

The Audit & Risk Committee is also directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The committee selected Ernst & Young LLP as our independent auditor for fiscal 2023. Ernst & Young LLP has served as our independent auditor since August 2001.

In performing its oversight function, the Audit & Risk Committee reviewed and discussed our fiscal year ended March 31, 2023 audited consolidated financial statements with management and the independent auditors. The Audit & Risk Committee also discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, which relates to the conduct of our audit, including our auditors’ judgment about the quality of the accounting principles applied in our fiscal 2023 audited consolidated financial statements. The Audit & Risk Committee received the written disclosures and the letter from our independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit & Risk Committee concerning independence, and has discussed with our auditors their independence from management and the Company. When considering the independent auditors’ independence, the Audit & Risk Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. The Audit & Risk Committee also reviewed, among other things, the amount of fees paid to the independent auditors for non-audit services.

The Audit & Risk Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit & Risk Committee held four meetings during fiscal 2023 (in person or via teleconference).

Based upon the review and discussions described in this report, the Audit & Risk Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2023 for filing with the SEC.

The Audit & Risk Committee also recommends to the shareholders the re-appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024.

The Audit & Risk Committee of the Board of Directors

Hardwick Simmons (Chair)

Susan McCaw

Harry Sloan

Lions Gate 2023 Proxy Statement 99

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) adopted by the Canadian Securities Administrators requires us to disclose, on an annual basis, our approach to corporate governance. The Canadian Securities Administrators has also adopted National Policy 58-201 Corporate Governance Guidelines which includes recommendations on such matters as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members, and other items dealing with sound corporate governance. The Board and senior management consider good corporate governance to be central to our effective and efficient operation. Set out below is a description of certain of our corporate governance practices, as required by NI 58-101.

BOARD OF DIRECTORS

NI 58-101 defines “independence” of directors and requires disclosure as to whether a board of directors is composed primarily of independent directors. An “independent director” generally is one who is independent of management and is free from any interest and any other business or other material relationship with the Company which could, or could reasonably be expected to, interfere with the exercise of the director’s independent judgment.

The Board currently has 13 members. As of the date of this proxy statement, 11 directors are Non-Employee Directors and two directors are non-independent as senior management of the Company. The Board undertakes an annual review of the independence of all Non-Employee Directors. A majority of the members of the Board are independent directors.

The Board is currently made up of the following directors:

Michael Burns	Non-Independent as Vice Chair

Mignon Clyburn	Independent

Gordon Crawford	Independent

Jon Feltheimer	Non-Independent as Chief Executive Officer

Emily Fine	Independent

Michael T. Fries	Independent

John D. Harkey, Jr.	Independent

Susan McCaw	Independent

Yvette Ostolaza	Independent

Mark H. Rachesky, M.D.	Independent

Harry E. Sloan	Independent

Daryl Simm	Independent

Hardwick Simmons	Independent

100 Lions Gate 2023 Proxy Statement

Statement of Corporate Governance Practices

The Board held a total of four meetings in fiscal 2023. Additionally, the independent members of the Board held a total of four sessions in fiscal 2023 at which non-independent directors and members of management were not in attendance. The attendance (via teleconference) of the current directors at such meetings was as follows:

Director	Board Meetings Attended	Independent Board Sessions Attended

Michael Burns	4/4	—

Mignon Clyburn	4/4	4/4

Gordon Crawford	4/4	4/4

Jon Feltheimer	4/4	—

Emily Fine	4/4	4/4

Michael T. Fries	3/4	3/4

John D. Harkey, Jr.	—	—

Susan McCaw	4/4	4/4

Yvette Ostolaza	4/4	4/4

Mark H. Rachesky, M.D.	4/4	4/4

Harry E. Sloan*	4/4	4/4

Daryl Simm	4/4	4/4

Hardwick Simmons	4/4	4/4

*	Joined the Board in June 2023.

The following directors or director nominees serve on the board of directors of other Canadian and U.S. public companies listed below.

Director	Public Company Board Membership

Michael Burns	Hasbro, Inc.

Mignon Clyburn	RingCentral, Inc.

Gordon Crawford	None

Jon Feltheimer	Grupo Televisa, S.A.B.

Emily Fine	None

Michael T. Fries	Grupo Televisa, S.A.B., Liberty Global, plc, Liberty Latin America Ltd.

John D. Harkey, Jr.	None

Susan McCaw	Air Lease Corporation

Yvette Ostolaza	None

Mark H. Rachesky, M.D.	Telestat Corporation, Titan International, Inc.

Daryl Simm	None

Hardwick Simmons	None

Harry E. Sloan	Draft Kings, Inc., Ginkgo Bioworks Holdings, Inc.

BOARD MANDATE

Under the Corporate Governance Guidelines established by the Board, which includes the Board’s mandate, the Board has overall responsibility to review and regularly monitor the effectiveness of our fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. Generally, the Board seeks to enhance shareholder value over the long term. The full text of our Corporate Governance Guidelines is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

Lions Gate 2023 Proxy Statement 101

Statement of Corporate Governance Practices

POSITION DESCRIPTIONS

To date, we have not developed position descriptions for the Chair of the Board, the Chair positions of each board committee, or the Chief Executive Officer. The Board determines the appropriate roles for such positions from time-to-time as serves the best interests of the Company. With respect to the Chief Executive Officer, the Board currently sets our annual objectives that become the objectives against which the Chief Executive Officer’s performance is measured.

ORIENTATION AND CONTINUING EDUCATION

The Nominating and Corporate Governance Committee, with the assistance of senior management, is responsible for overseeing and making recommendations to the Board regarding the orientation of new directors and a continuing education program for existing directors. Currently, the Board has an informal process for the orientation of new directors regarding the role of the Board, its committees and its directors and the nature of operation of the business. New directors meet with senior management and incumbent directors. Due to the experience level of the members of the Board, no formal continuing education program is believed to be required at this time, but the Nominating and Corporate Governance Committee monitors both external developments and the Board’s composition to determine whether such a program may become useful in the future. However, directors are made aware of their responsibility to keep themselves up to date and the Nominating and Corporate Governance Committee advises all directors of major developments in corporate governance and important trends and new legal and regulatory requirements. Additionally, from time to time, members of the Board participate in various leadership workshops and programs concerning topics of interest to directors of public companies as well subjects they determine keep them informed with current issues relevant to their service as directors of the Company.

ETHICAL BUSINESS CONDUCT

We have a Code of Business Conduct and Ethics (and an Anti-Bribery Corruption Policy addendum) that applies to all our directors, officers and employees. The code is available on our website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR+ at www.sedarplus.com or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. The code is administered by our compliance officer, or his/her designee, and our Office of the General Counsel, and is overseen by the Nominating and Corporate Governance Committee.

NOMINATION OF DIRECTORS

The Nominating and Corporate Governance Committee, which is comprised of three independent directors, is responsible for reviewing proposed new members of the Board and establishing full criteria for board membership. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole, as well as that of the individual members of the Board. The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR+ at www.sedarplus.com or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. For further information with respect to the Nominating and Corporate Governance Committee see Information Regarding the Board of Directors and Committees of the Board of Directors — Board Committees and Responsibilities above.

COMPENSATION

The Board, through the Compensation Committee, which is comprised of four independent directors, periodically reviews the adequacy and form of the compensation of directors and officers. The Compensation Committee is governed by a written charter, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR+ at www.sedarplus.com, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. For further information with respect to the Compensation Committee see Information Regarding the Board of Directors and Committees of the Board of Directors — Board Committees and Responsibilities above.

OTHER BOARD COMMITTEES

The Board also has a standing Audit & Risk Committee and Strategic Advisory Committee. For further information with respect to these committees see Information Regarding the Board of Directors and Committees of the Board of Directors — Board Committees and Responsibilities above.

102 Lions Gate 2023 Proxy Statement

Statement of Corporate Governance Practices

ASSESSMENTS

The Nominating and Corporate Governance Committee is responsible for developing our overall approach to a corporate governance system that is effective in the discharge of our obligations to our shareholders. The Nominating and Corporate Governance Committee has the mandate and responsibility to review, on a periodic basis, the performance and effectiveness of the Board as a whole, and each individual director. The Nominating and Corporate Governance Committee annually assesses and provides recommendations to the Board on the effectiveness of the committees of the Board and the contributions of the directors.

TERM LIMITS

The Board has not established term limits as we believe that directors who have developed insight into the Company and its operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Governance Committee evaluates individual Board member performance and takes steps, as necessary, regarding continuing director tenure.

CONSIDERATIONS OF THE REPRESENTATION OF WOMEN ON THE BOARD

The Board has not adopted a specific written policy or set mandatory targets relating to the identification and nomination of women directors. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. The Nominating and Corporate Governance Committee utilizes a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by the Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Prior to the nomination of a new director, the Nominating and Corporate Governance Committee follows prudent practices, such as interviews of the potential nominee conducted by members of the Board and senior management. There are currently four (4) female directors on the Board.

EXECUTIVE OFFICER DIVERSITY

In appointing executive officers to the management team, the Company does not set targets with respect to diversity; however, the Company aggressively seeks to recruit, develop and promote a diverse group of executive talent, reflecting our community and customers, factoring in the background, competencies, skills and personal and other diverse qualities required for new executive officers, in order to add value to the Company and produce the most appealing content for our customers in light of opportunities and risks facing the Company.

Lions Gate 2023 Proxy Statement 103

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We recognize that transactions we may conduct with any of our directors, director nominee or executive officers may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than our best interests and those of our shareholders. We have established, and the Board has adopted, a written Related Person Transactions Policy to monitor transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which the Company and any of the following have an interest: (i) any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year; (ii) a person who is or was an immediate family member (as defined in the policy) of an executive officer, director, or director nominee at any time since the beginning of the Company’s last fiscal year; (iii) any person who, at the time of the occurrence or existence of the transaction, is greater than 5% beneficial owner of our common shares; (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member (as defined in the policy) of the greater than 5% beneficial owner of our common shares; or (v) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 10% or greater beneficial ownership interest (which we refer to in this report as a “related person”). The policy covers any transaction where the aggregate amount is expected to exceed $120,000 in which a related person has a direct or indirect material interest. The full text of the Related Person Transaction Policy is available on our website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

No person who has been a director or executive officer of Lionsgate at any time since the commencement of Lionsgate’s last completed financial year and no associate or affiliate of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the annual general and special meeting other than the election of directors or the appointment of auditors, except that directors and executive officers have an interest in the resolution regarding the approval of the 2023 Performance Incentive Plan as such persons may be eligible to participate in the 2023 Performance Incentive Plan as directors and executive officers of Lionsgate.

Certain Other Agreements

Letter Agreement. On July 9, 2009, the Company entered into a letter agreement (as amended from time to time, the “MHR Letter Agreement”) with Mark H. Rachesky. M.D., pursuant to which Dr. Rachesky was nominated to the Board for the 2009 annual meeting of shareholders. The MHR Letter Agreement also provides, subject to certain terms and conditions, including that Dr. Rachesky and certain of his affiliates hold at least 8,192,246 common shares of the Company, subject to equitable adjustment (which amount represented approximately 7% of the Company’s common stock outstanding as of May 22, 2009), that in the event the Company enters into an agreement with any other person, or invites or receives a proposal, in either case which relates to the matters addressed by the MHR Letter Agreement, and that has terms or conditions that are more favorable to such other person or more restrictive to the Company than the terms or conditions set forth in the MHR Letter Agreement or the Registration Rights Agreement with MHR Fund Management (as described below), then the Company will offer Dr. Rachesky and certain of his affiliates the opportunity to enter into an agreement on the same terms and conditions or, as the case may be, make a competing proposal which shall be considered by the Company in good faith before deciding whether to execute any such other agreement.

Investor Rights Agreement. See Directors, Executive Officer and Corporate Governance – Investor Rights Agreement above.

Voting and Standstill Agreement. Also in connection with the Purchases, on November 10, 2015, the Company entered into a voting and standstill agreement with Liberty Global, Liberty, Discovery Lightning, Discovery, Dr. John C. Malone, MHR Fund Management and certain affiliates of MHR Fund Management (as amended from time to time, the “Voting and Standstill Agreement”). Under the Voting and Standstill Agreement, Liberty and Discovery have agreed to vote, in any vote of the Company’s shareholders on a merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving the Company or any of its subsidiaries (and any proposal relating to the issuance of capital, increase in the authorized capital or amendment to any constitutional documents in connection with any of the foregoing), all of the common shares beneficially owned by them (together with certain of their affiliates) in excess of 18.5% of the Company’s outstanding voting power in the aggregate in the same proportion as the votes cast by other shareholders.

In addition, each of Liberty, Discovery and MHR Fund Management (together with certain of their affiliates) has agreed that as long as any of them have the right to nominate at least one representative to the Board, each of them will vote all of the Company’s common shares owned by them (together with certain of their affiliates) in favor of each of the other’s respective director nominees, subject to certain exceptions set forth in the Voting and Standstill Agreement.

104 Lions Gate 2023 Proxy Statement

Certain Relationships and Related Transactions

Under the Voting and Standstill Agreement, Liberty and Discovery (together with certain of their affiliates) have also agreed that if they sell or transfer any of their common shares to a shareholder or group of shareholders that beneficially own 5% or more of the Company’s common shares, or that would result in a person or group of persons beneficially owning 5% or more of the Company’s common shares, any such transferee would have to agree to the Voting and Standstill Agreement, subject to certain exceptions set forth in the Voting and Standstill Agreement.

Registration Rights Agreements. On October 22, 2009, the Company entered into a registration rights agreement with certain affiliates of MHR Fund Management, which was later amended on February 3, 2016. In addition, on November 10, 2015, the Company entered into separate registration rights agreements with each of Liberty and Discovery (together with certain of their affiliates). The three registration rights agreements described in the foregoing are referred to herein as the “Registration Rights Agreements.”

Each Registration Rights Agreement provides that the applicable investor is entitled to two demand registration rights to request that the Company register all or a portion of their common shares. In addition, in the event that the Company proposes to register any of the Company’s equity securities or securities convertible into or exchangeable for the Company’s equity securities, either for its own account or for the account of other security holders, the applicable investor will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to customary limitations. As a result, whenever the Company proposes to file a registration statement under the Securities Act, other than with respect to a registration statement on Forms S-4 or S-8 or certain other exceptions, the applicable investor will be entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

The registration rights described above of Liberty and Discovery will terminate on the first anniversary of the date that the applicable investor (together with certain of its affiliates) both (i) beneficially owns less than 2,971,601 common shares, subject to equitable adjustment (which amount represented approximately 2% of the Company’s common stock outstanding as of November 2, 2015), and (ii) ceases to have a designated representative on the Board. The registration rights described above of the applicable affiliates of MHR Fund Management will terminate on the first anniversary of the date that they both (i) beneficially owns less than 11,703,209 common shares, subject to equitable adjustment (which amount represented approximately 10% of the Company’s common stock outstanding as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009), and (ii) ceases to have a designated representative on the Board.

Transactions with Equity Method Investees

In the ordinary course of business, we are involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of the Company’s films and television programs and the lease of a studio facility owned by an equity-method investee, for which the impact on the Company’s consolidated balance sheets and consolidated statements of operations is as shown in the tables below.

March 31, 2023
(Amounts in millions)

Consolidated Balance Sheets

Accounts receivable	$14.8

Investment in films and television programs (1)	7.9

Other assets, noncurrent (1)	45.8

Total due from related parties	$68.5

Accounts payable (2)	$16.8

Other accrued liabilities (1)	6.7

Participations and residuals, current	7.5

Participations and residuals, noncurrent	2.0

Other liabilities (1)	41.4

Total due to related parties	$74.4

Lions Gate 2023 Proxy Statement 105

Certain Relationships and Related Transactions

Year Ended March 31, 2023
(Amounts in millions)

Consolidated Statements of Operations

Revenues	$6.1

Direct operating expense	$8.3

Distribution and marketing expense	$0.4

Interest and other income	$1.7

(1)

During the year ended March 31, 2022, the Company entered into certain operating leases related to a studio facility owned by an equity-method investee. Amounts related to these leases are included in investment in films and television programs, other assets—noncurrent, other accrued liabilities and other liabilities in the consolidated balance sheet at March 31, 2023.

(2)	Amounts primarily represent production-related advances due to certain of its equity method investees.

In April 2004, a wholly-owned subsidiary of the Company entered into agreements (as amended) with Ignite, LLC (“Ignite”) for distribution rights to certain films. Mr. Burns owns a 65.45% interest in Ignite, and Mr. Simmons owns a 24.24% interest in Ignite. During the year ended March 31, 2023, $0.4 million was paid to Ignite under these agreements.

In the year ended March 31, 2021, the Company paid less than $0.1 million to MLC Strategies, LLC (“MLC Strategies”) for certain consulting services. No amounts were paid in the years ended March 31, 2023 and 2022. Ms. Clyburn is the President of MLC Strategies.

In addition, as of March 31, 2023, the Company has entered into certain leases that have not yet commenced primarily related to studio facilities owned by an equity-method investee, for which construction has not yet been completed.

106 Lions Gate 2023 Proxy Statement

ACCOUNTANTS’ FEES

During fiscal 2022 and fiscal 2023, we retained our independent registered public accounting firm, Ernst & Young LLP, to provide services in the categories listed below. The following are the aggregate fees billed for each of the last two fiscal years for such services:

	Years Ended March 31,
	2023	2022

Audit Fees	$8,470,290	$5,273,070

Audit-Related Fees	$192,500	$467,840

Tax Compliance Fees	$1,729,835	$1,446,798

Tax Planning and Advisory Fees	$2,227,582	$904,356

Audit Fees includes fees associated with the annual audit of our financial statements, the audit of the effectiveness of internal control over financial reporting, reviews of our Quarterly Reports on Form 10-Q, statutory audits, and services that only the independent auditors can reasonably provide, such as services associated with SEC registration statements or other documents issued in connection with securities offerings (including consents and comfort letters). For the year ended March 31, 2023, Audit Fees also includes fees associated with carve-out audits of the Studio Business and the Starz Business in connection with the Company’s proposed separation of such businesses. Audit-Related Fees includes fees associated with accounting consultations, due diligence services related to acquisitions, and attestation services not required by statute or regulation. Tax Fees consist of $1,729,835 and $1,446,798 for professional services related to tax compliance, including foreign tax return preparation and transfer pricing studies and consultations, for the years ended March 31, 2023 and 2022, respectively, as well as $2,227,582 and $904,356 for professional services related to tax planning and tax advisory services for the years ended March 31, 2023 and 2022, respectively.

Pursuant to the Audit & Risk Committee’s policy to pre-approve all permitted audit and non-audit services, the Audit & Risk Committee pre-approved all professional services provided by Ernst & Young LLP during fiscal 2023 and fiscal 2022 and determined that the provision of non-audit services in fiscal 2023 and fiscal 2022 was compatible with maintaining Ernst & Young LLP’s independence.

The Audit & Risk Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the full Audit & Risk Committee at its next scheduled meeting.

Lions Gate 2023 Proxy Statement 107

OTHER INFORMATION

Information regarding the Company is contained in its Annual Report on Form 10-K and other periodic reports required by Section 13(a) or 15(d) of the Exchange Act. The Company makes available, free of charge through its website (http://investors.lionsgate.com), its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found under “SEC Filings” on our website at http://investors.lionsgate.com. The exhibits to our Annual Report on Form 10-K are available free of charge to any shareholder who submits a written request to us at 2700 Colorado Avenue, Santa Monica, California 90404, Attn: Investor Relations. The exhibits to our Annual Report on Form 10-K are also available at no charge on the SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.com.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

DIRECTORS’ APPROVAL

The contents and sending of this proxy statement to shareholders of the Company have been approved by the Board.

By Order of The Board of Directors,

Jon Feltheimer

Chief Executive Officer

Santa Monica, California

Vancouver, British Columbia

October 13, 2023

108 Lions Gate 2023 Proxy Statement

EXHIBIT A

LIONS GATE ENTERTAINMENT CORP.

2023 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (this “Plan”) of Lions Gate Entertainment Corp., a company amalgamated under the laws of the Province of British Columbia (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s shareholders.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the United States Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Articles of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which

Lions Gate 2023 Proxy Statement A-1

Exhibit A

exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c) approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services or other circumstances) subject to any required consent under Section 8.6.5;

(g) adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k) determine the fair market value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4 Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No

A-2 Lions Gate 2023 Proxy Statement

Exhibit A

director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6 Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	COMMON SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1 Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Shares and any Common Shares held as treasury shares. For purposes of this Plan, “Common Shares” shall mean either the Class A Voting Common Shares of the Corporation (“Class A Shares”) or the Class B Non-Voting Common Shares of the Corporation (“Class B Shares”), as the context may require. For purposes of clarity, the Common Shares available for issuance under this Plan (for purposes of clarity, including any Common Shares that become available for issuance under this Plan pursuant to Section 4.2) may be either Class A Shares or Class B Shares, as determined by the Administrator in its sole discretion and set forth in the applicable award agreement, provided that in no event may the combined number of Class A Shares and Class B Shares issued under this Plan exceed the Share Limit set forth in Section 4.2. In addition, “Common Shares” as used herein shall also mean such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.

4.2 Aggregate Share Limit. The maximum number of Common Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1) 7,000,000 Common Shares, plus

(2) the number of Common Shares that were available for additional award grant purposes under the Corporation’s 2019 Performance Incentive Plan (the “2019 Plan”) as of the date of shareholder approval of this Plan (the “Shareholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2019 Plan as of the Shareholder Approval Date, plus

(3) the number of any shares subject to stock options and share appreciation rights granted under the 2019 Plan, the Corporation’s 2017 Performance Incentive Plan, the Corporation’s 2012 Performance Incentive Plan, or the Starz 2016 Omnibus Incentive Plan (collectively, the “Prior Plans”) and outstanding on the Shareholder Approval Date which expire, or for any reason are cancelled or terminated, after the Shareholder Approval Date without being exercised plus

(4) the number of any shares subject to restricted stock unit awards granted under the Prior Plans that are outstanding and unvested on the Shareholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation after the Shareholder Approval Date without having become vested. provided that in no event shall the Share Limit exceed 56,486,383 shares (which is the sum of the 7,000,000 shares set forth in clause (1) above, plus the number of shares available under the 2019 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to awards previously granted and outstanding under the Prior Plans as of the Effective Date).

4.3 Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

(a) The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 10,000,000 shares.

(b) Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(b). The maximum number of Common Shares subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $400,000; provided that this limit is $600,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board; and provided, further, that the limits set forth in this Section 4.3(b) shall not apply to retainer and meeting fees that the non-employee director may elect to receive in the form of either cash or shares. For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this

Lions Gate 2023 Proxy Statement A-3

Exhibit A

Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

4.4 Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a) Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b) To the extent that Common Shares are delivered pursuant to the exercise of a SAR or stock option granted under this Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a SAR relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be counted against the Share Limit with respect to such exercise.)

(c) Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award granted under this Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(d) In addition, shares that are exchanged by a participant or withheld by the Corporation after the Shareholder Approval Date as full or partial payment in connection with any award granted under the Prior Plans, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries after such date to satisfy the tax withholding obligations related to any award granted under the Prior Plans, shall be available for new awards under this Plan.

(e) To the extent that an award granted under this Plan is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f) In the event that Common Shares are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(g) The Corporation may not increase the Share Limit by repurchasing Common Shares on the market (by using cash received through the exercise of stock options or otherwise).

Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 4.3, Section 7 and Section 8.10.

4.5 No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1 Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The

A-4 Lions Gate 2023 Proxy Statement

Exhibit A

agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a Common Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Common Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise- intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3 Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a Common Share on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4 Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Shares, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.2 Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3 Deferrals and Settlements. Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Lions Gate 2023 Proxy Statement A-5

Exhibit A

5.4 Consideration for Common Shares or Awards. The purchase price (if any) for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third-party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned Common Shares;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Common Shares used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.5 Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Shares were made on the Exchange on that date, the closing price (in regular trading) of a Common Share as reported on said composite tape for the next preceding day on which sales of Common Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a Common Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Shares are no longer listed or are no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6 Transfer Restrictions.

5.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a) transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

A-6 Lions Gate 2023 Proxy Statement

Exhibit A

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7 International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that shareholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1 General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2 Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION

7.1 Adjustments.

(a) Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares; or any exchange of Common Shares or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Common Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b) Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

Lions Gate 2023 Proxy Statement A-7

Exhibit A

7.2 Corporate Transactions—Assumption and Termination of Awards.

(a) Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Shares (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Shares), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then- outstanding option and SAR shall become fully vested, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b) Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c) For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each Common Share subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the shareholders of the Corporation for each Common Share sold or exchanged in such event (or the consideration received by a majority of the shareholders participating in such event if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for a Common Share in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the shareholders participating in the event.

(d) The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e) In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f) Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

A-8 Lions Gate 2023 Proxy Statement

Exhibit A

(g) The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.3 Definition of Change in Control. With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding Common Shares of the Corporation (the “Outstanding Corporation Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then- outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a Parent, as defined above) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

8.	OTHER PROVISIONS

8.1 Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel

Lions Gate 2023 Proxy Statement A-9

Exhibit A

for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a) The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b) The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c) In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of July 7, 2023, the date of Board approval of this Plan (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

A-10 Lions Gate 2023 Proxy Statement

Exhibit A

8.6.3 Shareholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7 Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation, in each case notwithstanding any conflict of law provision of such jurisdiction to the contrary.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.

Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Shares (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

8.12 No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof)

Lions Gate 2023 Proxy Statement A-11

Exhibit A

of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13 Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14 Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Common Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

A-12 Lions Gate 2023 Proxy Statement

EXHIBIT B

LIONS GATE ENTERTAINMENT CORP.

USE OF NON-GAAP FINANCIAL MEASURES

This proxy statement presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the “Company,” “we,” “us” or “our”) that are not all financial measures defined by generally accepted accounting principles (“GAAP”). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization (“OIBDA”), adjusted for adjusted share-based compensation (“adjusted SBC”), purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill impairment and charges related to Russia’s invasion of Ukraine), when applicable.

•

Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for “purchase accounting and related adjustments”, described below.

•

Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.

•

COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.

•

Programming and content charges include certain charges as a result of changes in management and/or changes in programming and content strategy, which are included in direct operating expenses, when applicable.

•

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Total Segment Profit and Studio Business Segment Profit: We present the sum of our Motion Picture and Television Production segment profit as our “Studio Business” segment profit. Total segment profit and Studio Business segment profit, when presented outside of the segment information and reconciliations included in our consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

The Company believes the presentation of total segment profit and Studio Business segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Company’s

Lions Gate 2023 Proxy Statement B-1

Exhibit B

management and enables them to understand the fundamental performance of the Company’s businesses before non-operating items. Total segment profit and Studio Business segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company’s segments, both in total and for the Studio Business and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

B-2 Lions Gate 2023 Proxy Statement

Exhibit B

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF OPERATING INCOME (LOSS)

TO ADJUSTED OIBDA AND TOTAL SEGMENT PROFIT

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measures, Adjusted OIBDA and Total Segment Profit:

	Year Ended March 31,
	2022 Actual	2023 Plan	2023 Actual
	(Unaudited, amounts in millions)

Operating income (loss)	$9.0	$(2.2)	$(1,857.7)

Goodwill impairment (1)	—	—	1,475.0

Adjusted depreciation and amortization (2)	43.0	41.8	40.2

Restructuring and other (1)	16.8	20.5	411.9

COVID-19 related charges (benefit) (3)	(3.4)	—	(11.6)

Programming and content charges (4)	36.9	—	7.0

Charges related to Russia’s invasion of Ukraine (5)	5.9	—	—

Adjusted share-based compensation expense (6)	100.0	139.8	97.8

Purchase accounting and related adjustments (7)	194.0	180.2	195.5

Adjusted OIBDA	$402.2	$380.1	$358.1

Corporate general and administrative expenses	97.1	117.5	122.9

Total Segment Profit	$499.3	$497.6	$481.0

(1)	Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	Year Ended March 31,
	2022 Actual	2023 Plan	2023 Actual
	(Unaudited, amounts in millions)

Restructuring and other:

Content and other impairments (a)	$—	$—	$385.2

Severance (b)

Cash	4.6	—	18.0

Accelerated vesting on equity awards	—	—	4.2

Total severance costs	4.6	—	22.2

COVID-19 related charges included in restructuring and other (c)	1.1	—	0.1

Transaction and other costs (benefits) (d)	11.1	20.5	4.4

	$16.8	$20.5	$411.9

(a)

Media Networks Goodwill Impairment and Restructuring: In fiscal 2023, in the second quarter ended September 30, 2022, due to the macro and microeconomic conditions, including the competitive environment, continued inflationary trends and recessionary economies worldwide and its impact on the Company’s growth in subscribers worldwide, we began a plan to restructure our LIONSGATE+ business (formerly STARZPLAY International). This restructuring includes exiting the business in seven international territories (France, Germany, Italy, Spain, Benelux, the Nordics and Japan). Our Starz domestic operations have also been impacted by these current market conditions, and we have revised our subscriber growth and forecasted cash flow assumptions and implemented certain cost- saving measures. These changes in forecasted cash flow resulted in an impairment of $1.475 billion of goodwill related to the Media Networks segment in the second quarter ended September 30, 2022.

Lions Gate 2023 Proxy Statement B-3

Exhibit B

During the third quarter ended December 31, 2022, due to the continuing macro and microeconomic conditions which led to the LIONSGATE+ restructuring, we expanded our restructuring plan discussed above to identify additional cost-saving initiatives, which included a strategic review of content performance across Starz’s domestic and international platforms, resulting in certain programming being removed from those platforms and written down to fair value.

As a result of these restructuring initiatives, we recorded content impairment charges associated with impairment of programming related to the territories being exited and individual content abandonment upon removal of certain titles from the Starz platforms related to the Media Networks segment in the year ended March 31, 2023 of $379.3 million.

Other Impairments: Amounts in the fiscal year ended March 31, 2023 also include an impairment of an operating lease right-of-use asset related to the Studio business and corporate facilities associated with a portion of a facility lease that will no longer be utilized by the Company. The impairment reflects a decline in market conditions since the inception of the lease impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease asset, and the carrying value.

(b)	Severance costs were primarily related to the restructuring activities and other cost-saving initiatives.

(c)

Amounts represent certain incremental general and administrative costs associated with the COVID-19 global pandemic, such as costs related to transitioning the Company to a remote-work environment, costs associated with return-to-office safety protocols, and other incremental general and administrative costs associated with the COVID-19 global pandemic.

(d)

Transaction and other costs in the year ended March 31, 2023 and 2022 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs and benefits associated with certain legal matters. In the year ended March 31, 2023, these amounts include a benefit of $11.0 million for a settlement of a legal matter related to the Media Networks segment.

(2)

Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Year Ended March 31,
	2022 Actual	2023 Plan	2023 Actual
	(Unaudited, amounts in millions)

Depreciation and amortization	$177.9	$172.0	$180.3

Less: Amount included in purchase accounting and related adjustments	(134.9)	(130.2)	(140.1)

Adjusted depreciation and amortization	$43.0	$41.8	$40.2

(3)

Amounts represent the incremental costs included in direct operating expense and distribution and marketing expense resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries. During the fiscal years ended March 31, 2023 and 2022, the Company has incurred a net benefit in direct operating expense due to insurance recoveries in excess of the incremental costs expensed in the period. These charges (benefits) are excluded from segment operating results.

(4)

Amounts represent certain unusual programming and content charges. In the fiscal year ended March 31, 2023, the amounts represent development costs written off as a result of changes in strategy across the Company’s theatrical slate in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. In the fiscal year ended March 31, 2022, the amounts represent impairment charges recorded as a result of a strategic review of original programming on the STARZ platform, which identified certain titles with limited viewership or strategic purpose which were removed from the STARZ service and abandoned by the Media Networks segment. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the consolidated statement of operations.

(5)

Amounts represent charges related to Russia’s invasion of Ukraine, primarily related to bad debt reserves for accounts receivable from customers in Russia, included in direct operating expense in the consolidated statements of operations, and excluded from segment operating results.

(6)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Year Ended March 31,
	2022 Actual	2023 Plan	2023 Actual
	(Unaudited, amounts in millions)

Total share-based compensation expense	$100.0	$139.8	$102.0

Less: Amount included in restructuring and other (a)	—	—	(4.2)

Adjusted share-based compensation	$100.0	$139.8	$97.8

(a)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

B-4 Lions Gate 2023 Proxy Statement

Exhibit B

(7)

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Year Ended March 31,
	2022 Actual	2023 Plan	2023 Actual
	(Unaudited, amounts in millions)

Purchase accounting and related adjustments:

Direct operating	$0.4	$0.2	$0.7

General and administrative expense (a)	58.7	49.8	54.7

Depreciation and amortization	134.9	130.2	140.1

	$194.0	$180.2	$195.5

(a)   These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The earned distributions related to 3 Arts Entertainment represent the 3 Arts Entertainment noncontrolling equity interest in the earnings of 3 Arts Entertainment and are reflected as an expense rather than noncontrolling interest in the consolidated statement of operations due to the relationship to continued employment.

	Year Ended March 31,
	2022 Actual	2023 Plan	2023 Actual
	(Unaudited, amounts in millions)

Amortization of recoupable portion of the purchase price	$7.7	$7.7	$7.7

Noncontrolling interest discount amortization	22.7	13.2	13.2

Noncontrolling equity interest in distributable earnings	28.3	28.9	33.8

	$58.7	$49.8	$54.7

Lions Gate 2023 Proxy Statement B-5

LIONS GATE ENTERTAINMENT CORP. ATTN: INVESTOR RELATIONS 2700 COLORADO AVENUE SANTA MONICA, CA 90404 USA VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 27, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 27, 2023. Have your proxy card in hand when you call and then follow the instructions. TABLET OR SMARTPHONE Scan this QR code to vote with your tablet or smartphone. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Whether or not you plan on attending the Meeting, you are urged to vote these shares by completing and returning this proxy card by mail or transmitting your voting instructions electronically via the Internet or by telephone. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V24542-P99345 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LIONS GATE ENTERTAINMENT CORP. The Board of Directors recommends that you vote FOR the following director nominees: For Withhold 1. Election of Directors 1a. Michael Burns 1b. Mignon Clyburn 1c. Gordon Crawford 1d. Jon Feltheimer 1e. Emily Fine 1f. Michael T. Fries 1g. John D. Harkey, Jr. 1h. Susan McCaw 1i. Yvette Ostolaza 1j. Mark H. Rachesky, M.D. 1k. Daryl Simm 1l. Hardwick Simmons 1m. Harry E. Sloan The Board of Directors recommends that you vote FOR proposals 2 and 3: For Withhold 1. Appointment of Auditors: To reappoint Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2024 at a remuneration to be determined by the Audit & Risk Committee. See the section entitled "Proposal 2: Re-Appointment of Independent Registered Public Accounting Firm" in the Notice and Proxy Statement. For Against Abstain 1. Advisory Vote on Executive Compensation: To pass a non-binding advisory resolution to approve the compensation paid to the Company's Named Executive Officers. See the section entitled "Proposal 3: Advisory Vote to Approve Executive Compensation" in the Notice and Proxy Statement. The Board of Directors recommends you vote 1 Year on proposal 4: 1 Year 2 Years 3 Years Abstain 2. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation: To pass a non-binding advisory resolution to approve the frequency of future advisory resolutions to approve the compensation of the Company's Named Executive Officers. See the section entitled "Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation" in the Notice and Proxy Statement. The Board of Directors recommends that you vote FOR proposal 5: For Against Abstain 3. Lions Gate Entertainment Corp. 2023 Performance Incentive Plan: To approve the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan. See the section entitled: "Proposal 5: Approval of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan" in the Notice and Proxy Statement. For Against Abstain 4. Vote on a Shareholder Proposal: To request that the Board of Directors of the Company take all reasonable and necessary steps (excluding those steps that must be taken by shareholders) to adopt a plan of arrangement or other recapitalization plan that would eliminate the dual-class share structure of the Company and any subsidiary or company that it intends to separate into a new public company, and to ensure that each outstanding share of common stock has one vote. See the Section entitled: Proposal 6. Shareholder Proposal in the Notice and Proxy Statement. Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any continuations, adjournments or postponements thereof. Authorized Signature(s) Sign Here This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by the Board of Directors. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General and Special Meeting of Shareholders to be held on November 28, 2023: The Notice and Proxy Statement and 2023 Annual Report are available at http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements. You can also view these materials at www.proxyvote.com by using the control number. PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. Detach here from proxy voting card V24543-P99345 LIONS GATE ENTERTAINMENT CORP. 250 Howe Street, 20th Floor Vancouver, British Columbia V6C 3R8 THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANYS BOARD OF DIRECTORS CLASS A VOTING SHARES The undersigned holder of Class A Voting Shares of Lions Gate Entertainment Corp., a British Columbia corporation (the Company), hereby appoints Michael Burns, Jon Feltheimer, James W. Barge, Bruce Tobey, Adrian Kuzycz and Kimberly Burns, and each of them, or in the place of the foregoing, (print name), as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the Class A Voting Shares of the Company that the undersigned is entitled to vote at the 2023 Annual General and Special Meeting of Shareholders of the Company (the Meeting), to be held at the Companys head office in Canada at Dentons Canada LLP, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8, Canada, on Tuesday, November 28, 2023, beginning at 1:00 p.m., local time, or at any continuations, adjournments or postponements thereof. Notes to proxy: 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Meeting or any continuation, adjournment or postponement thereof. If the shareholder does not want to appoint the persons named in this instrument of proxy as the shareholder's proxy, he/she should strike out his/her name and insert in the blank space provided the name of the person he/she wishes to act as his/her proxy. Such other person need not be a shareholder of the Company (see above). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Company to the holder. 5. The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder. If the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, if you do not specify how to vote in respect to any matter, your proxyholder is entitled to vote the shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized an officer or director of the Company to act as your proxyholder, this proxy will be voted as recommended by the Board of Directors. In particular, if your proxy does not specify how to vote, this proxy will be voted FOR all nominees in proposal 1, FOR proposals 2, 3 and 5, "ABSTAIN" on proposal 6, and "ONE YEAR" on proposal 4. 6. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the notice of meeting or other matters that may properly come before the Meeting or any continuation, adjournment or postponement thereof. 7. This proxy should be read in conjunction with the accompanying documentation provided by the Company. 8. The deadline for the deposit of this proxy may be waived or extended by the Chair of the Meeting at his or her discretion. (Continued, and to be marked, dated and signed, on the other side)